UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

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MOLSON COORS BEVERAGE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Molson Coors Beverage Company Stockholders,

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (Annual Meeting), which will be held on Wednesday, May 14, 2025, at 8:00 a.m., Eastern Daylight Time, at the Marriott Montréal Château Champlain, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada. Molson Coors Beverage Company (Molson Coors, Company, MCBC, we, us or our) traditionally alternates its annual meetings between its two principal executive offices in Montréal, Québec, and Golden, Colorado.

The attached 2025 Notice of Annual Meeting and Proxy Statement explains our voting procedures, describes the business we will conduct at the Annual Meeting, and provides information about our Company that you should consider when you vote your shares.

2024 – A Year of Progress(1)

It was another year of progress for Molson Coors. We continued to advance our strategy, again delivered strong bottom-line growth and cash flow, and returned approximately $1 billion to shareholders.

Our top-line declined 0.6%, on a constant currency basis, amid a challenging macro environment that contributed to a turbulent year for the beer industry. These results were better than our revised 2024 guidance, which had been reduced following softness in the U.S. beer industry during our peak selling season.

Geoffrey E. Molson Chair	David S. Coors Vice Chair

With strong brands, a highly-cash generative business model, and a healthy balance sheet, we believe we can continue to invest in our business to achieve long-term financial growth and our strategic goals, while also returning cash to shareholders through a growing dividend and meaningful share repurchases.

Still, we delivered our third consecutive year of bottom-line growth. Supported by margin expansion, we achieved underlying income before income tax growth of 5.6%, on a constant currency basis, above the midpoint of our reaffirmed 2024 guidance. Coupling this performance with a lower underlying effective tax rate and incremental share repurchases, underlying diluted earnings per share grew even faster, up 9.8%, well exceeding 2024 guidance.

Operationally, we continued to support our key brands globally.

In the U.S., we retained a substantial portion of our sizeable share gains from 2023 and earned substantial levels of shelf space for our core power brands – Coors Light, Miller Lite and Coors Banquet.

In Canada, we achieved incredible growth broadly across all price segments of our portfolio. Coors Light was the number one light beer in Canada, and we continued to premiumize fueled by Miller Lite, one of the fastest growing above premium brands in the market, as well as our flavor portfolio.

(1)	Please refer to our Annual Report on Form 10-K filed on February 18, 2025 for more information regarding our performance and financial results for the year ended December 31, 2024 and comparisons to prior periods. This letter refers to certain non-generally accepted accounting principles (GAAP) financial measures, including constant currency, underlying income before income tax; underlying effective tax rate, underlying earnings per share, net debt; and net debt to underlying earnings before interest, taxes, depreciation, and amortization (underlying EBITDA). See Annex A for definitions of these non-GAAP financial measures and reconciliations to the applicable most directly comparable GAAP measures.

And in EMEA & APAC, we continued to premiumize off a high base supported by one of our most successful innovations in decades, Madrí Excepcional.

Across the organization, we continued to refine our operations to remove lower-margin operations and complexity, which included the wind down and ultimate exit of the majority of our contract brewing volume by year end in the Americas and our regional craft business in the U.S. This allows us to increase focus and investment in areas that we expect will drive long-term sustainable, profitable growth.

Given the highly-cash generative nature of our business, we were able to deploy approximately $720 million in incurred capital primarily to support enhanced capabilities, productivity improvements and cost savings, including completing the modernization of our Golden Colorado brewery. And, under our string of pearls approach to M&A, we increased our investment in the energy drink ZOA to a majority stake, helping to advance our premiumization priorities and non-alcoholic beverages initiatives.

We also continued to further improve the health of our balance sheet. We reduced our net debt to underlying EBITDA ratio to 2.09, which remains in alignment with our long-term target of less than 2.5x.

Additionally, we returned significant cash to our shareholders. We again raised our dividend in 2024, increasing it by 7%, and executed our up to $2 billion share repurchase program at a rapid pace. Given both our enhanced financial flexibility and confidence in our outlook for the business, as of year-end we had already executed approximately 40% of this up to five-year plan since it was announced in October 2023.

As one of the world’s largest global beverage companies, we have a long history of growing sustainably and during 2024 we continued to make progress against our sustainability goals. In 2024 we completed construction and began commissioning our G150 project to modernize our largest brewery in Golden, Colorado. The new equipment — from fermentation and maturation tanks to filtration and beer delivery systems — is expected be more efficient, cut down on beer loss, and reduce water and energy consumption. In 2024, the UK business similarly began a multi-year, $125 million plus modernization program that is aimed at improving brewing and packaging capability, increasing efficiency, and reducing energy consumption.

Looking Ahead – Confident in our Medium-Term Growth Algorithm

As we look ahead, we believe we have clear plans to accelerate our progress by further strengthening our core power brands and building on the premiumization successes in EMEA & APAC and Canada with expanded plans for the U.S. From targeted plans in beer for Peroni and the Blue Moon family to exciting new opportunities in beyond beer non-alcoholic beverages, including ZOA and our new strategic partnership with Fever-Tree, the world's leading supplier of premium carbonated mixers, we are continuing to change the shape of our portfolio to meet consumer needs.

With strong brands, a highly-cash generative business model, and a healthy balance sheet, we believe we can continue to invest in our business to achieve long-term financial growth and our strategic goals, while also returning cash to shareholders through a growing dividend and meaningful share repurchases.

As always, we would like to thank our over 16,000 dedicated employees, our valued partners, and our best-in-class and supportive customer network. Without them, none of this would be possible.

We look forward to welcoming you to the Annual Meeting and encourage you to review our proxy materials and the voting instructions on the following pages to ensure that your shares are represented. On behalf of all of us at Molson Coors, we thank you for your continued support.

Sincerely,

Geoffrey E. Molson Chair	David S. Coors Vice Chair

April 2, 2025

Special Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

Statements that refer to, among other things, projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. In addition, statements that we make in this Proxy Statement that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” “implies,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking and other statements in this Proxy Statement regarding our environmental and sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission (SEC).

Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and those described from time to time in our past and future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Time and Date May 14, 2025 8:00 a.m., Eastern Daylight Time	Place Marriott Montréal Château Champlain 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada	Record Date March 21, 2025

The 2025 Annual Meeting of Stockholders (Annual Meeting) of Molson Coors Beverage Company (Company, MCBC, we, us or our) will be held for the following purposes:
Proposals	Items of Business	Board Voting Recommendations
	To elect the 14 director nominees identified in the accompanying Proxy Statement.	Vote each of the Nominees
To approve, in a non-binding advisory vote, the compensation of the named executive officers (NEOs).
To approve the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

And to transact such other business as may be brought properly before the Annual Meeting and any and all adjournments or postponements thereof.

Please Note: The Annual Meeting is expected to last less than 30 minutes.

Record Date

Stockholders of record at the close of business on March 21, 2025 (Record Date) are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof.

For a detailed description of our classes of stock and the exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and our wholly owned indirect subsidiary, please refer to the “Questions and Answers” section of this Proxy Statement.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting, upon request, for the 10 days prior to the Annual Meeting at either of our principal executive offices located at P.O. Box 4030, BC555, Golden, Colorado 80401 USA and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, H3C 2M1 Canada.

Notice of Internet Availability of Proxy Materials

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting on or about April 2, 2025. The Notice of Internet Availability will explain how to access our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and how to vote.

Voting Your Shares

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, your vote is important to us. We urge you to review our proxy materials and promptly submit your proxy/voting instructions by telephone or via the internet, or mark, sign, date and return the proxy/voting instruction card in the envelope provided, so that your shares will be represented and voted at the Annual Meeting, even if you cannot personally attend.

Thank you for your interest in our Company. We look forward to seeing you at the Annual Meeting.

By order of our Board of Directors, Molson Coors Beverage Company

Dated: April 2, 2025

Natalie Maciolek
Chief Legal & Government Affairs Officer and Secretary

The Board of Directors (Board) of Molson Coors Beverage Company (Molson Coors, Company, MCBC, we, us or our) is furnishing this Proxy Statement in connection with the solicitation of proxies for use at the 2025 Annual Meeting of Stockholders (Annual Meeting), which will be held on May 14, 2025, at 8:00 a.m., Eastern Daylight Time, at the Marriott Montréal Château Champlain, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada. The proxies may also be voted at any adjournments or postponements of the Annual Meeting.

We have dual principal executive offices located at P.O. Box 4030, BC555, Golden, Colorado 80401 USA and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, H3C 2M1 Canada (Principal Executive Offices).

We will begin mailing a Notice of Internet Availability of Proxy Materials for the Annual Meeting, containing instructions on how to access our proxy materials and vote, on or about April 2, 2025.

Advance Voting Methods

Even if you plan to attend the Annual Meeting, please vote right away using one of the following voting methods (see the “Questions and Answers” section of this Proxy Statement for additional details). Make sure to have your proxy/voting instruction card in hand and follow the instructions.

You can vote in advance in one of the following three ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your proxy/voting instruction card	Call the telephone number listed on your proxy/voting instruction card	Sign, date and return your proxy/voting instruction card in the enclosed envelope

All properly executed proxies delivered by mail, and all properly completed proxies submitted via the Internet or by telephone that are delivered pursuant to this solicitation, will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is properly revoked prior to completion of voting at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2025

The Notice of Annual Meeting, this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Annual Report) are available at  www.proxyvote.com.

2025 Proxy Statement	| 1

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Overview of Voting Matters and Board Recommendations

Proposals	Items of Business	Recommendation	Page of Proxy
	Election of 14 director nominees (Proposal No. 1)	all director nominees	10
	Advisory approval of named executive officer (NEO) compensation (Proposal No. 2)		53
	Approval of amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan (Proposal No. 3)		87
	Ratification of appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 4)		96

2 |	2025 Proxy Statement

PROXY SUMMARY

Corporate Governance Highlights — Page 27

We are committed to strong corporate governance, sustainability and the accountability of our Board and our senior management team to our stockholders. Highlights of our corporate governance program include:

Recent Board refreshment efforts, in part as a result of stockholder dialogue, which has resulted in six new directors since May 2020, assuming Mr. Cocks is elected at the Annual Meeting and not including Peter J. Coors’ previous service on the Board

Independent director member of the Governance Committee (the Independent Governance Committee Member) chairs regular executive sessions of the independent directors, conducts one-on-one meetings with all directors to gather feedback on the Board’s performance and effectiveness, and reviews and approves Board and committee agendas with the Board’s Chair and Vice Chair

Third party Board effectiveness assessment conducted in 2024-2025, and regular discussions and feedback aimed at enhancing Board and committee effectiveness	Regular Board and committee review of our significant sustainability, corporate citizenship, social responsibility, environmental matters, and public policy issues
Separation of our Chief Executive Officer (CEO) and Board Chair positions	Ongoing review and annual assessment of Board composition and refreshment matters
Active stockholder engagement	Significant director and executive officer stock ownership requirements
Robust director orientation and continuing education programs	Strong anti-pledging policy and prohibition on hedging and short sales
Annual advisory vote by Class A and Class B stockholders, voting together as a single class, to approve the compensation of our named executive officers (NEOs)	Annual election of all directors
Independent Audit, Compensation and Human Resources (Compensation & HR) and Finance committees	Majority independent Board

2025 Proxy Statement	| 3

PROXY SUMMARY

Director Nominee Highlights — Page 10

2025 Nominees For Class A Directors

NAME	AGE(1)	DIRECTOR SINCE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP(S)	INDEPENDENT

David S. Coors	43	2020	Executive Chairman, Coors Spirits Co.	Governance
Peter J. Coors	48	—	Director of Capital Projects – G150 Project	— (2)
Mary Lynn Ferguson-McHugh	65	2015	Former CEO, Family Care and New Business, The Procter & Gamble Company	Compensation & HR
Gavin D.K. Hattersley	62	2019	President and CEO, Molson Coors	None
Andrew T. Molson	57	2005	Partner and Chairman, AVENIR GLOBAL	Governance
Geoffrey E. Molson	54	2009	General Partner, President and CEO, CH Group Limited Partnership	Governance
Nessa O’Sullivan	60	2020	Former CFO and Executive Director, Brambles Limited	Audit; Finance
H. Sanford Riley	74(3)	2005	President and CEO, Richardson Financial Group Limited	Compensation & HR; Governance
Jill Timm	51	2023	CFO, Kohl’s Corporation	Audit; Technology; Finance
Leroy J. Williams, Jr.	60	2022	CEO, CyberTekIQ, LLC	Audit; Technology; Finance
James “Sandy” A. Winnefeld, Jr.	68	2020	National Security and Business Consultant	Audit; Technology; Compensation & HR

4 |	2025 Proxy Statement

PROXY SUMMARY

2025 Nominees For Class B Directors

NAME	AGE(1)	DIRECTOR SINCE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP(S)	INDEPENDENT

Christian “Chris” P. Cocks	51	—	Chief Executive Officer, Hasbro, Inc.	—(4)
Roger G. Eaton	64	2012	Former CEO of KFC, a division of Yum! brands	Audit; Finance
Charles M. Herington	65	2005	Chief Operating Officer, Vice Chairman and President of Global Operations, Zumba Fitness, LLC	Audit; Finance

(1)	Age as of the Record Date (as defined herein).
(2)	If elected to the Board, it is expected that Peter J. Coors will be a member of the Governance Committee and the Class A-C Nominating Subcommittee.
(3)	Upon the recommendation of the members of the Governance Committee other than Mr. Riley, the Board approved a limited exception to its retirement age policy for Mr. Riley. See the “Board Composition and Refreshment” section of this Proxy Statement for more information regarding this exception and our director retirement policy in general. In addition, Mr. Riley was previously a Class B director but was nominated as a Class A director for election at the Annual Meeting.
(4)	If elected to the Board, it is expected that Mr. Cocks will be a member of the Compensation & HR Committee, the Audit Committee and the Technology Subcommittee.

2025 Director Nominee Snapshot

Skills and Experience

11/14	5/14	9/14	12/14	13/14	11/14	10/14
Senior Executive Leadership	Accounting / Financial Reporting	Finance / Capital Allocation	Brand Management / Marketing	Consumer Goods Industry	Innovation	Digital / e-Commerce

5/14	12/14	12/14	12/14	11/14	5/14
Technology	International	Supply Chain / Operations	Strategic Transactions / Mergers & Acquisitions	Human Capital Management	Regulatory and Government Affairs

2025 Proxy Statement	| 5

PROXY SUMMARY

2024 Compensation Highlights – Page 54

Executive Compensation Philosophy

We ask our stockholders annually to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs. We provide our NEOs with short- and long-term compensation opportunities that encourage increasing Company performance to enhance stockholder value while avoiding excessive risk-taking. We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of corporate and individual performance goals over both short- and long-term periods. The Compensation & HR Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. Our Board, primarily through the Compensation & HR Committee, defines and oversees our executive compensation program, which is based on a pay-for-performance philosophy and is designed to accomplish the following goals:

Pay for Performance	Compensation Competitive with the Market	Every Compensation Element Should Serve a Purpose

Executive Compensation Governance Practices

Tie a significant portion of compensation to performance	Design our executive compensation program to encourage excessive risk taking
Use a balance of short- and long-term incentive awards with diverse performance metrics for both	Re-price stock options without stockholder approval
Award incentive compensation subject to clawback policies	Provide excise tax gross ups to executives
Consider peer group and comparable industry data in setting compensation	Allow hedging of Company stock
Establish significant executive and director stock ownership guidelines and evaluate compliance annually	Award excessive perquisites
Retain an independent compensation consultant	Offer excessive change in control or severance benefits
Actively engage with investors regarding executive compensation and governance practices	Pay dividends or dividend equivalents prior to vesting of stock awards
Pay dividends or dividend equivalents on stock options

6 |	2025 Proxy Statement

PROXY SUMMARY

Executive Compensation Performance Measures & Results

Performance Measures

Collectively, the metrics for our short- and long-term incentive programs drive our executive team to focus on earning more, using less, and investing wisely. The performance measures are explained in detail below.

Business Goal	Performance Measures(1),(2)	Drivers

Earn More
●
Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes
●
Underlying Free Cash Flow (FCF)
●
Underlying Net Sales Revenue (NSR) and Cumulative Underlying NSR
●
Relative Total Shareholder Return (TSR)
● Build extraordinary brands ● Strengthen customer excellence ● Drive disruptive growth
Use Less	● Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes ● Underlying FCF ● Cumulative Underlying Earnings Per Share ● Relative TSR	● Drive synergies and cost savings ● Increase productivity ● Increase efficiency of spend

Invest Wisely	● Underlying Income Before Income Taxes and Cumulative Underlying Income Before Income Taxes ● Underlying FCF ● Cumulative Underlying Earnings Per Share ● Relative TSR	● Brand-led growth opportunities ● Strengthen balance sheet ● Drive shareholder return

2025 Proxy Statement	| 7

PROXY SUMMARY

Molson Coors Incentive Plan (MCIP) and Performance Share Unit (PSU) Metrics and Highlights

2024 MCIP Metric (Weight)(1),(2)	2024 Highlights
Underlying Income Before Income Taxes (45%)

The Enterprise achieved above target level performance on Underlying Income Before Income Taxes

The Americas Business Unit achieved above target level performance on Underlying Income Before Income Taxes

The EMEA&APAC Business Unit achieved above target level performance on Underlying Income Before Income Taxes

Underlying FCF (18%)

The Enterprise achieved above target level performance on Underlying FCF

The Americas Business Unit achieved above target level performance on Underlying FCF

The EMEA&APAC Business Unit achieved above threshold level performance on Underlying FCF

Underlying NSR (27%)

The Enterprise achieved above threshold level performance on Underlying NSR

The Americas Business Unit achieved above threshold level performance on Underlying NSR

The EMEA&APAC Business Unit achieved above threshold level performance on Underlying NSR

People & Planet Scorecard (10%)	We made progress on our People & Planet metrics with generally positive results.

2022 to 2024 PSU Metric(1),(3)	2022 to 2024 Highlights
Relative TSR

Relative TSR over the three-year performance period was above the 75th percentile relative to the companies in the S&P 500 Consumer Staples Index at the end of the performance period, which achieved maximum level performance.

Cumulative Underlying Income Before Income Taxes	We achieved above target level performance on 2022-2024 Cumulative Underlying Pre-Tax Income.
Cumulative Underlying NSR	We achieved above target level performance on 2022-2024 Cumulative Underlying NSR.

(1)	Performance measures, with the exception of the People & Planet Scorecard and Relative TSR, are non-GAAP financial measures. See “2024 MCIP Performance Metrics” and “Long-Term Incentive (LTIP) Results” in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement for definitions of these non-GAAP financial measures.
(2)	See “Annual Incentives” and “Long-Term Incentives” sections of this Proxy Statement for further information about our MCIP, LTIP and actual performance.
(3)	These PSUs were granted in 2022 for the 2022-2024 performance period. Each of our NEOs other than Ms. Maciolek (who joined the Company in 2023) received these awards. Mr. Yeskov’s award was forfeited upon his termination of employment with the Company on December 31, 2024.

8 |	2025 Proxy Statement

PROXY SUMMARY

Named Executive Officers (NEOs) for 2024

Gavin D.K. Hattersley	Tracey I. Joubert	Michelle St. Jacques	Natalie Maciolek	Sergey Yeskov
President and CEO	Chief Financial Officer (CFO)	Chief Commercial Officer	Chief Legal & Government Affairs Officer and Secretary	Former President & CEO of Molson Coors EMEA&APAC(1)

(1)	Mr. Yeskov departed the Company effective October 17, 2024 and was on garden leave until December 31, 2024 at which time his employment with the Company terminated.

MCIP and PSU Performance Results

	Incentive Plan
	2024 Enterprise MCIP	2024 Americas MCIP	2024 EMEA&APAC MCIP	2022 to 2024 PSUs

Affected NEOs	Hattersley, Joubert, Maciolek	St. Jacques	Yeskov	Hattersley, Joubert, St. Jacques
Performance Result	97%	94%	101%	175%

2025 Proxy Statement	| 9

At the Annual Meeting, the holders of the Class A common stock and the Special Class A voting stock (as instructed by the holders of Class A exchangeable shares) (collectively, the Class A Holders) may not cast votes for a greater number of director nominees than the 11 Class A nominees named in this Proxy Statement, and the holders of the Class B common stock and the Special Class B voting stock (as instructed by the holders of the Class B exchangeable shares) (collectively, the Class B Holders) may not cast votes for a greater number of director nominees than the three Class B nominees named in this Proxy Statement. Each of the director nominees has consented to serve if elected. If any nominee becomes unavailable to serve as a director, a substitute nominee may be designated. In that case, the individuals named as proxies will vote for the substitute nominees designated.

When determining the appropriate size of the Board, one objective is to fix a size that facilitates substantive discussions by the whole Board in which each director can participate meaningfully. Our Board has currently set the number of directors at 15, consisting of 12 Class A directors and three Class B directors. However, only 14 directors are being nominated for election at the Annual Meeting, leaving one Class A director vacancy, which must be held by a member of management according to our Restated Certificate of Incorporation, as amended to date (Restated Certificate of Incorporation). Our Board does not currently plan to fill this Class A director vacancy.

Peter H. Coors was not re-nominated for election as a director at the Annual Meeting by the Class A-C Nominating Subcommittee. Further, as previously disclosed, in March 2025, Julia M. Brown notified the Board of her intent to retire as a Class A Director of the Company effective upon the end of her term at the Annual Meeting, allowing her to devote more time to her global philanthropic work.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended and restated to date (Bylaws) allow for our Board to change its size by resolution which must be approved by at least two-thirds of the authorized number of directors (including vacancies). However, any decrease in the number of directors to less than 15 must be approved by the holders of the Class A common stock and Special Class A voting stock, voting together as a class. In addition, any increase in the number of directors must be divisible by three, with one-third of such new directorships to be filled by the Governance Committee, one-third of such directorships to be filled by the Class A-C Nominating Subcommittee, and one-third of such directorships to be filled by the Class A-M Nominating Subcommittee.

The following summaries set forth certain biographical information regarding each director nominee, including the particular knowledge, qualifications or areas of expertise considered for nomination to our Board. For more information on how the nominees are selected, please refer to the “Nomination Process” section of this Proxy Statement.

10 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Board Skills & Experience Matrix

This table provides a summary view of the qualifications and experience of each director nominee.

Skills & Experience	Christian “Chris” P. Cocks	David S. Coors	Peter J. Coors	Roger G. Eaton	Mary Lynn Ferguson-McHugh	Gavin D.K. Hattersley	Charles M. Herington	Andrew T. Molson	Geoffrey E. Molson	Nessa O’Sullivan	H. Sanford Riley	Jill Timm	Leroy J. Williams, Jr.	James “Sandy” A. Winnefeld, Jr.
Senior Executive Leadership	●			●	●	●	●	●	●	●	●	●	●
Accounting / Financial Reporting				●		●	●			●		●
Finance / Capital Allocation	●		●	●		●	●			●	●	●	●
Brand Management / Marketing	●	●	●	●	●	●	●	●	●	●	●	●
Consumer Goods Industry	●	●	●	●	●	●	●	●	●	●	●	●	●
Innovation	●	●	●	●	●	●	●	●	●			●	●
Digital / e-Commerce	●	●		●	●	●	●	●		●		●	●
Technology	●									●		●	●	●
International	●	●		●	●	●	●	●	●	●	●		●	●
Supply Chain / Operations	●	●	●	●	●	●	●			●	●	●	●	●
Strategic Transactions / Mergers & Acquisitions	●	●		●	●	●	●	●	●	●	●	●	●
Human Capital Management	●			●	●	●	●	●	●	●	●		●	●
Regulatory and Government Affairs					●	●		●			●			●

2025 Proxy Statement	| 11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Skills & Experience Description

Senior Executive Leadership	Accounting / Financial Reporting	Finance / Capital Allocation	Brand Management / Marketing	Consumer Goods Industry

Directors who hold or have held current or former C-suite executive positions or similar leadership positions possess an understanding of management’s perspective, while providing effective oversight of management, and help provide a practical understanding of complex organizations like Molson Coors.

Directors with experience in accounting and financial reporting are important to ensure oversight of the integrity of our financial reporting, appropriate evaluation of our financial statements, compliance with legal and regulatory requirements, and the effectiveness of our internal controls.

Directors with experience allocating capital for large and complex enterprises and large-scale financial analysis and decision making are critical to the Board’s considerations of issues including cost rationalization and management and long-term strategic planning.

Directors with experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation can positively impact our results, including by helping us understand and anticipate evolving marketing platforms and practices.

Directors with experience in dealing with consumers, particularly in the areas of producing and selling products or services to consumers, provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends.

Innovation	Digital / e-Commerce	Technology	International	Supply Chain / Operations

Directors with experience in identifying, developing, and marketing new products, as well as identifying new areas for existing products, are critical in helping us continue to develop and deploy successful products to meet the demands and preferences of our consumers.

Directors with digital platform and new media experience, including expertise in e-commerce and mobile platform, provide us with perspective on emerging technologies and the evolution of fast-paced technology, and help improve efficiency and productivity through oversight of the selection and implementation of new technologies to enhance business operations, marketing, and selling.

Directors who have experience and/or expertise in information technology (IT) or cybersecurity, provide helpful oversight of technology, information security, and cybersecurity matters, as well as our IT strategy and actions to leverage the opportunities and mitigate related risks, and help us review technology and industry trends and evaluate their potential impacts on our business.

Directors with global or international work or management experience provide us with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities, which help support key strategic decision-making and maximizing growth opportunities in our international markets.

Directors with supply chain strategy and execution experience across a large, complex enterprise, including procurement, demand and supply planning, logistics, and manufacturing, offer valuable insights into supply chain execution and provide guidance to assist the Company in executing its strategic priorities and help provide effective oversight of our global operations and supply chain.

Human Capital Management	Strategic Transactions / Mergers & Acquisitions	Regulatory / Government

Directors who have experience managing a large, global workforce and executives offer valuable perspective for employee health and safety, work environment and culture, talent development and compensation and benefits, and help us create a strong culture with a highly engaged workforce to drive our business forward.

Directors who have experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration, help provide guidance and oversight as we implement our strategy.

Directors with regulatory, government and public policy experience, whether as members of the government or through extensive interactions with government leaders, policy-makers, and regulatory agencies, can help us recognize, identify, and understand the key issues we face in a global economy increasingly affected by the role of governments and regulators, which is particularly helpful during times of increased volatility, activity, and uncertainty in global politics and economics.

12 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

2025 Nominees for Class A Directors

David S. Coors Age 43	KEY QUALIFICATIONS

As a fifth-generation member of the Coors family, David Coors brings to the Board extensive knowledge of the Company's history and culture, expertise in the beer business both domestically and internationally, and the unique perspective of a long-term, highly committed stockholder. As the leader of Coors Spirits Co. and former Vice President of Next Generation Beverages, as well as holding other commercial sales and marketing positions, he brings experience and strategic direction as we enter new product segments as part of our overall business growth strategy.

PROFESSIONAL EXPERIENCE

Molson Coors (2010 – Present)

●
Executive Chairman, Coors Spirits Co., Molson Coors (2023 – Present)
●
Vice President, Next Generation Beverages, Molson Coors (2019 – 2023)
●
Senior Director, Global Craft and Retail (2017 – 2018)
●
General Manager, Australasia (2013 – 2016)
●
Various management positions (2010 – 2013)

Director Since: 2020 Board Vice Chair Since: May 2023
Committee(s): Governance Committee (Chair)	OTHER EXPERIENCE
Other For-Profit Boards: ● Board of Directors, Adolph Coors Company LLC ● Director, The Yuengling Company LLC, a joint venture between Molson Coors and a D.G. Yuengling & Son, Inc. affiliate

SKILLS & EXPERIENCE

2025 Proxy Statement	| 13

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Peter J. Coors Age 48	KEY QUALIFICATIONS

As a fifth-generation member of the Coors family, Peter J. Coors brings to the Board extensive knowledge of the Company's history and culture and the unique perspective of a long-term, highly committed stockholder. As a master brewer, he brings a business background in the beer industry, and a deep knowledge of malting, brewing, and packaging. He also offers a strong perspective, leadership and expertise in the U.S. beer business and integrated supply chain matters.

PROFESSIONAL EXPERIENCE

Molson Coors (2001 – Present)

●
Director of Capital Projects – G150 Project (2020 – Present)
●
Senior Manager of Quality Assurance (2018 – 2019)
●
Senior Manager of International Craft Development (2016 – 2018)
●
Brewery Manager, MillerCoors LLC (n/k/a Molson Coors Beverage Company USA LLC), our U.S. business (2014 – 2016)
●
Trade and Consumer Quality Manager, MillerCoors LLC (2011 – 2014)
●
Various management positions, Molson Coors, MillerCoors LLC and Coors Brewing Company (2001 – 2011)

Director Nominee

SKILLS & EXPERIENCE	OTHER EXPERIENCE
Former U.S. Public Company Boards: ● Molson Coors Beverage Company (NYSE: TAP) (2015 – 2020) Other For-Profit Boards: ● Board of Directors, Adolph Coors Company LLC

14 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Mary Lynn Ferguson-McHugh Age 65	KEY QUALIFICATIONS

Ms. Ferguson-McHugh has significant global operational experience and extensive consumer goods knowledge from her over three-decade career at Procter & Gamble. She brings considerable knowledge in the areas of brand building, consumer insights, human capital management, supply chain, international, corporate transactions, and innovation, including efforts to enter new markets and adapt products to meet the evolving needs of consumers around the world.

PROFESSIONAL EXPERIENCE

Procter & Gamble Company (NYSE: PG), a global consumer goods company (1986 – 2021)

●
CEO of Family Care and New Business (2019 – 2021)
●
Group President, Global Family Care and P&G Ventures (2015 – 2019)
●
Group President, Western Europe and then as Group President, Europe (2011 – 2014)
●
Various roles of increasing responsibility (1986 – 2010)

Director Since: 2015 Independent Director
Committee(s): Compensation and HR (Chair)	OTHER EXPERIENCE
U.S. Public Company Boards: ● Smurfit Westrock plc (formerly, Smurfit Kappa plc) (NYSE: SW) since 2023 Other For-Profit Boards: ● Director, FJ Management Inc.

SKILLS & EXPERIENCE

2025 Proxy Statement	| 15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Gavin D.K. Hattersley Age 62	KEY QUALIFICATIONS

Mr. Hattersley’s knowledge and leadership of Molson Coors as our current President and CEO, his global operational and financial expertise, his beer and beverage industry and senior management experience, along with his public company board experience, make him a valuable member of our Board.  Mr. Hattersley also brings to our Board a broad understanding of our overall industry, business, operations and growth strategy.  In addition, Mr. Hattersley provides strong relationships with distributors, partners, retailers and senior industry leaders.

PROFESSIONAL EXPERIENCE

Molson Coors (2002 – Present)

●
President and CEO (2019 – Present)
●
CEO MillerCoors LLC (n/k/a Molson Coors Beverage Company USA LLC), our U.S. business (2015 – 2019)
●
CFO Molson Coors (2012 – 2015)
●
Executive Vice President and CFO MillerCoors LLC (2008 – 2012)
●
Senior Vice President Miller Brewing Company (2002 – 2008)

SAB Limited of Johannesburg, South Africa, a beer brewer (1997 – 2002)

●
CFO (1999 – 2002)
●
Various Financial Management Positions (1997 – 1998)

Barloworld Limited, an industrial brand management company (1987 – 1996)

●
Various Financial Positions (1987 – 1996)

Director Since: 2019
Committee(s): None

SKILLS & EXPERIENCE

OTHER EXPERIENCE

U.S. Public Company Boards:

●
Zoetis Inc. (NYSE: ZTS) since 2024

Other For-Profit Boards:

●
Director, The Yuengling Company LLC, a joint venture between Molson Coors and a
D.G. Yuengling & Son, Inc. affiliate

16 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Andrew T. Molson Age 57	KEY QUALIFICATIONS

As a seventh-generation member of the Molson family, Mr. Andrew Molson brings to the Board extensive knowledge of Molson Coors' history and culture, and the unique perspective of a long-term, highly committed stockholder. He also brings significant leadership experience and extensive knowledge regarding public relations and corporate governance, including through his service on the boards of several public and private companies.  Additionally, he provides a strong perspective, leadership and expertise in the Canadian beer business.

PROFESSIONAL EXPERIENCE

AVENIR GLOBAL, a network uniting eight strategic communications firms across Canada, the U.S., Europe and the Middle East, including NATIONAL Public Relations, AXON, Madano, SHIFT Communications, Padilla, Cherry, Hanover and Time & Space (1997 – Present)

●
Chairman (1997 – Present)

Director Since: 2005	OTHER EXPERIENCE
Committee(s): Governance

U.S./Canadian Public Company Boards:

●
Theratechnologies Inc. (Nasdaq: THTX; TSX: TH) since 2020
●
Dundee Corporation (TSX: DC.A) since 2015

Other For-Profit Boards:

●
Director, CH Group Limited Partnership
●
Director, Groupe Deschênes Inc.

SKILLS & EXPERIENCE

2025 Proxy Statement	| 17

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Geoffrey E. Molson Age 54	KEY QUALIFICATIONS

As a seventh-generation member of the Molson family, Mr. Geoffrey Molson brings to the Board extensive knowledge of Molson Coors' history and culture, and the unique perspective of a long-term, highly committed stockholder.  Mr. Molson also brings experience in the sports and entertainment industry which is an important marketing platform for Molson Coors.  Additionally, he brings experience in beer sales, marketing, distributor development and key account management, where he played a strategic role in the development of the Molson Coors’ brand and in forging partnerships with key stakeholders.

PROFESSIONAL EXPERIENCE

CH Group Limited Partnership, a sports and entertainment company and owner of the Montréal Canadiens, the Bell Centre, L’Équipe Spectra and Gestion evenko (2009 – Present)

●
General Partner (2009 – Present)
●
President and CEO (2011 – Present)

Molson Coors (2009 – Present)

●
Ambassador, representing the Molson family in key strategic areas of our business

Molson Inc. (1999 – 2009)

●
Various roles of increasing responsibility, including its former U.S. business (1999 – 2009)

Director Since: 2009 Board Chair Since: May 2023
Committee(s): Governance

SKILLS & EXPERIENCE	OTHER EXPERIENCE
Other For-Profit Boards: ● Director, AVENIR GLOBAL ● Director, The Yuengling Company LLC, a joint venture between Molson Coors and a D.G. Yuengling & Son, Inc. affiliate

18 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nessa O’Sullivan Age 60	KEY QUALIFICATIONS

As a former CFO and senior finance executive at global companies, Ms. O’Sullivan brings more than three decades of financial and accounting expertise to the Board, including most recently as the CFO and Executive Director of a global logistics company.  She has a deep understanding of the complex financial issues facing large global companies, and provides valuable perspectives into the types of accounting, risk management, capital allocation, and supply chain and logistics matters facing Molson Coors.

PROFESSIONAL EXPERIENCE

Brambles Limited (ASX: BXB), a global logistics company (2016 – 2023)

●
Executive Director (2017 – 2023)
●
CFO (2016 – 2023)

Coca-Cola Amatil Limited (ASX: CCL), an Australian bottler of non-alcoholic beverages (2005 – 2015)

●
Group CFO roles (2008 – 2015)
●
Various roles of increasing responsibility (2005 – 2007)

Yum! Brands, Inc. (NYSE: YUM), a quick service food corporation (1993 – 2005)

●
CFO SOPAC Region & VP Finance (2000 – 2005)
●
Various financial and commercial roles (1993 – 2000)

Tyco Grinnell, a fire protection system manufacturer (1990 – 1993)

●
Regional Financial Controller (1990 – 1993)

Price Waterhouse, an accounting firm (1985 – 1990)

●
Auditor/Consultant (1985 – 1990)

Director Since: 2020 Independent Director
Committee(s): Audit (Chair) and Finance

SKILLS & EXPERIENCE

OTHER EXPERIENCE
Former Australian Public Company Boards: ● Brambles Limited (ASX: BXB) 2017 – 2023

2025 Proxy Statement	| 19

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

H. Sanford Riley Age 73(1)	KEY QUALIFICATIONS

Mr. Riley provides the Board with a strong understanding of the Company, institutional memory, and our business as a result of his years of service as a director.  He has also served as our Independent Governance Committee Member for over a decade, which has allowed him to build strong relationships and trust with the Coors and Molson families, the independent directors, and members of management.  He also provides a high level of finance and corporate governance expertise, having served in executive leadership and board positions with several highly regulated global companies.

PROFESSIONAL EXPERIENCE
Richardson Financial Group Limited, a specialized financial services company (2003 – Present) ● President and CEO (2003 – Present)
Director Since: 2020 Independent Director
Committee(s): Compensation & HR Governance (Independent Governance Committee Member)	OTHER EXPERIENCE

U.S. Public Company Boards:

●
CPI Card Group (Nasdaq: PMTS) since 2023

Canadian Public Company Boards:

●
RF Capital Group Inc. (TSX: RCG) since 2021

Former Canadian Public Company Boards:

●
The North West Company (TSX: NWC) (2002 – 2022)
●
Canadian Western Bank (TSX: CWB) (2011 – 2022)

Other For-Profit Boards:

●
Director, Loewen Windows
●
Director, Agi3 Ltd.

SKILLS & EXPERIENCE

(1)	Upon the recommendation of the members of the Governance Committee other than Mr. Riley, the Board again approved a limited exception to its retirement age policy for Mr. Riley. See the “Board Composition and Refreshment” section of this Proxy Statement for more information regarding this exception and our director retirement policy in general.

20 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Jill Timm Age 51	KEY QUALIFICATIONS

Through her over two decades of serving in financial leadership roles at a large public company retailer, including currently as CFO, Ms. Timm brings to the Board a wealth of financial expertise, including strategic planning, risk management, accounting, and financial reporting.  She provides the Board with insights into effective capital allocation, financial management, and operational efficiency.  She also brings to the Board a deep understanding of public company stakeholder considerations and significant experience in digital platforms and technology.

PROFESSIONAL EXPERIENCE

Kohl’s Corporation (NYSE: KSS), a leading North American omnichannel retailer (1999 – Present)

●
Chief Financial Officer (2019 – Present)
●
Executive Vice-President, Finance (2017 – 2019)
●
Senior Vice President, Finance (2012 – 2017)
●
Vice President, Finance (2008 – 2012)
●
Various roles of increasing responsibility (1999 – 2008)

Arthur Andersen LLP, an accounting firm (1995 – 1999)

●
Senior Auditor (1995 – 1999)

Director Since: 2023 Independent Director
Committee(s): Audit, Technology and Finance

SKILLS & EXPERIENCE

2025 Proxy Statement	| 21

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Leroy J. Williams, Jr. Age 60	KEY QUALIFICATIONS

Mr. Williams brings the Board extensive cybersecurity, digital strategy, and e-commerce expertise through his over two decades of experience as a Global Chief Information Officer and as CEO of an information technology consulting firm.  He also has valuable knowledge in finance and capital allocation, enterprise risk management and the use of artificial intelligence and technology in business, and experience in managing large, complex transformational efforts on a global scale.

PROFESSIONAL EXPERIENCE

CyberTekIQ, LLC, an information technology consulting firm (2016 – Present)

●
Founder and CEO (2016 – Present)

Ball Corporation, a global packaging provider (NYSE: BLL) (2005 – 2016)

●
Global Chief Information Officer (2005 – 2016)

State of Colorado (2001 – 2005)

●
Secretary of Technology
●
Statewide Chief Information Officer
●
Acting Executive Director for the Department of Labor & Employment

Qwest Communications and its affiliates, telecommunications companies

●
Various roles of increasing responsibility

Norwest (now Wells Fargo), a financial services company

●
Senior Technical Consultant

United States Army

●
Telecommunications Specialist

Director Since: 2022 Independent Director
Committee(s): Audit, Technology (Chair) and Finance

SKILLS & EXPERIENCE

OTHER EXPERIENCE
U.S. Public Company Boards: ● UMB Financial Corporation (NYSE: UMBF) since 2016 Other For-Profit Boards: ● Director, J.E. Dunn Construction Group

22 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

James “Sandy” A. Winnefeld, Jr Age 68	KEY QUALIFICATIONS

Admiral Winnefeld has extensive expertise in global regulatory and government affairs from his over 35-year career in the United States Navy.  He brings to the Board extensive leadership, information technology and cybersecurity, and human capital management experience.  He also provides valuable enterprise risk management perspectives and insights into international regions through his government background and experience as a board member and advisor of several public and private companies.

PROFESSIONAL EXPERIENCE

United States Navy (1978 – 2015)

●
Vice Chairman of the Joint Chiefs of Staff (the United States’ number two ranking military officer) (2011 – 2015)
●
Various positions of increasing responsibility, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon, United States Navy (1978 – 2011)

Director Since: 2020 Independent Director
Committee(s): Audit, Technology and Compensation & HR	OTHER EXPERIENCE

U.S. Public Company Boards:

●
RTX Corporation (formerly Raytheon Technologies Corporation) (NYSE: RTX) since 2017

Other For-Profit Boards:

●
Chair, Cytec Defense Materials LLC
●
Director, Alliance Laundry Systems LLC
●
Director, Enterprise Holdings, Inc.
●
Director, HawkEye 360, Inc.

SKILLS & EXPERIENCE

2025 Proxy Statement	| 23

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

2025 Nominees for Class B Directors

Christian “Chris” P. Cocks Age 51	KEY QUALIFICATIONS

Through Mr. Cocks’ role as CEO of Hasbro, he brings to the Board executive public company leadership experience and an extensive understanding of consumer behavior across multiple channels, including deep e-commerce, brand management and digital transformation experience.  He also has valuable experience in the consumer goods industry, enterprise strategy and human capital management, including talent management and development.

PROFESSIONAL EXPERIENCE

Hasbro, Inc., a multinational toy manufacturing and entertainment holding company (Nasdaq: HAS) (2016 – Present)

●
CEO (2022 – Present)
●
President and Chief Operating Officer of Wizards of the Coast and Digital Gaming (2021 – 2022)
●
President of Wizards of the Coast (2016 – 2021)

Microsoft Corporation (Microsoft), a multinational technology conglomerate (Nasdaq: MSFT) (1999 – 2005, 2008 – 2016)

●
Vice President, OEM Engineering (2008 – 2016)
●
Various positions of increasing responsibility (1999 – 2005)

LeapFrog Enterprises, Inc., a provider of electronic learning products (2006 – 2008)

●
Vice President, Educational Games (2006 – 2008)

Independent Director Nominee

SKILLS

24 |	2025 Proxy Statement

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Roger G. Eaton Age 64	KEY QUALIFICATIONS

Mr. Eaton brings to the Board extensive experience in global brand management, operations and finance. He possesses a high level of leadership, accounting and financial expertise and international business expertise, providing useful perspectives on financial positioning and capital allocation. Mr. Eaton also has expertise in international business matters, corporate strategy, and mergers and acquisitions.

PROFESSIONAL EXPERIENCE

Yum! Brands, Inc., a quick service food corporation (NYSE: YUM) (1990 – 1995, 2000 – 2019)

●
CEO, KFC (2015 – 2019)
●
Chief Operations Officer, Yum! Brands, Inc. (2011 – 2015)
●
Operational Excellence Officer, Yum! Brands, Inc. (2011)
●
CEO and President, KFC USA (2008 – 2011)
●
Senior Vice President/Managing Director, YUM! Restaurants International South Pacific (2000 – 2008)
●
Various regional CEO and CFO responsibilities (1990 – 1995)

Hoyts Corporation, an entertainment company and cinema owner and operator (1995 – 2000)

●
Chief Operating Officer, Hoyts Cinema Australia Limited (1998 – 2000)
●
President, Hoyts USA Limited (1995 – 1998)

Director Since: 2012 Independent Director
Committees: Audit and Finance (Chair)

SKILLS	OTHER EXPERIENCE
Other For-Profit Boards: ● Director, Arnott’s Biscuits Holdings Pty Limited ● Director, George and Matilda Eyecare

2025 Proxy Statement	| 25

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Charles M. Herington Age 65	KEY QUALIFICATIONS

Mr. Herington provides the Board with over 40 years of experience in marketing, brand building and consumer insights. He also brings deep knowledge of international markets and global operations leadership and experience in major international markets, particularly Latin America. He brings significant risk management and strategic experience through his service on the boards of several public and private companies.

PROFESSIONAL EXPERIENCE

Zumba Fitness LLC, a worldwide provider of dance fitness classes (2012 – Present)

●
Chief Operating Officer, Vice-Chairman and President of Global Operations (2012 – Present)

Avon Products Inc., a multinational cosmetics, skin care, fragrance and personal care company (2006 – 2012)

●
Executive Vice-President of Developing and Emerging Markets Group (Office of the Chairman) (2006 – 2012)

America Online, web portal and online service provider (1999 – 2006)

●
President and CEO, America Online (AOLA) Latin America (1999 – 2006)

Revlon, multinational cosmetics, skin care, fragrance and personal care company (1997 – 1999)

●
President, Latin America (1997 – 1999)

PepsiCo, Inc. (Nasdaq: PEP), a multinational food, snack, and beverage corporation (1990 – 1997)

●
Division President, PepsiCo Restaurants Latin America (1990 – 1997)

The Procter & Gamble Company (NYSE: PG), a global consumer goods company (1981 – 1990)

●
Various brand management positions (1981 – 1990)

Director Since: 2005 Independent Director
Committees: Audit & Finance

SKILLS

OTHER EXPERIENCE

Former U.S./Canadian Public Company Boards:

●
Gildan Activewear Inc. (NYSE/TSX: GIL) 2018 – 2024

Other For-Profit Boards:

●
Director, Quirch Foods, LLC
●
Director, HyCite Enterprises, LLC
●
Director, Accupac, LLC

Position of Director Emeritus

Eric H. Molson has served as a Director Emeritus since May 2009. Peter H. Coors will serve as a Director Emeritus upon conclusion of the Annual Meeting. Under our Bylaws, a Director Emeritus shall provide consulting and advisory services to the Board as requested from time to time by the Board and may be invited to attend meetings of the Board on a non-voting basis.

Family Relationship Disclosure

Peter J. Coors and David S. Coors are brothers, and Peter H. Coors is their father. Andrew T. Molson and Geoffrey E. Molson are brothers, and Eric H. Molson is their father.

26 |	2025 Proxy Statement

Board of Directors and Corporate Governance

We are committed to strong corporate governance, corporate responsibility and the accountability of our Board and our senior management team to our stockholders. Our Board is elected annually by the stockholders to oversee their interests in the long-term success of our Company and its stakeholders.

KEY CORPORATE GOVERNANCE DOCUMENTS Please visit our website at www.molsoncoors.com (under “About Us—Governance and Ethics”) to view the following documents:
Restated Certificate of Incorporation
Bylaws
Code of Business Conduct
Board of Directors Charter & Corporate Governance Guidelines (Governance Guidelines)
Charters for the Audit Committee (and its Technology Subcommittee), Compensation & HR Committee, Finance Committee, and Governance Committee

Please note, the information provided on our website (or any other website referred to in this Proxy Statement) is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Responsibility

Sustainability

We believe in producing beverages we can be proud of, which is why our Putting People First & Preserving Our Planet initiatives are fundamental to how Molson Coors operates. Our Imprint strategy reflects these focus areas and is underpinned by a foundation of strong corporate governance and ethics. These focus areas include safety and wellbeing, culture and engagement, environmental stewardship, sustainable sourcing, and alcohol responsibility as well as investing in our people and communities. We have established quantitative goals in the following areas:

People	Water	Climate	Packaging & Waste
Focusing on safety and wellbeing and fostering a strong and highly engaged culture	Using water prudently and supporting improving watershed resiliency where we operate	Reducing greenhouse gas emissions across our value chain to achieve net zero by no later than 2050	Increasing circularity and recycling system health for our packaging materials and in our operations

2025 Proxy Statement	| 27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Oversight

●
Oversee and monitor the Company’s overall sustainability program (with specific areas of oversight delegated to the Audit, Compensation & Human Resources, Finance and Governance Committees)
●
Review certain corporate citizenship, responsibility and public policy issues of significance to the Company, including the Company’s own policies and programs, and public disclosures related to sustainability matters
●
Review regular reports from the committees on sustainability matters

●
Receive regular reports from the Company on certain of its sustainability programs, policies and practices, and related performance
●
Oversee the Company’s Our Imprint Report, data assurance, and controls related disclosure matters
●
Oversee and monitor the Company’s risk management efforts, including regarding sustainability matters
●
Review the Company’s ethics and compliance program and reports of significant matters and the Company’s responses and follow-up

●
Monitor best practices, trends, developments and issues relating to corporate governance practices and policies of the Company
●
Oversee and assess the composition of the Board
●
Oversee the Company’s corporate and political action committee political contributions, and receive annual reports overviewing the Company’s political activities

●
Oversee and monitor the Company’s risks, policies and strategies relating to building a highly engaged culture, including employee talent, development, and performance, and safety and wellbeing policies and programs
● Oversee and monitor the Company’s renewable energy procurement and related risk management

Executive Leadership Team	Sustainability Team

28 |	2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Progress

As one of the world’s largest global beverage companies, we have a long history of growing sustainably and are committed to driving long-lasting, meaningful change by incorporating sustainability into all aspects of our business. In 2017, we launched Our Imprint strategy, which included a set of ambitious end of 2025 environmental sustainability goals. Informed by a materiality assessment and with the United Nations Sustainable Development Goals in mind, we focused our efforts where we believe we can have the most positive impact on our Planet: Climate, Water and Packaging. Highlights for 2024 include the implementation of a renewable electricity agreement for the Fort Worth, Texas brewery covering the entirety of the brewery’s electrical consumption, continued work to install equipment that will eliminate four- and six-pack plastic rings on packages produced at our North American breweries (which we expect to be completed by the end of 2025), and receiving approval from the Science Based Targets initiative (SBTi) for our near- and long-term net zero targets.

We believe that people are the heart of our Company and strive to create a culture where people are encouraged to and feel comfortable to bring their unique perspectives and experiences to drive our business forward. As a global company, we believe we have a responsibility to employ a workforce that reflects our marketplace, which we believe makes us a better employer, partner and company of choice for our consumers and customers. To be first choice for our employees, we deploy programs, policies and initiatives to foster a culture of engagement where employees have the opportunity to learn and grow, developing both professionally and personally, and have embedded a strong focus on safety and wellbeing in our workforce.

As a global beverage company, deeply rooted in the beer business, Molson Coors is a charter member of the International Alliance for Responsible Drinking (IARD). This collaborative industry body represents the 13 leading beer, wine and spirits companies, and partners with public sector, civil society and private stakeholders to address the global public health issue of harmful drinking. IARD works with governments globally to support the World Health Organization’s Noncommunicable Diseases Global Monitoring Framework target of 10% reduction in harmful use of alcohol by 2025.

More information about our strategy and progress can be found in the Molson Coors Our Imprint Report, available at https://www.molsoncoors.com/goals-and-reporting. The information provided on our website (or any other website referred to in this statement) is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Governance Guidelines

Our full Board, the majority of which is independent, oversees the corporate governance of our Company. Our Board has adopted Governance Guidelines to promote effective corporate governance and the proper functioning of the Board and its committees. The Governance Guidelines set forth a common set of expectations as to how our Board should function, including with respect to the composition of our Board, the criteria to be used in selecting director nominees, Board and Committee oversight of the Company’s sustainability strategy and initiatives, expectations of our directors, and evaluation of the performance of our Board and its committees. Our Board and the Governance Committee regularly review developments in corporate governance and consider stockholder feedback to respond to new developments as necessary and appropriate.

Code of Business Conduct

All our directors and employees, including our CEO, CFO and other executive and senior officers, are bound by our Code of Business Conduct which complies with the requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC) to confirm that our business is conducted in a legal and ethical manner. The Code of Business Conduct covers areas of professional conduct, including employment policies, conflicts of interest, fair dealing and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. We will disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct for executive officers and directors on our website at www.molsoncoors.com within four business days following the date of such amendment or waiver.

2025 Proxy Statement	| 29

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board and Committee Governance

Board Leadership Structure

Geoffrey E. Molson Chair	David S. Coors Vice Chair	H. Sanford Riley Independent Governance Committee Member

Our Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-management directors, including with respect to risk oversight, as discussed below. We separate the roles of Chair and CEO.

Chair and Vice Chair. According to our Bylaws, the Chair is appointed by the Class A-C Nominating Subcommittee or the Class A-M Nominating Subcommittee, alternating on a biennial basis. The Vice Chair is appointed by the Class Nominating Subcommittee that does not appoint the Chair. Geoffrey E. Molson was appointed Chair by the Class A-M Nominating Subcommittee effective May 2023, and he will serve in this position until the Annual Meeting. David S. Coors was appointed Vice Chair by the Class A-C Nominating Subcommittee effective May 2023, and he will serve in this position until the Annual Meeting. Effective as of the conclusion of the Annual Meeting, the Class A-C Nominating Subcommittee appointed David S. Coors to serve as Chair, and the Class A-M Nominating Subcommittee appointed Geoffrey E. Molson to serve as Vice Chair, and each will serve in their respective position until the 2027 Annual Meeting of Stockholders.

Independent Governance Committee Member. The Independent Governance Committee Member plays a crucial role in acting as an intermediary between the Coors and Molson families, the independent directors, and members of management. The Independent Governance Committee Member also has additional governance responsibilities pursuant to the Governance Guidelines and Restated Certificate of Incorporation, including (1) reviewing and approving Board and committee agendas, together with the Chair and Vice Chair, (2) convening, reviewing and approving agendas for, and chairing executive sessions that typically occur during each regular Board meeting of the independent directors without non-independent directors or members of management present, (3) reporting to the Board, Chair or management, as appropriate, on any issues, requests or concerns identified during the independent director executive sessions, (4) overseeing, with the support of the Company Secretary, the annual Board and committee evaluation process, and (5) periodically conducting one-on-one meetings with each member of the Board to receive feedback regarding director performance, Board and committee composition and effectiveness, and potential areas of improvement. Mr. Riley has served as the Independent Governance Committee Member since 2012, and effective upon conclusion of the Annual Meeting, the Governance Committee appointed Mr. Eaton to serve as the Independent Governance Committee Member.

Board’s Role in Risk Oversight

Our Board is responsible for overseeing our enterprise risk management program (ERM Program) to confirm it is appropriately designed to identify and manage the principal short, medium, and longer-term risks of our business. Our Board recognizes that achievement of our strategic objectives necessarily involves internal and external risks, and that as our business evolves, risks applicable to our business change. The ERM Program is a proactive and ongoing process, led by our legal and risk professionals and senior management, to identify and assess risks, and to build out and track mitigation and reduction efforts. The ERM Program is designed to enable us to appropriately manage, prioritize and mitigate risks, while fostering a culture of integrity, risk awareness and compliance within our Company. As shown below, our Board has tasked its committees with certain risk management responsibilities, and these committees regularly report to the Board regarding the matters within their area of responsibility. These discussions help to inform strategic decisions with transparency into the accompanying opportunities and challenges relevant to our business.

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●
Oversee, monitor and annually review our ERM Program
●
Adopt a strategic planning process and annually approve a strategic financial and corporate plan for the Company that takes into account, among other things, the opportunities and risks of our business
●
Confirm the dedication of resources and implementation of appropriate systems to manage the principal risks of our business
●
Oversee related party transactions (shared with the Audit Committee)
●
Review regular reports from management on material risks, the degree of exposure to those risks, and plans to address such risks
●
Review reports on risk assessment from the Board committees

Audit Committee

●
Oversee, review and discuss with the independent auditors, financial and senior management, the internal auditors, the ethics and compliance managers and the Board, the Company’s policies and procedures with respect to risk assessment and risk management
●
Oversee, review and discuss with management, internal audit and the independent auditors, the Company’s ERM program, policies and procedures with respect to the assessment and management of principal and emerging risks facing the Company and the steps management has taken to monitor and control such risks
●
Approve and oversee the Company’s anti-pledging policy in order to protect the Company against potential risks resulting from any pledging of the Company’s stock
●
Oversee related party transactions (shared with our Board)
●
Oversee our internal controls and internal audit function
●
Oversee and review emerging cybersecurity, technology, and information security developments and threats, and the Company’s strategy to mitigate cybersecurity, technology, and information security risks (shared with the Technology Subcommittee)

Technology Subcommittee

●
Oversee and review the Company’s technology, information security, and cybersecurity programs, policies, and practices, including the review of emerging trends, risks, developments, and threats, and opportunities
●
Oversee and review the Company’s efforts to address (and mitigate, as necessary) technology, information security, and cybersecurity risks and opportunities, and assess the impact of such risks and opportunities on the Company’s business, operations, and reputation

Compensation & HR Committee

●
Evaluate risks related to the Company’s incentive compensation programs
●
Oversee and monitor the Company’s risks, policies and strategies relating to building a highly engaged culture, including employee talent, development, and performance, and safety and wellbeing policies and programs

Finance Committee

•

Oversee financial risk management strategies, including capital structure, debt portfolio, pension plans, taxes, hedging, currency, interest rates, commodity and other derivatives

•

Monitor interest rate risk relating to the Company’s debt portfolio

•

Oversee risk management efforts related to the Company’s renewable energy procurement activities

Governance Committee

●
Oversee the Company’s corporate and political action committee political contributions and political activities
●
Monitor best practices, trends, developments and issues related to corporate governance practices and policies, in the context of the Company’s shareholder profile and “controlled company” status for NYSE and Toronto Stock Exchange (TSX) purposes
●
Oversee, evaluate and recommend to the Board policies for retirement, resignation and retention of directors

●
Manages the business and the risks associated with the enterprise and reporting regularly to our Board
●
Regulates risk through robust internal processes and control environments, comprehensive internal and external audit processes, the overall ERM Program, a strong ethics and compliance department, and by adhering to the Code of Business Conduct and our other policies
●
Provides critical oversight into our use of artificial intelligence (AI) technologies through the Artificial Intelligence Steering Committee (AI Steering Committee)

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Management routinely communicates business risks identified through the ERM Program or otherwise to our Board or the appropriate committees and individual directors. Further, the Board’s role in risk oversight of the Company is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with those efforts. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, our quarterly and annual financial results and related disclosures are reviewed by our disclosure committee, comprised of senior management and pertinent members of management, most of whom participate in the risk assessment practices described above. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmark data relevant to our industry. These insights are incorporated into our ERM Program with appropriate mitigation plans and performance indicators as needed. They are regularly reported to the Audit Committee and Board as part of our ongoing ERM Program process.

Further, as referenced above, management’s AI Steering Committee consists of senior leaders throughout the company who meet regularly to evaluate the use of emerging AI applications to help identify and mitigate potential risks. The AI Steering Committee establishes appropriate guardrails to help ensure compliance with evolving legal and regulatory requirements.

Please refer to Part I, “Item 1C. Cybersecurity” of our Annual Report for additional information regarding cybersecurity matters.

Specific Risks

To learn more about the risks we face, you can review the risk factors included in Part I, “Item 1A. Risk Factors”, of the Annual Report, and those risks described from time to time in our other reports filed with the SEC.

Board Composition and Refreshment

Our Governance Guidelines require our Board and the Governance Committee to base director nominations on criteria that reflect the best interests of our Company and its stockholders, and the Company’s public and corporate responsibilities. In doing so, the Board is committed to actively seeking director candidates with unique perspectives, knowledge, and experiences for the pool from which director nominees are chosen.

The factors considered when we select a director nominee for the Board include the individual’s:

●	personal and professional background and experience;
●	personal qualities and characteristics, accomplishments and reputation in the business community;
●	experience in our industry or other industries relevant to our business;
●	unique and varied perspectives;
●	ability and willingness to commit adequate time to our Board and committee matters;
●	skills, personality and compatibility with our other directors and potential directors in an effort to build a Board that is effective, collegial and responsive to the Company’s needs; and
●	skills and experience that correspond with the perceived needs of our Company, our Board and its committees at the time.

Although the Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the Governance Committee considers all types of diversity, including skills, experience, background, perspective, and personal characteristics, but does not make decisions based on any of these criteria in isolation.

In evaluating candidates, the Board, the Governance Committee, or the relevant subcommittee (as described below) will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. If the Board, the Governance Committee, or the relevant subcommittee determines that a particular candidate likely would contribute positively to the Board’s mix of skills and experiences, it will conduct interviews with the candidate and may invite other directors or members of management to interview the candidate to assess the candidate’s overall qualifications. The Board, the Governance Committee, or the relevant subcommittee will consider the candidate in the context of the Board’s then-current composition and the needs of the Board and its

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committees and make a recommendation as to whether the candidate should be nominated for election. This procedure is the same for all candidates, including director candidates identified by shareholders.

The Board periodically reviews and assesses its composition and takes into consideration factors that may impact Board turnover and refreshment. To promote regular refreshment, the Governance Guidelines include a policy that provides that no director is eligible for nomination or election to our Board as an independent director if they will reach the age of 72 by the calendar year-end immediately preceding our next annual meeting; provided that, in rare circumstances, the Board may approve an exception to this guideline on a case-by-case basis. These retirement-age restrictions do not apply to our non-independent Class A directors.

Upon the recommendation of the members of the Governance Committee other than Mr. Riley, the Board again approved a limited exception to its retirement age policy for Mr. Riley to currently serve until the Company’s 2026 Annual Meeting of Stockholders. The Board again granted the exception because it believes that Mr. Riley’s continued service is in the best interests of the Company and its stockholders during this critical time for the Company, including as a result of the upcoming transition of the Independent Governance Committee Member from Mr. Riley to Mr. Eaton following the conclusion of the Annual Meeting. In addition, given the recent retirement of Julia M. Brown and Peter H. Coors not being re-nominated for election as a director at the Annual Meeting and four new directors joining the Board in the past three years, the Board, other than Mr. Riley, again approved the exception for Mr. Riley to, among other things, maintain continuity and institutional knowledge during this time of transition. In making its determination, the Board took into account that Mr. Riley has served an important Board leadership role as the Independent Governance Committee Member since 2012 that has been essential to ensuring the Board’s stability and independent leadership. The Board’s Independent Governance Committee Member’s responsibilities include, as further discussed in “Board and Committee Governance” – “Board Leadership Structure,” chairing regular executive sessions of the independent directors, conducting one-on-one meetings with all directors to gather feedback on the Board’s performance and effectiveness, and reviewing and approving Board and committee agendas with the Board’s Chair and Vice Chair. The Board believes it is vitally important that Mr. Riley be able to act as a resource to Mr. Eaton as Mr. Eaton transitions into this extremely important role. In addition, the Board determined that an exception was warranted because Mr. Riley has deep institutional knowledge of the Company and Board, and unique insights that remain valuable to the Board.

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Nomination Process

Potential director nominees may come to our attention through recommendation by management, current members of our Board, our stockholders or third-party search firms hired to identify and/or evaluate potential nominees. The Board retained third-party search firms for a fee to help facilitate the identification, screening, and interview process of potential director nominees, including Julia M. Brown in 2021, Leroy J. Williams, Jr. in 2022, Jill Timm in 2023, and Christian “Chris” P. Cocks in 2025. After our Board considers the qualifications outlined above, together with feedback from any third-party search firms hired to evaluate potential nominees, candidates are formally nominated, and vacancies are filled in accordance with the terms of our Restated Certificate of Incorporation as shown below:

Body to Nominate or Fill Vacancy	Director Nominees
Entire Board Majority independent
●
Three director nominees to be elected by holders of Class B common stock and Special Class B voting stock, voting together as a class
●
All nominees must be independent
●
Nominations must be approved by at least two-thirds of the authorized number of directors (including vacancies)

Governance Committee: Independent Governance Committee Member Class A-C Nominating Subcommittee Class A-M Nominating Subcommittee
●
Two director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class
●
Must include the CEO of our Company (currently Gavin D.K. Hattersley) and one member of management approved by at least two-thirds of the authorized number of directors (currently vacant)

Class A-C Nominating Subcommittee(1): David S. Coors Peter H. Coors(2)	● Five director nominees to be elected by holders of Class A common stock and Special Class A voting stock, voting together as a class (Coors Directors) ● A majority of the nominees must be independent
Class A-M Nominating Subcommittee(1): Andrew T. Molson Geoffrey E. Molson	● Five director nominees to be elected by holders of Class A common stock and Special Class A voting stock voting together as a class (Molson Directors) ● A majority of the nominees must be independent

(1)	The Class A-C Nominating Subcommittee and the Class A-M Nominating Subcommittee each cease to have the power to make nominations and fill vacancies if the Coors Trust and certain Coors family stockholders, in the case of the Class A-C Nominating Subcommittee, or Pentland Securities (1981) Inc. (Pentland) and certain Molson family stockholders, in the case of the Class A-M Nominating Subcommittee, fall below certain ownership thresholds. The required thresholds are all currently satisfied.
(2)	Peter H. Coors was not re-nominated for election as a director at the Annual Meeting by the Class A-C Nominating Subcommittee. If elected to the Board, it is expected that Peter J. Coors will be a member of the Governance Committee and the Class A-C Nominating Subcommittee.

As a result of our nomination process, the Board has elected or nominated seven highly-qualified directors since May 2020, including Peter J. Coors’ previous service on the Board.

Candidates Recommended by Stockholders

Pursuant to our Governance Guidelines, our Board will consider and evaluate a director candidate recommended by a stockholder in the same manner as candidates identified by other sources. Stockholders wishing to recommend a director candidate to serve on our Board may do so by providing advance written notice to us following the procedures set forth in the “Questions and Answers” section of this Proxy Statement. Any such recommendation must be accompanied by the information specified in Section 1.9.2 of our Bylaws.

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Director Independence

Although not required due to our “controlled company” status, a majority of the directors on our Board meet the definition of independence under the NYSE Listing Standards. In addition, our Restated Certificate of Incorporation contains provisions intended to ensure that a majority of our directors are independent from management at all times. Specifically, our Restated Certificate of Incorporation defines an independent director as any director who is independent of management and is free from any interest and any business or other relationship (other than interests or relationships arising from ownership of shares of our stock) that could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of our Company.

During a meeting held in March 2025, the Board determined that the following director nominees are independent under the NYSE Listing Standards and our Restated Certificate of Incorporation:

Independent Directors

Christian “Chris” P. Cocks(1)	Roger G. Eaton	Mary Lynn Ferguson-McHugh	Charles M. Herington	Nessa O’Sullivan
H. Sanford Riley	Jill Timm	Leroy J. Williams, Jr.	James “Sandy” A. Winnefeld, Jr.

(1)	Mr. Cocks is a director nominee.

Board Committees

The Board currently has four standing committees: the Audit Committee, the Compensation & HR Committee, the Finance Committee, and the Governance Committee. In addition, the Technology Subcommittee, which is a standing subcommittee of the Audit Committee, was formed in May 2024. Our Board may from time to time establish additional committees.

As discussed above under “Nomination Process,” the Governance Committee, which is referred to as the Nominating Committee in our Restated Certificate of Incorporation, also has two sub-committees, which are required under our Restated Certificate of Incorporation.

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The following table identifies the members of each standing committee and subcommittee of our Board as of the Record Date, and the number of meetings held by each committee or subcommittee during 2024. As a “controlled company,” we are not required to follow typical director independence requirements for certain of our committees. However, other than certain members of the Governance Committee, which are prescribed by the terms of our Restated Certificate of Incorporation, each member of the Board’s committees meets the definition of an independent director under the NYSE Listing Standards and our Restated Certificate of Incorporation.

Meetings held in 2004

Director Name(1)	Audit	Technology	Compensation & HR	Finance	Governance
Julia M. Brown(2)
David S. Coors						(3)
Peter H. Coors(4)						(3)
Roger G. Eaton(5)
Mary Lynn Ferguson-McHugh
Gavin D.K. Hattersley
Charles M. Herington
Andrew T. Molson						(6)
Geoffrey E. Molson						(6)
Nessa O’Sullivan
H. Sanford Riley(5)
Jill Timm
Leroy J. Williams, Jr.
James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2024	8	2	9	5	4

Chair	Member

(1) If elected to the Board, it is expected that Mr. Cocks will be a member of the Audit Committee and Compensation & HR Committee, and the Technology Subcommittee. If elected to the Board, it is expected that Peter J. Coors will be a member of the Governance Committee and the Class A-C Nominating Subcommittee.

(2) As previously disclosed, in March 2025 Ms. Brown notified the Board of her intent to retire as a Class A Director of the Company effective upon the end of her term at the Annual Meeting.

(3) Member of the Class A-C Nominating Subcommittee.

(4) Peter H. Coors was not re-nominated for election as a director at the Annual Meeting by the Class A-C Nominating Subcommittee.

(5) If Mr. Eaton is elected to the Board, effective upon conclusion of the Annual Meeting, the Governance Committee will appoint Mr. Eaton to serve as the Independent Governance Committee Member and Mr. Riley will no longer serve in that capacity.

(6) Member of the Class A-M Nominating Subcommittee.

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Audit Committee

Primary Responsibilities

Under the terms of its charter, our Audit Committee represents and assists our Board in overseeing, among other things:

●
the conduct and integrity of our financial reporting processes to any governmental or regulatory body, the public or other users thereof, and the completeness and accuracy of our financial statements;
●
our compliance with legal and regulatory requirements and our ethics and compliance program, including our Code of Business Conduct;
●
our systems of internal control over financial reporting and disclosure controls and procedures;
●
our internal audit function;
●
the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit and their engagement for any other lawful purposes or services;
●
certain of our sustainability programs, policies and practices, including those related to alcohol policy, environmental matters and Our Imprint Report, as well as reporting, controls, data assurance, and risks related to such matters; and
●
our cybersecurity, technology, and information security programs and related risks, including through coordination with the Audit Committee’s Technology Subcommittee.

Nessa O’Sullivan Chair
Other Committee Members Roger G. Eaton Charles M. Herington Jill Timm Leroy J. Williams, Jr. James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2024 8

Our Audit Committee is also charged with, among other things:

●	providing the Audit Committee Report that is required by the SEC to be included in this Proxy Statement;
●	overseeing, reviewing, and discussing with the independent auditors, financial and senior management, the internal auditors, the ethics and compliance managers and the Board, our policies and procedures with respect to risk assessment and risk management;
●	appointing (subject, if applicable, to stockholder ratification), retaining, compensating, evaluating and terminating the independent auditors, including having sole authority to approve all audit engagement fees and terms;
●	subject to the requirements of our Bylaws, which require full Board approval in the case of transactions between the Company and certain affiliates, reviewing, approving, and overseeing related person transactions in accordance with our Global Related Person Transaction Policy; and
●	periodically reviewing and assessing the adequacy of the Global Related Person Transaction Policy and recommending to the Board any modifications to the Global Related Person Transaction Policy that the Audit Committee considers necessary or appropriate.

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Furthermore, our Audit Committee reviews with management and our independent auditors, among other things:

●	major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; and
●	major issues regarding the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies.

For more information on the Audit Committee’s role in risk oversight see the “Board’s Role in Risk Oversight” section of this Proxy Statement. In addition, the Audit Committee Report is included under its own heading later in this Proxy Statement.

Independence

Each member of the Audit Committee meets the applicable independence requirements of the NYSE Listing Standards, our Restated Certificate of Incorporation and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). Our Board has determined that all the members of the Audit Committee are financially literate pursuant to the NYSE Listing Standards, and that each of Roger G. Eaton, Nessa O’Sullivan and Jill Timm is an “audit committee financial expert” as defined under SEC regulations.

Technology Subcommittee

Primary Responsibilities

Under the terms of its charter, our Technology Subcommittee is responsible for, among other things:

●
reviewing and providing oversight of technology, information security, and cybersecurity matters, as well as the Company’s strategy and actions to leverage the opportunities and mitigate related risks; and
●
reviewing technology and industry trends and evaluating their potential impacts on the Company’s business and financial strategies.

Leroy J. Williams, Jr. Chair
Other Subcommittee Members Jill Timm James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2024 2

Our Technology Subcommittee is also charged with, among other things:

●	overseeing and reviewing the Company’s technology, information security, and cybersecurity programs, policies, and practices, including the review of emerging trends, risks, developments, and threats, and opportunities;
●	overseeing and reviewing the Company’s efforts to address (and mitigate, as necessary) technology, information security, and cybersecurity risks and opportunities, and assessing the impact of such risks and opportunities on the Company’s business, operations, and reputation;
●	reviewing the Company’s significant technology planning and strategic initiatives, and the related impacts, including the Company’s use of new technology, such as artificial intelligence, and data analytics capabilities and initiatives, in its business; and
●	overseeing and reviewing significant cybersecurity and data security incidents or breaches, overall incident trends, as well as the Company’s efforts to address them, including the status of lessons learned and proposed actions.

INDEPENDENCE

Each member of the Technology Subcommittee must be a member of the Audit Committee. See “Independence” under “Audit Committee” for the independence requirements of the Audit Committee.

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Compensation & HR Committee

Primary Responsibilities

Under the terms of its charter, our Compensation & HR Committee is responsible for, among other things:

●
establishing and reviewing the overall compensation philosophy of the Company;
●
reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the CEO, and recommending to the full Board for its approval an annual assessment of the CEO’s performance and compensation;
●
reviewing and approving compensation levels for the Company’s executive officers;
●
reviewing and approving incentive compensation programs for the Company’s employees;
●
making and approving equity awards to executive officers, except for the CEO, under the Company’s equity incentive plans;
●
making recommendations to the Board with respect to the compensation of directors;
●
preparing the report on the Company’s executive compensation disclosures required by the rules and regulations of the SEC to be included in this Proxy Statement;
●
overseeing the adoption, amendment and administration of any Company policies concerning the recoupment or “clawback” of compensation; and
●
overseeing the Company’s management of its (a) talent retention and development, including leadership development and succession planning; (b) talent pipeline; (c) programs and systems for performance management; (d) employee culture and engagement; and (e) workplace safety and employee wellbeing.

Mary Lynn Ferguson-McHugh Chair
Other Committee Members Julia M. Brown H. Sanford Riley James “Sandy” A. Winnefeld, Jr.
Meetings Held in 2024 9

Under its charter, the Compensation & HR Committee may also delegate to one or more officers of the Company the authority to make equity awards to eligible individuals. Any officer to whom such authority is delegated must periodically report to the Compensation & HR Committee the grants so made. The Compensation & HR Committee retains the right to change or revoke any delegation at any time.

The details of the processes and procedures used for determining compensation of our executive officers are set forth in the “Compensation Discussion & Analysis (CD&A)” section of this Proxy Statement. In addition, the Compensation & HR Committee Report is included under its own heading later in this Proxy Statement.

In 2024, WTW (formerly known as Willis Towers Watson) served as the Compensation & HR Committee’s independent compensation consultant until July 2024, at which time Meridian Compensation Partners, LLC (Meridian) was named the Compensation & HR Committee’s independent compensation consultant (WTW and Meridian are collectively referred to as the Compensation Consultant). Our Compensation & HR Committee retained its independent compensation consultants to provide independent advice and assist in the development and evaluation of the Company’s 2024 executive and director compensation policies and programs. After considering various factors as required by applicable NYSE rules and its charter, our Compensation & HR Committee concluded there were no conflicts of interest with WTW or Meridian.

INDEPENDENCE

Each member of the Compensation & HR Committee meets the applicable independence requirements of the NYSE Listing Standards, our Restated Certificate of Incorporation and applicable federal laws and regulations. Each member also qualifies as a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act.

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Finance Committee

Primary Responsibilities

Under the terms of its charter, our Finance Committee assists our Board in overseeing and reviewing the Company’s financial position and policies and approving financing activities.

The Finance Committee’s responsibilities and duties include, among other things:

●
monitoring our financial, hedging and investment policies and strategies, as well as our tax strategies and legal entity structure;
●
monitoring our financial condition and our requirements for funds, including with respect to acquisitions and divestitures;
●
monitoring investment performance and funding of our pension funds;
●
monitoring our debt portfolio, including debt instruments, interest rate risk and expense management, credit facilities, liquidity and banking and cash management arrangements;
●
subject to certain issuances requiring Board approval or delegated to the CEO and CFO, reviewing and approving the amounts, timing, types, issuances, incurrence and terms of: (i) debt facilities, indentures or other arrangements for our indebtedness; and (ii) liability management transactions, including amendments, purchases and repayments prior to maturity related to our then outstanding debt securities;
●
monitoring relationships with credit rating agencies and the ratings given to us;
●
overseeing our financial risk management strategies, including capital structure, debt portfolio, pension plans, taxes, hedging, foreign currency, interest rates, commodity and other derivatives;
●
monitoring and approving our dividend and share repurchase policies and programs provided that certain dividends and share repurchase programs require final approval by our Board;
●
subject to certain agreements requiring Board approval or delegated to the CEO and CFO, reviewing and approving the entry into agreements by us to purchase goods and services in the aggregate amount of greater than $250 million USD (or local currency equivalent) in one year or $500 million USD (or local currency equivalent) over the term of the agreement;
●
overseeing and monitoring the Company’s renewable energy procurement activities and related risk management efforts; and
●
periodically evaluating the execution, the financial performance and integration of certain mergers, acquisitions, divestitures, joint ventures, and partnerships.

Roger G. Eaton Chair
Other Committee Members Charles M. Herington Nessa O’Sullivan Jill Timm Leroy J. Williams, Jr.
Meetings Held in 2024 5

INDEPENDENCE

Each member of the Finance Committee meets the independence requirements of the NYSE Listing Standards and our Restated Certificate of Incorporation.

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Governance Committee

COMPOSITION

Pursuant to our Restated Certificate of Incorporation, our Governance Committee (which is referred to in our Restated Certificate of Incorporation as the Nominating Committee) must be made up of five directors: two directors who make up our Class A-C Nominating Subcommittee; two directors who make up our Class A-M Nominating Subcommittee; and one independent director, referred to as the Independent Governance Committee Member.

Primary Responsibilities

Under the terms of the Governance Committee’s charter and our Restated Certificate of Incorporation, the responsibilities and duties of the Governance Committee and its Nominating Subcommittees include, among other things:

●
recommending to our Board up to three candidates for election by the holders of our Class B common stock and our Special Class B voting stock;
●
nominating, directly or through its sub-committees, up to 12 candidates to stand for election by the holders of our Class A common stock and our Special Class A voting stock as further described under “Nomination Process”;
●
periodically evaluating and recommending criteria for selection of Board members to be adopted by the Governance Committee and our Board;
●
monitoring and overseeing the annual evaluation of our Board;
●
reviewing and preparing for approval by our Board, the annual budget for the activities and operations of our Board;
●
periodically evaluating and recommending for approval by our Board the policies for retirement, resignation and retention of the directors, including any exceptions to the Board’s retirement age policy;
●
recommending for approval by our Board memberships and chairs of the Board’s other committees;
●
periodically organizing and coordinating CEO succession planning, and identifying and recommending candidates for CEO of our Company for approval by our Board;
●
assisting the Board in monitoring best practices, trends, developments and issues relating to our corporate governance practices and policies, in the context of our shareholder profile and “controlled company” status for NYSE and TSX purposes;
●
overseeing our corporate and political action committee political contributions and receiving annual reports summarizing our political activities, including an annual review of our Political Contributions Policy & Activity Report; and
●
reviewing and recommending for approval by our Board, changes to our Governance Guidelines.

David S. Coors Chair
Other Committee Members Peter H. Coors Andrew T. Molson Geoffrey E. Molson H. Sanford Riley
Meetings Held in 2024 4

INDEPENDENCE

As a “controlled company,” we are not required to have a nominating/corporate governance committee consisting entirely of directors who meet the independence requirements of the NYSE Listing Standards. H. Sanford Riley, the Independent Governance Committee Member, and Roger G. Eaton, who will become the Independent Governance Committee Member upon the conclusion of the Annual Meeting, are independent under the NYSE Listing Standards and our Restated Certificate of Incorporation.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board and Committee Self-Assessments

Pursuant to the Governance Guidelines, our Board and its committees conduct annual self-assessments to evaluate the qualifications, experience, skills and balance of our Board and its committees and to confirm that they are working effectively. The Board may periodically engage an independent third-party advisor experienced in corporate governance matters to facilitate, and bring an outside perspective to, the Board and its committee’s annual self-assessment process. In 2024, the Board engaged such an advisor. During 2024, the advisor conducted 1-on-1, open-ended interviews with certain Board members to provide the director with the opportunity to openly discuss the performance and effectiveness of the Board as a whole and its committees. The interviews also provided the directors with an opportunity to identify areas for improvement. The advisor’s process was developed in consultation with the Independent Governance Committee Member and the Governance Committee, as well as our Chief Legal & Government Affairs Officer and Secretary. The advisor gathered and analyzed the data and presented its findings and recommendations to the Governance Committee.

Meetings and Attendance

Our Board held nine meetings during 2024. All directors attended at least 75% or more of the aggregate meetings of our Board and the committees of our Board on which they served during 2024, in each case during the periods that he or she served. In fact, our directors attended at least 94% of such Board meetings in the aggregate. In addition, our directors are encouraged to attend the Annual Meeting. All directors standing for re-election at such time attended the 2024 Annual Meeting of Stockholders, except for one director.

Our Board and each of its committees generally hold executive sessions of non-employee directors at each regularly scheduled meeting. The Board executive sessions of independent directors are presided over by the Independent Governance Committee Member, as set forth in the Governance Guidelines.

Our Long-Term Family Stakeholders

Molson Coors is the proud combination of two family controlled publicly listed companies that came together in 2005: Molson, Inc. (Molson) and Adolph Coors Company (Coors). Molson traces its roots back to 1786, making it North America’s oldest beer company, and Coors was originally founded in 1873. We believe the long history of the involvement and ownership of the Molson and Coors families is one of our greatest strengths.

Our Company continues to thrive because of having two dedicated family stakeholder bases with a long-term ownership perspective. Generations of Molson and Coors family members have actively served on our Board and been engaged in the business, which demonstrates their families’ interest in and commitment to the long-term success of our Company. Currently, Andrew T. Molson and Geoffrey E. Molson, each sixth generation Molson family members engaged in the business, are active members of our Board. In addition, Peter H. Coors and David S. Coors, fourth and fifth generation Coors family members, respectively, are engaged in the business and also active members of our Board, and David S. Coors and Peter J. Coors (each sons of Peter H. Coors) are also active employees in our business. In addition, Peter J. Coors is a director nominee to join the Board at the Annual Meeting.

We strongly believe that the Molson and Coors families’ control and their long-term stewardship have provided, and will continue to provide, a strategic advantage to our Company. Historically, the family ownership structure has helped to maintain stability and mitigate certain short-term pressures typically faced by widely held companies, which has allowed the Board and management to focus on more long-term sustainable growth that generally benefits all stockholders. This strategic advantage is sustained by a careful balancing of the roles of our Board, management, and all our stockholders—including the Molson and Coors families. We also recognize the important role that our independent directors play in our Company. Despite our “controlled company” nature, a majority of our Board is independent and, as discussed further above, our Independent Governance Committee Member plays a crucial role in helping to confirm the interests of all directors are taken into consideration on matters, including through acting as chair of the executive sessions of solely independent directors.

The family members also play an important role in upholding our corporate culture, which has helped us to attract and retain top talent. In addition, management effectively cultivates its relationship with the Molson and Coors family members through a variety of channels, including regular Board and committee interaction, investing in future growth opportunities and supporting Molson Coors’ vision to unite people and celebrate all life’s moments.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stockholder Engagement

Why We Engage

We believe it is essential to actively engage with our stockholders to discuss and receive feedback regarding matters of importance to them and emerging trends, including, among others, changes to continue to bolster our corporate governance practices, the interplay between Putting People First & Preserving Our Planet and executive compensation, and appropriate frameworks and disclosure metrics. Accordingly, we adhere to the following practices to continue to build and maintain relationships and trust with our stockholders:

conducting year-round engagement with stockholders, proxy advisory firms, and stock analysts; engaging at stockholders’ request to address questions and concerns regarding the Company;

providing stockholder feedback to the Board and committees on a regular basis; and

considering and reflecting on stockholder feedback in our periodic review and update of policies and practices.

How We Engage

SPRING

Implement governance changes, if appropriate, based on prior engagement; Pre-Annual Meeting engagement to continue gathering feedback on emerging issues and to discuss expected items on the Annual Meeting agenda; Publish annual report and proxy statement

SPRING/SUMMER

Hold Annual Meeting; Review with the Board and its committees the feedback from prior engagement efforts and Annual Meeting voting results to assist in preparing and setting the agenda for the upcoming engagement season

SUMMER/FALL Determine potential engagement topics based on Annual Meeting voting results, Board and committee discussions, governance and compensation trends, and regulatory developments

WINTER

Conduct engagement with stockholders, as requested, to discuss our business and strategy, and corporate governance and executive compensation matters; Review of stockholder feedback and consideration of potential changes to corporate governance, executive compensation and proxy statement disclosure

Who We Engage With

We engage with significant stockholders and other stockholders as needed, including those that requested engagement or voted against certain proposals.

What We Discussed

Our interactions with stockholders in 2024 and this year covered a broad range of topics, including the following:

●	Sustainability matters, including Board and committee oversight, greenhouse gas emissions, climate performance, natural capital, and sustainability data assurance and reporting frameworks
●	Employee culture and engagement matters, including workplace safety and wellbeing
●	Alcohol responsibility and low/no alcohol products

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

●	Board effectiveness, refreshment, and succession planning activities

How We Responded

Based on feedback we received as a result of our engagement activities, and after careful review and consideration from our Board, we have made a number of enhancements to our corporate governance policies and disclosures over the past several years. Below are some examples of the changes made which our Board believes to be in the best interest of the Company and stockholders and shows our commitment to constructive engagement with our investors and other stakeholders:

●	We continue to refine our Putting People First & Preserving Our Planet and sustainability disclosures to highlight the progress we have made toward Our Imprint strategy and our sustainability goals.
●	We adopted a Political Contributions Policy in partial response to employee and stockholder engagement.
●	We have strategically approached our Board refreshment practices.
●	We amended our Restated Certificate of Incorporation to expand the non-binding advisory say on pay vote to include the Class B stockholders.

Certain Governance Policies

Hedging, Pledging and Short Sale Policies

Under our Insider Trading Policy, directors, executive officers, and other employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the individual’s securities holdings in our Company.

In addition, the Audit Committee adopted an enhanced anti-pledging policy, set forth in the Insider Trading Policy, that prohibits directors, executive officers, and other employees from purchasing our securities on margin, borrowing against any account in which our securities are held, or otherwise pledging securities as collateral for a loan. The restriction on pledging our securities as collateral for a loan (not including margin debt) may be waived with the prior approval of the CFO and Chief Legal Officer or Legal Designee (as defined under the Insider Trading Policy), except in the case of a proposed pledge by an insider (defined as a director or executive officer who is subject to Section 16 of the Exchange Act or any executive that is a direct report to the CEO). Any proposed pledge by an insider must also be approved in advance by the Audit Committee as part of its risk oversight function.

The enhanced anti-pledging policy sets forth more than a dozen distinct factors that must be considered before a proposed pledging transaction may be approved. Details of outstanding pledges of our securities are included within footnotes in the “Beneficial Ownership” section of this Proxy Statement.

As part of its risk assessment and risk management oversight responsibilities, the Audit Committee has evaluated the outstanding pledges of our securities, both on an individual and an aggregate basis, including the potential impacts to us and our stock price in the event of a forced sale, and does not believe they are reasonably likely to have a material adverse effect on us. In addition, the Audit Committee has reviewed and approved our risk management plans in the event of a forced sale or other potential event of default under these pledging arrangements.

Our directors, executive officers and other employees also are prohibited from engaging in short sales related to our common stock and the exchangeable shares issued by Molson Coors Canada Inc., a Canadian corporation and our wholly-owned indirect subsidiary (Exchangeco).

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Political Contribution Policy

In February 2021, the Governance Committee adopted an enhanced political contribution policy that outlines the Company’s policies, procedures and philosophy regarding its political contributions and activities. The Political Contribution Policy was adopted in response to feedback received from employees and as part of the Company’s ongoing stockholder engagement. The Political Contribution Policy sets forth the broad criteria that drive decisions regarding political contributions by employee-funded entities (e.g., federal PACs), corporate contributions where allowed by law, and other lobbying and advocacy efforts. It also provides that the Company’s political spending will be aligned to a set of giving criteria that is focused on a pro-Company agenda that generally, but not exclusively, opposes increased beer taxes and restrictions on sales and marketing, and promotes marketplace transparency and industry innovation. The Political Contribution Policy also clarifies that the Company’s political spending will not be influenced by the political preferences of any individual director, officer or employee. The policy vests oversight responsibilities with the Governance Committee and places day-to-day management of the Company’s political activities with the Chief Legal & Government Affairs Officer and Vice President — Government Affairs.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Global Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, our employees, the employees of our subsidiaries, and each covered individual’s immediate family members, other members of a covered person’s household and entities controlled by a covered person, as well as any person doing business on behalf of us or representing us, such as agents, contract employees, temporary employees, consultants, and contractors, and the Company itself. We believe our Global Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Global Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19 to our Annual Report.

Access To Our Directors

Stockholders and other interested parties may communicate directly with members of our Board as described in the “Questions and Answers” section of this Proxy Statement.

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Director Compensation

General

We use a combination of cash and stock-based compensation to ensure we can attract and retain high-caliber individuals to serve on our Board. The Compensation & HR Committee, with assistance from the Compensation Consultant, reviews and makes recommendations to our Board annually with respect to the form and amount of director compensation. In setting director compensation, the Compensation & HR Committee considers the significant amount of time that directors expend in fulfilling their duties to our Company and the skill level required of our Board members, as well as the compensation of directors at our peer companies. Our overall director compensation approach is to target the median of our peer group described in the “Compensation Discussion & Analysis (CD&A)” section of this Proxy Statement for both cash and stock-based elements.

2024 Compensation

Directors received an annual cash retainer and an annual equity grant in the form of restricted stock units (RSUs), as shown below. Amounts paid are prorated according to dates of service.

	Compensation Element

	Cash		Total Annual
	Retainer	RSUs	Retainer
Role	($)	($)	($)
All Directors (base retainer)	105,000	165,000	270,000
Board Chair and Board Vice Chair	195,000	165,000	360,000
Independent Governance Committee Member	125,000	165,000	290,000
Audit Committee Chair	130,000	165,000	295,000
Technology Subcommittee Chair	120,000	165,000	285,000
Compensation & HR Committee Chair	125,000	165,000	290,000
Finance Committee Chair	120,000	165,000	285,000

In addition, directors are reimbursed for any expenses incurred while attending our Board or any committee meetings and in connection with any other Company business. Board members also received tax reporting and filing assistance given the complexities created by having Board meetings across multiple countries and tax jurisdictions.

After a review of our peer group median reference points with the Compensation Consultant, in March 2025 the Compensation & HR Committee recommended and the Board approved a new incremental $15,000 cash retainer for the Chair of the Technology Subcommittee to be effective as of July 2024.

Under our Directors’ Stock Plan, non-Molson and non-Coors family directors may elect to receive 0%, 50% or 100% of their annual cash retainer in the form of either: (i) shares of Class B common stock; or (ii) deferred stock units (DSUs), with the balance in each case being paid in cash. Molson and Coors family directors receive their entire retainer and any Chair or Vice Chair retainer, as applicable, in cash. DSUs represent the right to receive shares of Class B common stock when the director’s service on our Board terminates. Upon departure from the Board, directors who have elected DSUs are paid a cash amount equal to the dividends that would have been paid during the vesting period had each DSU been an actual share of Class B common stock.

Gavin D.K. Hattersley, as our President and CEO, does not receive any compensation for his service on the Board. See the “Executive Compensation” section of this Proxy Statement for Mr. Hattersley’s compensation as President and CEO of the Company.

Director Stock Ownership Requirements

In order to further align the interests of directors with the long-term interests of our stockholders, our Board has determined that, by the end of his or her fifth year as a director, each director should own stock or stock equivalents with a value equal to five times the annual retainer. All of our directors currently meet or are on track to meet this

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DIRECTOR COMPENSATION

requirement. Shares owned directly by the director, as well as the value of DSUs and unvested RSUs, are included in calculating ownership levels.

Director Compensation Table

The table below summarizes the compensation by our Company to directors, except for Mr. Hattersley, for the year ended December 31, 2024. As noted above, Mr. Hattersley, as our President and CEO, does not receive any compensation for his service on the Board.

	Fees Earned or
	Paid in	Stock	All Other
	Cash(1)	Awards	Compensation	Total
Current Directors	($)	($)	($)	($)
Julia M. Brown	105,000	165,054	—	270,054
David S. Coors(2)	195,000	165,054	—	360,054
Peter H. Coors	105,000	165,054	—	270,054
Roger G. Eaton(4)	119,565	165,054	—	284,619
Mary Lynn Ferguson-McHugh	125,000	165,054	—	290,054
Charles M. Herington	105,144	165,054	—	270,198
Andrew T. Molson	105,000	165,054	—	270,054
Geoffrey E. Molson(3)	195,000	165,054	88,613	444,445
Nessa O’Sullivan(4)	131,087	165,054	—	296,141
H. Sanford Riley	125,000	165,054	—	290,054
Jill Timm	105,000	165,054	—	270,054
Leroy J. Williams, Jr.	105,000	165,054	—	270,054
James “Sandy” A. Winnefeld, Jr.	105,000	165,054	—	270,054

(1)	As outlined below in “Fees Earned or Paid in Cash Elections”, certain directors elected to receive a portion of the above fees in the form of Deferred Stock Units (“DSUs”) or shares of the Company stock pursuant to our deferred compensation program for directors. In the case of DSUs or shares, the cash equivalent at the time of grant is used and rounded up to the nearest whole share.
(2)	In addition to his director compensation reflected in the table above, David S. Coors received compensation of approximately $436,970 in 2024 as an employee of our Company, which included salary, bonus and equity awards consisting of PSUs, RSUs, and Stock Options. Assuming maximum-level performance for the PSUs, the aggregate compensation would be increased by $54,057.
(3)	In addition to his role on the Board, Geoffrey E. Molson, through an entity controlled by him, received CAD $121,387 in 2024 for consultant services rendered to our Company in an ambassadorial role, shown in the “All Other Compensation” column above. A CAD to USD 2024 YTD exchange rate of 0.730 was used to convert Mr. Molson’s ambassadorial role fees.
(4)	Mr. Eaton served as Audit Committee Chair through December 15, 2023, at which time he was appointed Finance Committee Chair. The amount above reflects the deduction of $435, the prorated amount that should have been deducted from his fees for 2023. Ms. O'Sullivan was appointed Audit Committee Chair effective December 16, 2023. The amount above reflects the addition of $1,087, the prorated amount that should have been included in her fees for 2023. Ms. O'Sullivan also chose to receive her 2024 fees in cash, no longer in DSUs as in 2023.

On May 16, 2024, each director received an annual equity grant of 2,873 RSUs with a grant date fair value of $57.45 per unit and an aggregate grant date fair value of $165,054. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, Compensation-Stock Compensation (FASB Topic 718). The assumptions used to calculate these amounts are described in Note 16 “Share-Based Payments” to our Company’s consolidated financial statements in the Annual Report. The RSUs cliff vest on May 16, 2027, or upon retirement of the director from our Board, whichever comes first. Upon vesting of RSUs, the director is paid a cash amount equal to the dividends that would have been paid during the vesting period had each RSU been an actual share of Class B common stock.

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DIRECTOR COMPENSATION

Fees Earned or Paid in Cash Elections

For 2024, the directors made the following elections under our Directors’ Stock Plan:

●	Retainer paid in 100% Cash: Julia M. Brown, David S. Coors, Peter H. Coors, Roger G. Eaton, Mary Lynn Ferguson-McHugh, Nessa O’Sullivan, Andrew T. Molson, Geoffrey E. Molson, H. Sanford Riley, Jill Timm, Leroy J. Williams, Jr. and James “Sandy” A. Winnefeld Jr.
●	Retainer paid in 50% DSUs and 50% Cash: Charles M. Herington

Stock Awards

Outstanding Equity Awards

The table below summarizes each director’s outstanding RSUs and DSUs as of December 31, 2024.

Current Directors	RSUs(1)	DSUs(2)
Julia M. Brown	8,396	—
David S. Coors	8,396	—
Peter H. Coors	8,396	—
Roger G. Eaton	8,396	20,581
Mary Lynn Ferguson-McHugh	8,396	—
Charles M. Herington	8,396	26,517
Andrew T. Molson	8,396	—
Geoffrey E. Molson	8,396	—
Nessa O’Sullivan	8,396	7,320
H. Sanford Riley	8,396	15,668
Jill Timm(3)	3,970	—
Leroy J. Williams, Jr.	8,396	—
James “Sandy” A. Winnefeld, Jr.	8,396	—

(1)	Represents the underlying shares of Class B common stock issuable upon vesting, retirement from our Board, death or disability, and settlement, as applicable; Excludes 2,292 outstanding RSUs received by David S. Coors in conjunction with his service as an employee of the Company.
(2)	Represents the underlying shares of Class B common stock issuable within thirty days after termination of service as a member of our Board, and settlement, as applicable.
(3)	Includes a prorated annual equity grant of 1,097 RSUs awarded to Ms. Timm in January 2024 for partial year service in 2023.

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Related Person Transactions

Approval of Related Person Transactions

Our Board has adopted a formal written policy for the review, approval and ratification of “related person” transactions. Under the policy, the Audit Committee is required to approve all related person transactions (except those transactions between us and affiliates or members of the Molson or Coors families, which require full Board approval in accordance with our Bylaws) with an aggregate amount involved that will, or may be expected to, exceed $120,000. Other than salary and benefits to officers and employees in the ordinary course of business, any transaction between us and affiliates or members of the Molson or Coors families, regardless of the amount involved, requires Board approval under our Bylaws pursuant to the requirements set forth therein.

Under the policy, our directors, executive officers and beneficial owners of more than 5% of our Class A common stock, our Class B common stock, the Class A exchangeable shares, and the Class B exchangeable shares issued by Exchangeco, or other voting securities (collectively, 5% beneficial owners) are expected to disclose the material facts of any transaction that could be potentially considered a “related person” transaction to our Company.

In determining whether to approve or ratify a transaction subject to the policy, the Audit Committee will review the relevant facts regarding the transaction including: (a) the extent of the related person’s interest in the transaction; (b) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances; and (c) whether the related person transaction is consistent with the best interests of our Company and stockholders.

Each of the transactions and relationships set forth below were ratified and approved in the manner and to the extent required under our related party transaction policy or Bylaws, as applicable.

Certain Related Person Transactions

Eric H. Molson, the father of Andrew T. Molson and Geoffrey E. Molson, serves as a Director Emeritus. In connection with his role, he received $50,000 in compensation for his services, and he has the ability to recommend up to $325,000 per year in charitable contributions.

We have contractual relationships with the Montréal Canadiens and Gestion evenko. Geoffrey E. Molson, our Chair, and Andrew T. Molson, a member of our Board, are affiliated with the general partner and one of the limited partners of CH Group Limited Partnership, the owner of the Montréal Canadiens, the Bell Centre, L’Équipe Spectra and Gestion evenko. Geoffrey E. Molson is also the President and CEO of CH Group Limited Partnership. In 2024, we made payments totaling approximately CAD $1.0 million to the Montréal Canadiens in marketing, advertising, promotional endeavors and sponsorship rights in the ordinary course of business and the Montréal Canadiens or its affiliates made payments totaling approximately CAD $9.2 million to us according to the terms of our agreements and purchased our products in the ordinary course of business. In 2024, we made payments totaling approximately CAD $2.0 million to Gestion evenko and its affiliates in marketing, advertising and promotional endeavors in the ordinary course of business. The business relationships have been in place for many years, are reviewed at least annually by the Audit Committee, and our Board has determined they are fair and reasonable and comparable to market conditions for similar business relationships.

In addition, in connection with the sale by one of our predecessor entities of its ownership interest in the Montréal Canadiens, such predecessor agreed to assume the liability associated with the Montréal Canadiens Deferred Compensation Plan (MCDC) for the benefit of the Montréal Canadiens’ players and coaches. During 2024, we made approximately CAD $108,000 in annual pension payments under the MCDC.

We have an ongoing business relationship with AVENIR GLOBAL and its affiliate, NATIONAL Public Relations, for strategic public relations services. Geoffrey E. Molson and Andrew T. Molson are affiliated with AVENIR GLOBAL. Andrew T. Molson is the Chairman of AVENIR GLOBAL, and Geoffrey E. Molson is a member of its board of directors. In 2024, we made payments to NATIONAL Public Relations totaling approximately CAD $585,000 and payments to AVENIR GLOBAL totaling approximately CAD $7,000, each for strategic public relations services. The business relationship has been in place for many years, is reviewed at least annually by the Audit Committee, and our Board has determined it is fair and reasonable and comparable to market conditions for similar business relationships.

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RELATED PERSON TRANSACTIONS

From time to time, we employ members of the Coors and Molson families, which together own a controlling interest in our Class A shares of our Company. Hiring and placement decisions are made based upon merit and compensation packages that are offered commensurate with policies in place for all employees of Molson Coors. Peter J. Coors (son of Peter H. Coors and brother of David S. Coors) and David S. Coors (son of Peter H. Coors and brother of Peter J. Coors) are employed by the Company. In 2024, David S. Coors received compensation in the ordinary course of business of approximately $436,970, which included salary, bonus and equity awards. In 2024, Peter J. Coors received compensation in the ordinary course of business of approximately $302,188, which included salary, bonus and equity awards. Our policies and procedures for review, approval and ratification of related person transactions did not require review, approval or ratification of Peter J. Coors’ compensation because it was limited to salary and benefits paid to an employee in the ordinary course of business. Please see the “Director Compensation” section of this Proxy Statement for a description of Peter H. Coors’ and David S. Coors’ compensation in their respective roles as directors of our Company and for further detail regarding David S. Coors’ compensation as a non-executive employee.

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Management

Executive Officers

The following persons hold the executive officer positions at Molson Coors as further described below as of the Record Date.

Age 62 President and CEO of Molson Coors since September 2019	GAVIN D.K. HATTERSLEY
BUSINESS EXPERIENCE: See page 16.

Age 58 CFO of Molson Coors since November 2016	TRACEY I. JOUBERT

BUSINESS EXPERIENCE:

Prior to her current role, Ms. Joubert served as the CFO and Executive Vice President of MillerCoors from 2012 to November 2016. Prior to entering that role in 2012, Ms. Joubert served as Vice President of Finance, Planning & Analysis and Controller since the formation of MillerCoors in 2008. Before joining MillerCoors, she served as Director of Finance and Group Services at Miller Brewing Company. She began her career in beer with SAB Limited, a beer brewer, in Johannesburg, South Africa, where she served as Financial Manager of technical accounting and Financial Manager of finance services. Prior to joining SAB Limited, she was Financial Manager at Barloworld Limited, an industrial brand management company, and articled at KPMG South Africa, a professional services company. Ms. Joubert has served as director of JELD-WEN Holding, Inc. (NYSE: JELD), a publicly-traded global manufacturer and distributor of windows, doors, and other building products, since 2021. She previously served as a director of Cooper Tire & Rubber Company (NYSE: CTB) from 2017 to 2021.

Age 46 Chief Legal & Government Affairs Officer and Secretary of Molson Coors since September 2023	NATALIE MACIOLEK

BUSINESS EXPERIENCE:

Prior to joining Molson Coors, Ms. Maciolek served as senior vice president, general counsel and corporate secretary at Kohler Co., a manufacturing company, from October 2022 to August 2023, and vice president, general counsel and corporate secretary from November 2018 to October 2022. She also served in positions of increasing responsibility at Kohler Co. from August 2013 to November 2018. Prior to joining Kohler Co, she was a partner and associate at Quarles & Brady LLP, a law firm, from 2004 to 2013.

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MANAGEMENT

Age 47 Chief Commercial Officer of Molson Coors since March 2023	MICHELLE ST. JACQUES

BUSINESS EXPERIENCE:

Prior to her current role, Ms. St. Jacques served as Chief Marketing Officer of Molson Coors from November 2019 to February 2023, and as Chief Marketing Officer of MillerCoors from February 2019 until November 2019. From 2015 to January 2019, Ms. St. Jacques served as Senior Vice President and Head of Global Brand & Marketing Capabilities for Kraft Heinz Company, multinational food company, in addition to a number of other roles of increasing responsibilities with the company. Prior to the 2015 merger of Kraft and Heinz, she served as Vice President of Heinz Brand for H. J. Heinz Company, multinational food company, from 2014 to 2015.

Age 47 President and CEO of Molson Coors EMEA&APAC since January 2025	PHILIP M. WHITEHEAD

BUSINESS EXPERIENCE:

Prior to his current role, Mr. Whitehead served as Managing Director in Western Europe, from December 2019 to January 2025, and as Managing Director UK & Ireland from September 2016 to December 2019. Prior to 2016, Mr. Whitehead oversaw Molson Coors’ supply chain functions as Chief Supply Chain Officer for 12 European markets from October 2014 until September 2016. He began his career in the beer industry as a Logistics Director with Molson Coors starting in 2008 and was promoted to Commercial Director in January 2011 where he served until October 2014.

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In accordance with Section 14A of the Exchange Act, the Class A Holders and the Class B Holders, voting together as a single class, are entitled to cast a vote to approve the compensation of our NEOs as described in the “Compensation Discussion and Analysis (CD&A)” section and the “Executive Compensation” section of this Proxy Statement. This proposal is also referred to as the say-on-pay vote. We have held a say-on-pay vote at each year’s annual meeting since 2013 and based on the 2023 advisory vote regarding the frequency of say-on-pay votes, our Board has determined to hold an advisory vote on NEO compensation every year.

In deciding how to vote on this proposal, we encourage you to read the “Compensation Discussion and Analysis (CD&A)” and “Executive Compensation” sections of this Proxy Statement. As described in more detail in those sections, we believe our compensation programs emphasize performance and accountability while maintaining alignment with medium- and long-term stockholder interests.

We are asking our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

Because your vote is advisory, it will not be binding upon our Board. However, our Board values our stockholders’ opinions and the Compensation & HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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Introduction

This CD&A describes our executive compensation programs and practices and explains how the Compensation & HR Committee considers performance when making compensation decisions. This discussion focuses on the compensation provided to our NEOs, who for 2024 were:

Gavin D.K. Hattersley	Tracey I. Joubert	Michelle St. Jacques	Natalie Maciolek	Sergey Yeskov
President and CEO	CFO	Chief Commercial Officer	Chief Legal & Government Affairs Officer and Secretary	Former President and CEO of Molson Coors EMEA&APAC(1)

(1)	Mr. Yeskov departed the Company effective October 17, 2024 and was on garden leave until December 31, 2024 at which time his employment with the Company terminated.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

Linking Compensation to Strategy

Our overall business strategy drives our compensation philosophy and the choices we make as a business. Our two primary focus areas are (i) our ambition to be first choice for our people, our consumers, and our customers, and (ii) execution against the following five pillars of our Acceleration Plan:

Our business strategy involves delivering against these pillars and using a balanced focus on both top- and bottom-line performance with a goal of achieving sustainable growth. Our annual incentive program for 2024, the Molson Coors Incentive Plan or MCIP, supports this strategy by incorporating two bottom-line metrics: Underlying Income Before Income Taxes weighted at 45% and Underlying FCF weighted at 18%; and one top-line metric: Underlying NSR weighted at 27%. For 2024, we also include a scorecard of People & Planet metrics weighted at 10% of the overall payout for our NEOs and other senior leaders. The People & Planet scorecard was removed from our 2025 MCIP metrics.

Our PSUs for the 2024 – 2026 performance period are conditioned on achieving certain levels of Cumulative Underlying Earnings Per Share, with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies. We believe this approach emphasizes the importance of delivering against the Company’s long term business strategy to focus on delivering value to our shareholders.

Linking Compensation to Performance

In 2024, we achieved the following Enterprise MCIP results on the metrics for our short-term incentive plans:

●	Above target performance on Underlying Income Before Income Taxes metric was driven by increased net pricing and lower MG&A expenses, partially offset by lower financial volumes;
●	Above target performance on Underlying FCF metric driven primarily by higher net cash provided by operating activities;
●	Below target performance on our Underlying NSR metric reflects lower financial volumes;
●	Below target performance on our People & Planet scorecard reflects that progress was made on most metrics but results were mixed compared to our targets.

These results combined to produce an overall Enterprise MCIP payout at 97% of target. As discussed below under “Annual Incentives,” certain of our NEOs earn short-term incentive payouts based on the results of particular business units rather than the entire company. Like the enterprise as a whole, each of our main business units also produced strong results for the year. The Americas MCIP payout was at 94% of target and the EMEA&APAC MCIP payout was at 101% of target.

The three-year PSUs granted in 2022 paid out at 175% based on the three-year performance period of 2022-2024 because our performance was above target on Cumulative NSR, above target on Cumulative Underlying Income Before Income Taxes, and at maximum on Relative TSR against S&P 500 Index companies.

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2024 CEO Realizable Pay Versus Underlying Performance

As mentioned above, variable incentive metric performance was positive for MCIP and LTIP-PSUs in 2024. The overall Enterprise MCIP for 2024 paid out at 97% of target and the 2022 to 2024 PSU awards paid out at 175%.

Realizable pay for Mr. Hattersley for 2024 was $8.4 million against a target value of $10.8 million or approximately 78% of target, primarily due to business performance and stock appreciation. Realizable pay for this comparison includes base salary, actual non-equity incentive plan payments, intrinsic value for stock options granted in 2024, RSUs granted in 2024 valued at the stock price of December 31, 2024, PSUs granted in 2024 assuming target-level PSU performance and valued at the stock price of December 31, 2024, and dividend equivalents.

Values related to performance incentive metrics shown in the chart above are reflective of final incentive plan results. MCIP incentive metrics are adjusted for the impact currency exchange rate fluctuations have on the calculations throughout the year and certain unplanned economic or business issues as approved by the Compensation & HR Committee. See footnote (1) to the “2024 MCIP Performance Metrics” table below for further information.

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Executive Compensation Governance Practices

Tie a significant portion of compensation to performance	Have an executive compensation program that encourages excessive risk taking
Use a balance of short- and long-term incentive awards with diverse performance metrics for both	Re-price stock options without stockholder approval
Award incentive compensation subject to clawback policies	Provide excise tax gross ups to executives
Consider peer group and comparable industry data in setting compensation	Allow hedging of Company stock
Establish significant executive and director stock ownership guidelines and evaluate compliance annually	Award excessive perquisites
Retain an independent compensation consultant	Offer excessive change in control or severance benefits
Actively engage with investors regarding executive compensation and governance practices	Pay dividends or dividend equivalents prior to vesting of stock awards
Pay dividends or dividend equivalents on stock options

Executive Compensation Philosophy

Our objective for our executive compensation programs is to support our business needs while being competitive in an ever-changing marketplace. To that end, our programs follow certain core principles that we believe enable us to attract and retain the leaders who will effectively develop and execute our business strategy. The Compensation & HR Committee regularly reviews these principles to ensure they meet our strategic objectives.

In designing compensation programs and setting compensation levels, we apply the following principles:

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Pay for Performance Compensation Mix

We pay for performance by ensuring that a significant portion of compensation for our executives is “at-risk” and varies based on the performance of the Company. As executives progress in the Company and assume more responsibility, the percentage of at-risk performance-based pay awarded to them increases. Consistent with our pay philosophy and in line with the compensation awarded at companies in our peer group, our NEOs’ annual target total direct compensation (TDC) (consisting of base salary, target annual incentive and target long-term incentive) is structured so that approximately 88% of the CEO’s compensation and approximately 76% of the other NEOs’ compensation consists of annual and long-term elements that are at-risk and vary with financial and stock performance.

2024 Target Comp Mix

Combined, our short-term and long-term incentives are designed to drive and reward strong performance by the Company and our people. Our mix of fixed and variable compensation motivates both short-term performance on designated financial objectives and longer-term strategic performance, both of which drive value to our stockholders.

Market Competitiveness

We have a consistent philosophy and process for setting base salaries, annual incentive opportunities and equity grant targets for our NEOs and other top executives. Generally, we set benefits and perquisites to reflect the home country practice and applicable law.

Each year, the Compensation & HR Committee reviews the competitiveness of our compensation program and of the program’s individual elements. For 2024, the Compensation & HR Committee used information regarding a peer group of 20 companies together with survey data from other companies in the consumer products industry to assess the competitive levels for each element of the NEOs’ compensation and, when appropriate, for benefits and perquisites.

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The Compensation & HR Committee, in consultation with the independent Compensation Consultant, selected the 2024 peer group so that our annual revenue would fall near the median of the peer group’s annual revenue. This was the same approach that was used in selecting the Company’s 2023 peer group. The Compensation & HR Committee also selected the peer group based on consideration of the following similarities:

Size	Operations	Global Complexity	Competition for Global Talent

General Economic Challenges	Industry; or at a Minimum, Consumer Product Companies	Public Versus Privately Held

Our 2024 peer group consisted of the following companies*:

Brown-Forman Corporation Campbell Soup Company Carlsberg A/S The Clorox Company Coca-Cola European Partners Plc Colgate-Palmolive Company Conagra Brands, Inc. Constellation Brands, Inc. Diageo plc

General Mills, Inc.

Heineken NV

The Hershey Company

Hormel Foods Corporation

The J. M. Smucker Company

Kellanova

Keurig Dr Pepper Inc.

The Kraft Heinz Company

McCormick & Company, Incorporated

Monster Beverage Corporation

*Unchanged from 2023 peer group except for removal of The Boston Beer Company, Inc.

Strategically Chosen Compensation Elements

The table below describes the purpose of each element of our pay program and how target levels for our NEOs typically compare to the peer group. The Compensation & HR Committee does not fix pay solely based on peer group benchmarks. Rather, competitive market data is only one component in the decision-making around executive compensation. The Compensation & HR Committee also considers each individual’s experience and performance, business and industry challenges, and macroeconomic factors.

Element of Compensation	Purpose	Peer Group Reference Point
Base Salary — Fixed Pay	● Fixed dollar amount that provides a competitive level of fixed compensation	● Generally, median of the peer group
Annual Incentive Awards — Pay for Performance	● Provides variable pay opportunities to reward achievement of short-term Company financial and non-financial goals that also drive sustainable long-term value creation	● Generally, target is set at the median of peer group ● Actual payouts are determined by performance
Long-Term Incentive Awards — Pay for Performance	● Provide long-term, stock-based variable pay opportunities to reward achievement of long-term Company goals and stockholder value creation	● Generally, target is set at the median of peer group ● Actual payouts are determined by performance (PSUs), stock price at vesting, or both

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Oversight of Executive Compensation Programs

In an attempt to ensure consistent application of our compensation philosophy, we draw on the perspectives of different groups in setting objectives, reviewing performance, and determining compensation for our executive officers, as set forth in the following table.

Roles And Responsibilities

Board (Majority Independent)
●
Sets annual operating plan and long-range (three-year) plan, including targets for Underlying Income Before Income Taxes and Underlying FCF, as well as Underlying NSR. These plans lay the foundation for our compensation programs.
●
The non-executive members of the Board:
●
review the CEO’s performance measured against the established metrics and assess the manner in which the CEO motivated the team to achieve prescribed performance goals.
●
set the CEO’s base pay, annual incentive target, and LTIP targets after reviewing recommendations from the Compensation & HR Committee.
●
approve ultimate bonus payments and equity awards for the CEO, if any.

Compensation & HR Committee (100% Independent)
●
Sets compensation for the NEOs other than the CEO after reviewing recommendations from the CEO.
●
Reviews data, business objectives and goals as established in coordination with our Board, and assesses achievement and recommends compensation for the CEO for approval by our Board.
●
After our Board establishes business goals and objectives, sets performance measures and payout ranges for MCIP and LTIP metrics.
●
Certifies Company and business unit performance against the established metrics, and reviews the performance of the NEOs (other than the CEO) as presented by the CEO.

Compensation Consultant (Independent)
●
Reports directly to the Compensation & HR Committee.
●
Assists in developing recommendations for executive compensation, including by providing market compensation data for all the NEOs.
●
Based on input and guidance from the Compensation & HR Committee, the CEO and the Chief People and Culture Officer, develops and provides information and recommendations to assist the Compensation & HR Committee in reviewing and adjusting the global compensation program, including:
●
peer group and industry data, with guidance on market and regulatory trends such as clawbacks;
●
assessments of pay competitiveness for executive officers; and
●
methods for implementing compensation elements and relative pay and performance alignment.

CEO
●
Recommends individual performance goals for the other NEOs and guides the achievement of those goals.
●
Evaluates each other NEO’s performance on the basis of personal goals set for the year and a self-assessment completed by the NEO.
●
Reviews trend information and reports prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the Compensation & HR Committee.
●
Recommends salaries and MCIP and LTIP awards for the other NEOs, based on his assessments and review of the data.

Chief People and Culture Officer (Americas)
●
Reviews trend information and reports prepared by the Compensation Consultant regarding the competitiveness and effectiveness of our compensation policies, programs and pay levels in order to make recommendations to the CEO and the Compensation & HR Committee.
●
Recommends adjustments to our executive compensation programs to the CEO and the Compensation & HR Committee.

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Components of Executive Compensation and 2024 Executive Pay Outcomes

This section describes the key elements of our executive compensation program and the 2024 awards to our NEOs.

Base Salary

We use base salary to provide fixed compensation that is meant to be competitive with our peers. For 2024, the Compensation & HR Committee approved the following salaries and adjustments for the NEOs other than Mr. Hattersley, whose salary in turn was approved by our Board based upon the Compensation & HR Committee’s recommendation.

		Base Salary as of	Base Salary
	Base Salary as of	December 31, 2024	Total % Change in
NEO	December 31, 2023 ($)	($)	2024
Gavin D.K. Hattersley	1,250,000	1,300,000	4.0%
Tracey I. Joubert	849,241	879,813	3.6%
Michelle St. Jacques	710,000	734,850	3.5%
Natalie Maciolek	580,000	600,300	3.5%
Sergey Yeskov(1)	452,724	465,486	4.9%

(1)	Value is in USD. A EUR to USD exchange rate of 1.1039 as of December 31, 2023 was used to convert Mr. Yeskov’s December 31, 2023 base salary, A EUR to USD full year 2024 average exchange rate of 1.082 was used to convert Mr. Yeskov’s December 31, 2024 base salary.

Annual Incentives

●	The MCIP provides a variable annual pay opportunity, which is consistent with peer companies’ practices to reward participants for achievement against short-term objectives that can have a long-term impact on our Company’s value.
●	The MCIP rewards many employees for performance against pre-established annual goals at the Company, business unit and individual levels. The MCIP award for the CEO is based entirely on the achievement of Company financial targets and People & Planet goals. MCIP awards for the other NEOs are based primarily on the performance of the enterprise or business units whose results they can influence the most, but final awards may be adjusted based on performance against individual goals.

2024 MCIP Target Awards

Target awards for the NEOs are expressed as a percentage of base salary. The following table shows, for each NEO, the target award, which business unit results are considered, and whether individual performance is considered and, at what proportion.

	Target award
NEO	(as a % of base salary)	Basis of MCIP award
Gavin D.K. Hattersley	150%	100% Enterprise
Tracey I. Joubert	90%	75% Enterprise 25% Individual
Michelle St. Jacques	90%	75% Americas 25% Individual
Natalie Maciolek	75%	75% Enterprise 25% Individual
Sergey Yeskov	90%	75% EMEA&APAC 25% Individual

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For NEOs other than the CEO, individual goals measure performance against specific job initiatives and carry a 25% weight of their respective total MCIP targets. For 2024, individual goals for NEOs were consistent with our business strategy and its focus on driving sustainable top- and bottom-line growth while evolving from a beer to a beverage company, which included, but were not limited to:

●	advancing the culture of the Company and the growth of our people,
●	growing core power brand revenue,
●	aggressively premiumizing our portfolio and scale and expand in beyond beer,
●	delivering on our financial plan, and
●	investing in our capabilities.

To help ensure that NEOs maintain a focus on the organization as a whole, there are no payouts under the MCIP for achievement of individual goals unless threshold performance is achieved at the Company or applicable business unit level. In other words, if the Company or business unit component does not pay out for a particular NEO, that executive’s individual component will not pay out either, regardless of individual achievements. Conversely, if there is a payout on an NEO’s Company or business unit component, that payout will also affect the NEO’s individual payout, if any.

The individual goal multiplier for each NEO other than the CEO is recommended by the CEO to, and then approved by, the Compensation & HR Committee, based on an assessment of each NEO’s performance against his or her individual goals for the year.

2024 MCIP Performance Metrics

●	The NEOs’ 2024 MCIP awards were based on the following Company or business unit metrics (as applied to the enterprise or the relevant business unit):
Metric (weight %)	Definition(1)
Underlying Income Before Income Taxes (45%)

The Company’s or business unit’s/segment’s income (loss) before income taxes from continuing operations, adjusted for certain items, including goodwill and other intangible and tangible asset impairments, restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results (non-GAAP adjustment items), subject to a constant currency adjustment, as described in footnote (1) below

Underlying FCF (18%)

The Company’s or business unit’s/segment’s cash provided by (used in) operating activities, less additions to property, plant and equipment, net and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items, subject to a constant currency adjustment, as described in footnote (1) below

Underlying NSR (27%)

The Company’s or business unit’s/segment’s total revenue from sales after excise taxes, adjusted for certain non-GAAP adjustment items, subject to a constant currency adjustment, as described in footnote (1) below

People & Planet Scorecard Results (10%)	Metrics include, but are not limited to, employee experience, emissions, safety, and water usage

(1)	Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR are non-GAAP financial measures, as defined above. In addition, our MCIP results for these metrics are presented in constant currency in relation to the established targets as we believe these targets should measure the underlying results of the business and that business leaders should be encouraged to make decisions that help drive long-term sustainable growth rather than those which address short-term currency fluctuations. As such, the actual 2024 MCIP results are presented in constant currency in relation to the target with the impact of foreign exchange calculated by translating our current period local currency results at the average exchange rates during 2024 used to translate the financial statements when establishing the program targets. As a result of the foregoing constant currency adjustments, in this context, each of Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR is not comparable to Underlying Income Before Income Taxes, Underlying FCF, and Underlying NSR used by us for other purposes.

The adjustments to arrive at these metrics are determined in accordance with the Company’s written policies regarding such matters. These metrics are further adjusted at the discretion of, and subject to approval by, the

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Compensation & HR Committee in accordance with our MCIP plan. The Compensation & HR Committee did not make any such adjustments in 2024.

2024 MCIP RESULTS

Enterprise

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes ($USD millions)	45%	1,433	1,592	1,831	1,621	112%
Underlying FCF ($USD millions)	18%	1,023	1,203	1,564	1,248	112%
Underlying NSR ($USD millions)	27%	11,459	11,936	12,414	11,693	62%
People & Planet Scorecard Results(1)	10%	—	—	—	—	95%
TOTAL PAYOUT	—	—	—	—	—	97%

Business Unit — Americas

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes ($USD millions)	45%	1,272	1,414	1,626	1,430	108%
Underlying FCF ($USD millions)	18%	870	1,023	1,330	1,075	117%
Underlying NSR ($USD millions)	27%	9,128	9,508	9,889	9,286	55%
People & Planet Scorecard Results(1)	10%	—	—	—	—	95%
TOTAL PAYOUT	—	—	—	—	—	94%

Business Unit — EMEA&APAC

						Payout
Metric	Weighting	Threshold	Target	Max	Actual	(%)
Underlying Income Before Income Taxes (€ EUR millions)	45%	138	162	211	172	120%
Underlying FCF (€ EUR millions)	18%	139	163	212	157	83%
Underlying NSR (€ EUR millions)	27%	2,130	2,219	2,308	2,203	86%
People & Planet Scorecard Results(1)	10%	—	—	—	—	95%
TOTAL PAYOUT						101%

(1)	People & Planet Scorecard metrics are global targets. Targets and performance results are consistent regardless of business unit affiliation.

Final 2024 MCIP Awards

The following table summarizes the calculation of final 2024 MCIP awards for our NEOs after review by the Compensation & HR Committee (and our Board in the case of the CEO) based on the payout percentages noted above. The individual goal multiplier for each NEO (with the exception of the CEO) is recommended by the CEO to and then approved by the Compensation & HR Committee, based on a 2024 performance assessment against individual

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goals. The “Grants of Plan Based Awards” table provides information on each NEO’s threshold, target and maximum MCIP award.

					MCIP Award for
	2024 MCIP Target				2024 ($)
NEO	(as a % of Salary)	Component	Weight	MCIP Multiplier	(Paid in 2025)
Gavin D.K. Hattersley		Enterprise	100%	97%
	150%	TOTAL			1,873,414
Tracey I. Joubert		Enterprise	75%	97%
		Individual	25%	100%
	90%	TOTAL			761,442
Michelle St. Jacques		Americas	75%	94%
		Individual	25%	85%
	90%	TOTAL			593,340
Natalie Maciolek		Enterprise	75%	97%
		Individual	25%	120%
	75%	TOTAL			454,699
Sergey Yeskov(1)		EMEA&APAC	—%	—%
		Individual	—%	—%
	90%	TOTAL			—

(1)	Mr. Yeskov’s MCIP award was forfeited upon his termination of employment with the Company on December 31, 2024. See “Potential Payments Upon Termination or Change in Control” for a description of the separation payments Mr. Yeskov received in connection with his termination of employment.

The Compensation & HR Committee maintains discretion and control over MCIP award payouts to ensure the final awards are reasonable relative to performance.

Long-Term Incentives

We use our LTIP to provide variable compensation in the form of equity to reward executives for achieving long-term results that align with our stockholders’ interests.

Under our LTIP, we grant executives three types of awards: PSUs, RSUs and stock options. Each NEO is awarded an aggregate LTIP value, which is allocated among the three types of awards as shown below. For 2024, we updated our mix of awards slightly. This mix of awards is designed to tie executive compensation to stockholder returns, balance performance focus with retention value, and mitigate the risk of over-focus on a single metric.

LTIP Allocation

Award Type	2024 Allocation	Alignment with Shareholders
PSUs	50%	Value of award depends on our performance on Cumulative Underlying Earnings Per Share with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies
RSUs	25%	Value of award depends on our stock price at time of vesting
Stock Options	25%	Value is realized only if our stock price increases from the grant date

The number of PSUs and RSUs awarded to each NEO is determined at the date of grant by dividing the target value of the award by the closing price of our Class B common stock on that date and rounded up to the next whole share. The

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number of stock options is determined at the date of grant by dividing the target value of the award by the Black-Scholes value of the award on that date and rounded up to the next whole share.

The total target value of these LTIP awards granted to the NEOs in 2024 is shown below. The number of PSUs, RSUs and stock options making up those awards are detailed in the “Grants of Plan Based Awards” table.

Total 2024 Annual
LTIP Awards
Name	($)
Gavin D.K. Hattersley	7,500,000
Tracey I. Joubert	1,900,000
Michelle St. Jacques	1,500,000
Natalie Maciolek	1,200,000
Sergey Yeskov(1)	1,500,000

(1)	Mr. Yeskov’s 2024 LTIP awards were forfeited upon his termination of employment with the Company on December 31, 2024.

The key components of our LTIP are summarized below. Unlike our short-term incentive awards, LTIP awards are based entirely on performance at the enterprise level.

PSUs or Performance Equity

PSUs reward executives for our achievements on our long-term goals. For PSUs granted in 2024 these metrics were: Cumulative Underlying Earnings Per Share with a modifier of 80% to 120% based on Relative TSR performance against the S&P 500 Index companies.

Metric	Weight	Definition
Cumulative Underlying Earnings Per Share (1)	100%

Cumulative Underlying Earnings Per Share for the three-year performance period, calculated as the sum of the Underlying Earnings Per Share metric computed for each annual period within the three-year performance period (FY2024 – FY2026)

Relative TSR	Modifier

Stock price appreciation plus dividends paid during the performance period, divided by starting stock price, compared relative to the same measure for each of the companies in the S&P 500 Index at the end of the performance period

(1)	Cumulative Underlying Earnings Per Share is a non-GAAP financial measure. Underlying Earnings Per Share is defined as Underlying Net Income (Loss) Attributable to Molson Coors Beverage Company, minus preferred dividends, divided by the total number of weighted average outstanding diluted shares for each fiscal period. Underlying Net Income (Loss) Attributable to Molson Coors Beverage Company is defined as net income (loss) attributable to Molson Coors Beverage Company as presented in our U.S. GAAP financial statements for each fiscal year, adjusted to exclude the impact of non-GAAP adjustment items, adjustments to the carrying value of redeemable noncontrolling interests resulting from subsequent changes in the redemption value of such interests, the related tax effects of non-GAAP adjustment items, and certain other discrete tax items. Weighted average diluted shares are calculated based on the treasury stock method under U.S. GAAP.

A preliminary award amount is determined based on the level of achievement of the Cumulative Underlying Earnings Per Share goal, subject to maximum limits approved by the Compensation & HR Committee for each NEO in connection with the grant of PSUs. At maximum performance, the preliminary award amount is 200% of the target number of shares. The preliminary award amount is then adjusted by applying the Relative TSR modifier ranging from 80% for a Relative TSR ranking of the 25th percentile or below to 120% for a Relative TSR ranking of the 75th percentile or above.

In order to achieve a 240% maximum payout for the 2024 to 2026 PSU awards, our Company must exceed its Cumulative Underlying Earnings Per Share target by more than $2.15 and achieve a Relative TSR ranking of at least the

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75th percentile. To achieve a minimum payout (beginning at 0% of the target award), our Company must achieve Cumulative Underlying Earnings Per Share within $2.15 of target .

●	To the extent earned, PSUs are settled on the third anniversary of the date of grant, subject to continuing employment. Earned PSUs can be settled in cash or shares of our Class B common stock, or partly in cash and partly in shares, at the discretion of the Compensation & HR Committee. Historically, performance awards have been settled nearly exclusively in shares.
●	PSUs will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability, and are paid out after the performance period ends based on actual results, except that in the event of retirement the PSU award with a grant date closest to the retirement date (all PSUs for the CEO) will continue to vest through the end of the performance period if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the settlement date of the award. Upon a change in control, performance is calculated at 100% of target. For any other termination of employment before the end of the performance period, PSUs are forfeited.
●	Dividend equivalents are accrued on unvested PSUs, from grant date to vesting date to the same extent dividends are paid on Class B shares. Dividend equivalents accrue on unvested PSUs and are paid in cash at vesting, if any, subject to the same performance multiplier as the underlying PSUs.

RSUs

●	We believe that providing part of the annual LTIP award in the form of RSUs significantly strengthens the retention value of our LTIP by providing a full value component to balance stock options and PSUs.
●	RSUs vest in full on the third anniversary of the date of grant, subject to continuing employment.
●	Vested RSUs are settled in shares of Class B common stock.
●	Dividend equivalents are accrued on unvested RSUs, from the grant date to the vesting date, to the same extent dividends are paid on Class B shares. Dividend equivalents accrue on unvested RSUs and are paid in cash at vesting, if any.
●	RSUs will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability, except that in the event of retirement the RSU award with a grant date closest to the retirement date (all RSUs for the CEO) will continue to vest in accordance with its terms if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the vesting date. In the event of a change in control, all unvested RSUs will vest, except to the extent a replacement award is provided. For any other termination of employment before the end of the vesting period, RSUs are forfeited.

Stock Options

●	Stock options align the interests of our executives with those of stockholders because stock options have no value unless there is an increase in the value of our shares after the grant date.
●	Stock options vest in full on the third anniversary of the date of grant. Prior to 2024, stock options vested in equal installments over a three-year period. Vested options remain exercisable until the tenth anniversary of the grant date. We believe the ten-year term of our stock options provides an effective long-term retention tool because the options, due to the 10-year term for vested options, retain potential value for executives even in the face of a prolonged downturn in the equity markets. We also believe stock options provide an appropriate balance to PSU grants, which may lose all value if we miss the threshold performance criteria for the awards to pay out.
●	Unvested stock options will vest on a pro-rata basis in the event of retirement, reduction in force, death or disability and remain exercisable for three years (or the earlier end of the option term), except that in the event of retirement the stock option award with a grant date closest to the retirement date (all stock options for the CEO) will continue to vest in accordance with its terms if the participant provides adequate notice and a mutually agreeable transition plan, enters into an extended confidentiality and noncompete agreement and continues to comply with such agreement through the vesting date. If a recipient’s employment ends for any other reason, unvested options are forfeited. In the event of a change in control, all unvested stock options vest, except to the extent a substitute award is provided.

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Long-Term Incentive (LTIP) Results

2022 to 2024 PSU Payout Results

For the 2022-2024 PSUs, performance was measured 50% based on Relative TSR relative to the companies in the S&P 500 Consumer Staples Index, 25% on Cumulative Underlying Income before Income Tax, and 25% on Cumulative Underlying NSR over the three-year period. Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 200% based on linear interpolation. If Relative TSR is at or above the 25th percentile but absolute TSR is negative, the payout on the relative TSR metric is capped at target.

Company performance with respect to each metric for the three-year performance period and the resulting Company performance score are set forth in the table below.

						Company
						Performance
Performance Metric(1)	Weighting	Threshold	Target	Maximum	Results	Score
Relative TSR Performance	50%	25th Percentile	50th Percentile	75th Percentile	81st Percentile	200%
Cumulative Underlying Income Before Income Taxes (USD millions)(2)	25%	$3,515	$3,906	$4,687	$4,292	149%
Cumulative Underlying NSR(3) (USD millions)	25%	$32,167	$33,860	$35,553	$34,705	150%

(1)

Our results for these metrics, with the exception of Relative TSR Performance, are presented in constant currency in relation to the to the initial target set at time of grant as we believe these targets should measure the underlying results of the business and that business leaders should be encouraged to make decisions that help drive long-term sustainable growth rather than those which address short-term currency fluctuations. As such, the actual 2022-2024 PSUs results are presented in constant currency in relation to the initial target set at time of grant with the impact of foreign exchange calculated by translating our current period local currency results at the average exchange rates during 2024 used to translate the financial statements when establishing the program targets. As a result of the foregoing constant currency adjustments, in this context, each of Cumulative Underlying Income Before Income Taxes and Cumulative Underlying NSR is not comparable to Cumulative Underlying Income Before Income Taxes and Cumulative Underlying NSR used by us for other purposes.

(2)

Cumulative Underlying Income Before Income Taxes is a non-GAAP financial measure and calculated as the sum of Underlying Income Before Income Taxes (as defined above) computed for each annual period within the three year performance period.

(3)	Cumulative Underlying NSR is a non-GAAP financial measure and calculated as the sum of Underlying NSR (as defined above) computed for each annual period within the three year performance period.

Perquisites

We provide certain limited perquisites to our executives, which we believe are appropriate and competitive. These perquisites are described in the narrative following the “Summary Compensation Table”. The Compensation & HR Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

Retirement and Other Post-termination Benefits

Retirement

Generally, executive officers participate in the same retirement, savings and pension plans as do other salaried employees in their home country. In addition to our 401(k) plans in the U.S., we provide supplemental defined contribution plans to highly-compensated U.S. employees to address the Internal Revenue Service (IRS) income and benefit limits placed on retirement plans.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Mr. Hattersley and Ms. Joubert also participate in various Company pension plans where benefits were frozen prior to 2010.

Details regarding the operation of our retirement and pension plans are provided in the narrative following the “Pension Benefits” table.

Deferred Compensation

●	The Molson Coors Deferred Compensation Plan (DCP) is substantially similar in structure and operation to our tax-qualified 401(k) plan and is intended to make employees whole on Company contributions that would otherwise be made to our 401(k) plan were it not for certain IRS limits. Additionally, the DCP allows certain highly-compensated executives to defer up to 75% of their base pay and up to 100% of MCIP award payments. All U.S.-based NEOs participate in these plans.
●	We believe these benefits to be competitive with those offered to similarly situated executives and consistent with market practices.
●	Details regarding the operation of our deferred compensation plans are contained in the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

Change in Control and Severance

●	Through the combination of our change in control program (as amended, CIC Program) and our U.S. Severance Pay Plan, we provide protection to executives in situations involving termination “not for cause” following a change in control. All U.S. NEOs participate in the CIC Program and U.S. Severance Pay Plan. Mr. Yeskov, whose employment terminated on December 31, 2024, was not eligible to participate in the CIC Program or the U.S. Severance Pay Plan. See “Potential Payments Upon Termination or Change in Control” for a description of the separation payments Mr. Yeskov received in connection with his termination of employment.
●	As a condition of participating in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect us regardless of whether a change in control occurs.
●	Under the CIC Program, a participant is entitled to certain benefits subject to “double-trigger” conditions following a change in control. Specifically, CIC Program benefits are payable if both (a) a change in control occurs and (b) if the participant is terminated by the Company other than for cause, death or disability or the participant resigns for good reason, in each case, on or within a certain period of time (for NEOs, two years) after the change in control. Benefits are also payable if a qualifying termination occurs up to six months prior to the change in control at the request of a third party involved in or contemplating a change in control of the Company. The CIC Program does not provide for any excise tax gross-ups. Each of the benefits is also conditioned on the participant executing a release of claims in favor of the Company following termination. The CIC Program also contains certain non-solicitation covenants.
●	Additional information about the CIC Program, the U.S. Severance Pay Plan and Mr. Yeskov’s Directors Service Agreement is provided in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Additional Information Regarding Executive Pay

Compensation and Risk Assessment

Our Compensation & HR Committee believes that we have no compensation policies or programs that give rise to risks reasonably likely to have a material adverse effect on our Company.

Governance of Equity Grant Process

The Compensation & HR Committee generally evaluates and approves annual equity grants at or about the same time as it determines and approves annual salary adjustments and annual incentive payouts. Annual equity grants typically are made in late February or early March at a special meeting of the Compensation & HR Committee (for the NEOs other than the CEO) and a special meeting of the Board (in the case of the CEO).

Individual recognition equity awards may be granted at other times during the year, typically on the first trading day of a month, related to special circumstances, such as acquisitions, establishment of joint ventures, promotions, extraordinary performance, retention and other events. Awards of stock options, RSUs or other equity incentives to new executive officers typically occur at the time the individual joins the organization or first becomes an officer.

We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our Class B common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our Class B common stock on the NYSE on the last trading day preceding the date of grant.

No off-cycle stock option awards were granted to NEOs in fiscal year 2024. During fiscal year 2024, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material non-public information. We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation for NEO grants in fiscal year 2024.

Equity awards made to NEOs during 2024 are further described under the header “Long-Term Incentive (LTIP) Results”. These awards are also reflected in the relevant compensation tables.

Stock Ownership Guidelines

We have stock ownership guidelines for our executives because we believe it is important for the leadership team to have a meaningful stake in the Company to further align management’s interests with those of our stockholders. Under the guidelines, executives must accumulate shares and share equivalents having a market value equal to a prescribed multiple of annual salary shown below.

Position	Requirement Met?	Ownership Requirement as a Multiple of Annual Salary	Additional Details
CEO	Yes	6 x
•
Each NEO has five years from the time they assumed their current role to reach the required ownership level.
•
Shares owned outright, the value of shares in deferred compensation plans, the projected value of unvested RSUs, and shares held in trust for estate planning purposes count toward the ownership requirement. Vested and unvested stock options and unvested PSUs are excluded.

Other NEOs	Yes	3 x
Other Senior Executives	Yes	3 x

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Recovery of Awards (Clawback)

In 2023, the Compensation & HR Committee adopted a Global Incentive Compensation Clawback Policy in accordance with Rule 10D-1 of the Securities and Exchange Act and NYSE listing standards. The policy requires, subject to limited exceptions, the Compensation & HR Committee to pursue recovery of excess incentive-based compensation received by any current or former executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements.

In addition, in 2025, the Compensation & HR Committee adopted the Global Incentive Compensation Clawback Policy for Misconduct, which covers all of our current and former employees. Under this policy, in the event of certain misconduct that is materially injurious to the Company we may recover from any current or former employee (including our executive officers), any cash or equity incentive compensation received by the employee that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, or that vests solely based on the passage of time. Any such recovery is at the discretion of the Compensation & HR Committee for any current or former executive officer, and the Company for all other employees.

We also negotiate payback terms for certain items in executive offer letters, such as sign-on bonuses and relocation expenses.

Response to Advisory Say-on-Pay Vote

The Compensation & HR Committee has taken into consideration the results of the 2024 stockholder advisory vote to approve executive compensation. That vote demonstrated that stockholders approve of our compensation practices; the advisory resolution received approximately 94.3% of votes cast in favor. The Compensation & HR Committee followed a similar approach to compensation in 2024. The Compensation & HR Committee will continue to consider the result of say-on-pay votes when making future compensation decisions for the NEOs, including as discussed above under “Stockholder Engagement”.

70 |	2025 Proxy Statement

The Compensation & HR Committee, comprised of independent directors, reviewed and discussed the above CD&A with management. Based on the review and discussion, the Compensation & HR Committee recommended to our Board that this CD&A be included in this Proxy Statement.

Submitted by the Compensation & HR Committee

Mary Lynn Ferguson-McHugh (Chair)	Julia M. Brown
H. Sanford Riley	James “Sandy” A. Winnefeld, Jr.

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Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2024 and, where applicable, 2023 and 2022 for each of our 2024 named executive officers.

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Gavin D.K. Hattersley	2024	1,287,568	—	5,774,784	1,875,008	1,873,414	—	(4)	526,487	11,337,261
President and CEO	2023	1,237,671	—	5,874,071	1,335,003	3,434,535	—	(4)	329,278	12,210,558
	2022	1,187,671	—	5,059,609	1,120,009	1,371,760	—	(4)	332,349	9,071,398
Tracey I. Joubert	2024	872,212	—	1,463,040	475,009	761,442	—	(4)	304,276	3,875,979
CFO	2023	843,142	—	1,320,081	300,006	1,403,830	18,115		159,456	4,044,630
	2022	819,354	—	1,355,275	300,012	582,007	—	(4)	178,892	3,235,540
Michelle St. Jacques(1)	2024	728,671	—	1,155,007	375,008	593,340	—		208,342	3,060,390
Chief Commercial Officer	2023	704,346	—	1,320,081	300,006	1,096,924	—		146,978	3,568,335
	2022	671,120	—	722,833	160,001	402,609	—		116,167	2,072,730
Natalie Maciolek(2)	2024	595,253	—	924,031	300,003	454,699	—		128,200	2,402,156
Chief Legal & Government Affairs Officer	2023	187,507	200,000	1,200,046	—	260,176	—		8,877	1,856,606
Sergey Yeskov(3)	2024	460,080	—	1,155,077	375,008	—	—		2,148,253	4,138,348
Former President and CEO of Molson Coors EMEA&APAC	2023	449,473	—	1,320,081	300,006	665,768	—		115,380	2,850,708
	2022	426,239	—	1,355,275	300,012	538,692	—		132,764	2,752,982

(1)	Ms. St. Jacques was appointed Chief Commercial Officer effective March 1, 2023.
(2)	Ms. Maciolek was appointed Chief Legal & Government Affairs Officer effective September 5, 2023. She received a sign on cash award of $200,000 as part of her new hire offer, subject to one year repayment agreement should she terminate within that time period. In addition, Ms. Maciolek received a sign on equity grant on October 2, 2023 of 19,167 RSUs ($1,200,000 at grant) which vests pro-rata in 50% annual increments on October 2, 2024 and October 2, 2025.
(3)	For Mr. Yeskov, a EUR to USD full year 2024 average exchange rate of 1.082 was used to convert his 2024 Salary, Non-Equity Incentive Plan Compensation and All Other Compensation where applicable. Mr. Yeskov’s unvested Stock Awards, Option Awards and 2024 Non-Equity Incentive Plan Compensation were forfeited upon his termination of employment on December 31, 2024.
(4)	For 2024, Mr. Hattersley and Ms. Joubert had a decrease in Change in Pension Value of $27,666 and $3,959 respectively. For 2023, Mr. Hattersley had a decrease in Change in Pension Value of $8,341. For 2022, Mr. Hattersley and Ms. Joubert had a decrease in Change in Pension Value of $53,937 and $77,301, respectively. These negative amounts are not reflected in the table pursuant to applicable SEC rules.
(5)	For 2024, the amounts reported in the “All Other Compensation” column reflect the sum of: (i) the incremental cost to the Company of perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Molson Coors Employees’ Retirement and Savings Plan, and DCP (collectively, the Plans); and (iv) the dollar value of life insurance premiums paid by the Company. The amounts contributed to the Plans are calculated on the same basis for all participants in the relevant plan. The provisions of the Plans are described in the “Non-Qualified Deferred Compensation” section of this Proxy Statement. For Mr. Yeskov, All Other Compensation also includes an aggregate of $2,081,472 in separation payments made in connection with his termination of employment. See “Potential Payments Upon Termination or Change in Control” for a description of these payments.

For 2024, the perquisites and other personal benefits provided to one or more of our NEOs consisted of financial planning, sports tickets, parking allowance, executive physical, mobility, vehicle allowance and product allotment. Where payments were made in CAD a CAD to USD full year 2024 average exchange rate of 0.730 was used to convert, where applicable. For Mr. Yeskov, also includes relocation related expenses.

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EXECUTIVE COMPENSATION

A description of the additional “All Other Compensation” received by the NEOs in 2024 is set forth below:

	Contributions to the 401(k) and DCP Plans
	Total Contributions	Components of	Life Insurance
Name	($)(1)	Total Contributions	Premiums ($)(2)
Gavin D.K. Hattersley	424,897	$31,050 to the 401(k) Plan and $393,847 to the DCP	38,723
Tracey I. Joubert	204,787	$31,050 to the 401(k) Plan and $173,737 to the DCP	23,824
Michelle St. Jacques	164,258	$31,050 to the 401(k) Plan and $133,208 to the DCP	4,013
Natalie Maciolek	76,951	$31,050 to the 401(k) Plan and $45,901 to the DCP	495
Sergey Yeskov	—	—	1,908

(1)	We make direct and matching contributions for all of the NEOs under the 401(k) and DCP as applicable, on the same terms and using the same formula as other participating employees.
(2)	We provide life insurance to all U.S. employees. For all of the U.S. based NEOs, the total coverage is equal to eight times their salary. Mr. Yeskov is eligible for life insurance with coverage equal to two times his salary up to a maximum of EUR 1,500,000. The premium for Mr. Yeskov is employer paid. None of the NEOs are eligible for a tax reimbursement related to this benefit.

Stock Awards

The amount in the “Stock Awards” column reflects the aggregate grant date fair value of RSU awards and PSU awards (at target) granted to each NEO, calculated in accordance with the provisions of the FASB Topic 718. Details regarding the 2024 stock awards can be found in the “Grants of Plan-Based Awards” table, including the threshold, target and maximum levels for the PSU awards. Further details regarding the stock awards program are described in the “Long-Term Incentives” section of this Proxy Statement.

The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to our consolidated financial statements in our Annual Report on Form 10-K. The PSUs and RSUs were granted under the Incentive Compensation Plan. The grant date fair value of the PSUs granted in 2024 set forth in the Stock Awards column is: $3,899,784 for Mr. Hattersley, $988,009 for Ms. Joubert, $779,970 for Ms. St. Jacques, and Mr. Yeskov, and $623,989 for Ms. Maciolek. Assuming the maximum level of performance is achieved, the grant date fair value of those PSUs would be: $7,799,568 for Mr. Hattersley, $1,976,018 for Ms. Joubert, $1,559,940 for Ms. St. Jacques, and Mr. Yeskov, and $1,247,978 for Ms. Maciolek.

We caution that the amounts reported for these awards may not reflect the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value is dependent on a number of factors including our performance, stock price, Relative TSR, Cumulative NSR, Cumulative Underlying Income Before Income Taxes, and the NEO’s continued employment.

Option Awards

The amount in the “Option Awards” column is the grant date fair value of stock option awards granted to each NEO, calculated in accordance with FASB Topic 718. Further details regarding the option awards program are described in the “Long-Term Incentives” section of this Proxy Statement.

The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to the Company’s consolidated financial statements in our Annual Report on Form 10-K. The stock options were granted under the Incentive Compensation Plan.

Non-Equity Incentive Plan Compensation

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash amounts earned by the NEOs for performance in the calendar year. Further details regarding Non-Equity Incentive Plan Compensation are described under the “Annual Incentives” section of this Proxy Statement.

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EXECUTIVE COMPENSATION

Change In Pension Value and Non-Qualified Deferred Compensation Earnings

The amounts shown in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column include changes in pension values under the tax qualified pension plans for Molson Coors, LLC and the Benefit Equalization Plan (BEP) (which supplements the Molson Coors Pension Plan).

Grants of Plan Based Awards

The following table provides information for each of our NEOs regarding MCIP and LTIP award opportunities, including the range of potential payouts, made under our stockholder approved Incentive Compensation Plans during 2024.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
			Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Options(4)	Awards	Awards(5)
Name	Date	Description	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gavin D.K. Hattersley	3/4/2024	RSUs							30,077			1,875,000
	3/4/2024	PSUs				0	60,154	144,370				3,899,784
	3/4/2024	Stock Options								113,568	62.34	1,875,008
	—	MCIP	482,839	1,931,355	3,862,710
Tracey I. Joubert	3/4/2024	RSUs							7,620			475,031
	3/4/2024	PSUs				0	15,240	36,576				988,009
	3/4/2024	Stock Options								28,771	62.34	475,009
	—	MCIP	196,248	784,992	1,569,984
Michelle St. Jacques	3/4/2024	RSUs							6,016			375,037
	3/4/2024	PSUs				0	12,031	28,874				779,970
	3/4/2024	Stock Options								22,714	62.34	375,008
	—	MCIP	163,951	655,805	1,311,611
Natalie Maciolek	3/4/2024	RSUs							4,813			300,042
	3/4/2024	PSUs				0	9,625	23,100				623,989
	3/4/2024	Stock Options								18,171	62.34	300,003
	—	MCIP	111,610	446,440	892,880
Sergey Yeskov(6)	3/4/2024	RSUs							6,016			375,037
	3/4/2024	PSUs				0	12,031	28,874				779,970
	3/4/2024	Stock Options								22,714	62.34	375,008
	—	MCIP	99,060	396,239	792,478

(1)	The amounts represent a range of possible MCIP awards made under the Incentive Compensation Plan to each of the NEOs as described in the “2024 MCIP Underlying Results” section of this Proxy Statement. Actual payments under MCIP have already been determined and were paid to NEOs in March 2024 and are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	The awards represent PSUs granted in 2024 under the Incentive Compensation Plan. The performance period for the PSUs is the beginning of the 2024 fiscal year through the end of the 2026 fiscal year.
(3)	The awards represent RSUs granted in 2024 under the Incentive Compensation Plan for all NEOs. These RSUs vest on the third anniversary of the grant date.
(4)	The awards represent stock options granted in 2024 to NEOs under the Incentive Compensation Plan. These options have a term of ten years from the grant date and vest in three equal annual installments beginning on the first anniversary of the grant date.
(5)	The assumptions used to calculate these amounts are incorporated by reference to Note 16 “Share-Based Payments” to our consolidated financial statements in our Annual Report on Form 10-K. Assuming the maximum level of performance is achieved, the value of those PSUs would be: $7,799,568 for Mr. Hattersley, $1,976,018 for Ms. Joubert, $1,559,940 for Ms. St. Jacques, and Mr. Yeskov, and $1,247,978 for Ms. Maciolek.
(6)	Mr. Yeskov forfeited all unvested non-equity incentive and equity awards in connection with the termination of his employment effective December 31, 2024. See “Potential Payments Upon Termination or Change in Control” for a description of the separation payments Mr. Yeskov received in connection with his termination of employment.

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EXECUTIVE COMPENSATION

Stock Options

●	We have outstanding options under the Incentive Compensation Plan. The Incentive Compensation Plan provides that the exercise price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.
●	Further details regarding stock options are described in the “Long-Term Incentives” section of this Proxy Statement.

RSUs

●	We have outstanding RSUs under the Incentive Compensation Plan. We may impose such conditions or restrictions on RSUs granted pursuant to the Incentive Compensation Plan as the Compensation & HR Committee may deem advisable.
●	A participant has no voting rights with respect to any RSUs granted.
●	Further details regarding RSUs are described in the “Long-Term Incentives” section of this Proxy Statement.

PSUs or Performance Equity

●	We have outstanding PSUs under the Incentive Compensation Plan. In connection with the grant of PSUs, the Compensation & HR Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the amount paid to the participant.
●	The form and timing of payment of earned PSUs is determined by the Compensation & HR Committee. The Compensation & HR Committee, in its sole discretion, may pay earned PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PSUs at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Compensation & HR Committee.
●	Further details regarding PSUs or Performance Equity are described in the “Long-Term Incentives” section of this Proxy Statement.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by the NEOs at the fiscal year ended December 31, 2024. The year-end values set forth in the table are based on the $57.32 per share closing price for the Class B common stock on December 31, 2024, the last trading day of the fiscal year.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan Awards:	Market or
								Market	Number of	Payout Value of
							Number of	Value of	Unearned	Unearned
		Number of	Number of				Shares or	Shares of	Shares, Units,	Shares, Units
		Securities	Securities				Units of	Stock or	or Other	or Other
		Underlying	Underlying	Option			Stock That	Units that	Rights that	Rights that
		Unexercised	Unexercised	Exercise	Option	Grant Date	Have Not	have not	have not	have not
	Grant Date	Options (#)	Options (#)	Price	Expiration	for Stock	Vested	vested	vested	vested
Name	for Options	Exercisable(a)	Unexercisable(b)	($)(c)	Date(d)	Awards	(#)(e)	($)(f)	(#)(g)	($)(h)
Gavin D.K. Hattersley	3/9/2015	21,460	—	74.81	3/9/2025	—	—	—	—	—
	2/12/2016	18,460	—	84.14	2/12/2026	—	—	—	—	—
	3/8/2017	26,056	—	96.77	3/8/2027	—	—	—	—	—
	3/6/2018	32,638	—	78.79	3/6/2028	—	—	—	—	—
	3/5/2019	54,526	—	61.09	3/5/2029	—	—	—	—	—
	10/1/2019	23,392	—	57.50	3/5/2029	—	—	—	—	—
	3/2/2020	134,329	—	51.48	3/2/2030	—	—	—	—	—
	3/2/2021	103,380	—	44.97	3/2/2031	—	—	—	—	—
	2/28/2022	61,404	30,702	52.18	2/28/2032	2/28/2022	32,197	2,003,941	53,661	3,339,861
	2/27/2023	33,259	66,517	53.75	2/27/2033	2/27/2023	37,256	2,262,184	62,094	3,770,348
	3/4/2024	—	113,568	62.34	3/4/2034	3/4/2024	30,077	1,776,949	60,154	3,553,898
Tracey I. Joubert	2/11/2015	2,782	—	86.45	2/11/2025	—	—	—	—	—
	2/11/2015	4,301	—	73.00	2/11/2025	—	—	—	—	—
	2/12/2016	5,907	—	84.14	2/12/2026	—	—	—	—	—
	3/8/2017	10,423	—	96.77	3/8/2027	—	—	—	—	—
	3/6/2018	13,055	—	78.79	3/6/2028	—	—	—	—	—
	3/28/2018	2,707	—	75.41	3/28/2028	—	—	—	—	—
	3/5/2019	32,716	—	61.09	3/5/2029	—	—	—	—	—
	3/2/2020	44,777	—	51.48	3/2/2030	—	—	—	—	—
	3/2/2021	39,762	—	44.97	3/2/2031	—	—	—	—	—
	2/28/2022	16,448	8,224	52.18	2/28/2032	2/28/2022	8,624	536,758	14,374	894,638
	2/27/2023	7,474	14,948	53.75	2/27/2033	2/27/2023	8,373	508,409	13,954	847,287
	3/4/2024	—	28,771	62.34	3/4/2034	3/4/2024	7,620	450,190	15,240	900,379
Michelle St. Jacques	3/2/2020	26,866	—	51.48	3/2/2030	—	—	—	—	—
	3/2/2021	15,905	—	44.97	3/2/2031	—	—	—	—	—
	2/28/2022	8,772	4,386	52.18	2/28/2032	2/28/2022	4,600	286,304	7,666	465,480
	2/27/2023	7,474	14,948	53.75	2/27/2033	2/27/2023	8,373	508,409	13,954	877,986
	3/4/2024	—	22,714	62.34	3/4/2034	3/4/2024	6,016	355,425	12,031	710,791
Natalie Maciolek	—	—	—	—	—	10/2/2023	9,583	570,093	—	—
	3/4/2024	—	18,171	62.34	3/4/2034	3/4/2024	4,813	284,352	9,625	568,645
Sergey Yeskov	3/6/2018	7,833	—	78.79	1/1/2026	—	—	—	—	—
	3/5/2019	17,449	—	61.09	1/1/2026	—	—	—	—	—
	2/28/2022	16,448	—	52.18	1/1/2026	—	—	—	—	—
	2/27/2023	7,474	—	53.75	1/1/2026	—	—	—	—	—

(a)	This column includes stock options that have vested and have not been exercised. Prior to 2024 awards, stock options generally vested in equal annual installments over a three-year period, subject to acceleration of vesting in the event of a change in control or certain termination events. Starting in 2024, Stock Options grants vest fully on the third anniversary of the grant date, subject to acceleration of vesting in the event of a change in control or certain termination events.
(b)	This column includes stock options that have not vested.

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(c)	This column indicates the stock option strike price.
(d)	This column indicates the expiration date for stock options which is ten years from the date of grant, unless otherwise outlined.
(e)	This column includes unvested RSUs, which generally vest on the third anniversary of the date of grant, based on continuing employment, subject to acceleration in the event of a change in control or certain termination events. Ms. Maciolek’s October 2, 2023 sign on award of 19,167 RSUs vest in installments of 50% annual increments on October 2, 2024 and on October 2, 2025.
(f)	Market value of RSUs that have not vested is calculated by multiplying the number of unvested RSUs by the closing market price of $57.32 for Class B common stock on December 31, 2024. Values shown above include dividend equivalents accrued on awards through December 31, 2024.
(g)	This column represents unvested PSUs at the value the awards will pay assuming target performance for awards granted on February 28, 2022, February 27, 2023, and March 4, 2024. These awards will vest upon achievement of at least the threshold performance level at the conclusion of the performance period upon Compensation & HR Committee certification of performance, subject to acceleration in the event of a change in control. Typically, the performance period is three years beginning with the fiscal year in which the award was granted. The final payout for 2022 and 2023 awards will be between 0% - 200% and for 2024 awards between 0% - 240% depending on final performance.
(h)	The value of PSUs is calculated by multiplying the number of unvested PSUs by the closing market price of $57.32 for Class B common stock on December 31, 2024. The final payout may be more or less depending on final performance. Values shown above include dividend equivalents accrued on awards through December 31, 2024.

Option Exercises and Stock Vested

The following table sets forth information for each of our NEOs regarding stock options exercised and stock awards vested during fiscal year 2024.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized On
	Acquired on Exercise	Upon Exercise	Acquired on Vesting	Vesting
Name of Executive Officer	(#)	($)(1)	(#)	($)(1)
Gavin D.K. Hattersley	—	—	122,572	7,615,398
Tracey I. Joubert	2,771	16,183	47,145	2,929,119
Michelle St. Jacques	—	—	22,999	1,425,118
Natalie Maciolek	—	—	9,584	539,867
Sergey Yeskov	—	—	7,006	435,283

(1)	For stock awards vested, the values were calculated using the closing market price of the Class B common stock on the date of vesting. For stock options exercised, the value realized is the difference between the market price of the Class B common stock at the time of exercise and the exercise price of the option.

Pension Benefits

The following table sets forth the present value of accumulated benefits payable to each of the NEOs under our tax-qualified retirement plans as well as our non-qualified supplemental plan and their years of service.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefits	Fiscal Year
Name	Plan Name(1)	(#)(1)	($)	($)
Gavin D.K. Hattersley	Molson Coors Pension Plan	5	223,888	—
	Molson Coors Benefit Equalization Plan	5	333,348	—
Tracey I. Joubert	Molson Coors Pension Plan	5	193,235	—
	Molson Coors Benefit Equalization Plan	5	69,489	—
Michelle St. Jacques(2)	—	—	—	—
Natalie Maciolek(2)	—	—	—	—
Sergey Yeskov(2)	—	—	—	—

(1)	Actual years of service differ as follows: Mr. Hattersley (28 years) and Ms. Joubert (27 years).

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(2)	Ms. St. Jacques, Ms. Maciolek and Mr. Yeskov are not participants in any defined benefit pension plan.

U.S. Pension

We froze our U.S. qualified defined benefit pension plan in 2008 and the assets and liabilities of the plan were transferred to MillerCoors and are now sponsored by Molson Coors. The qualified balances for Ms. Joubert and Mr. Hattersley are displayed in the table above. The present value of accumulated benefits for the U.S. qualified pension plan is shown (through December 31, 2024) using an assumed retirement age of 60 or current age for Ms. Joubert and Mr. Hattersley and a discount rate of 5.35%.

Ms. Joubert and Mr. Hattersley participate in the Molson Coors Benefit Equalization Plan (BEP), which is a non-qualified supplemental defined benefit retirement plan designed to make legacy Miller employees whole when their accrued benefit under the Molson Coors Pension Plan is limited due to Section 401(a) of the Internal Revenue Code which limits the total amount of compensation that can be considered when determining an employee’s benefit accrual. The BEP determines an employee’s accrued pension benefit without regard to the compensation limit and then subtracts the accrued benefit from the qualified retirement plan from this amount. The resulting difference is the benefit earned under the BEP. The benefit accruals were frozen under this plan as of December 31, 2007, the same date benefit accruals were frozen under the Molson Coors Pension Plan. Ms. Joubert and Mr. Hattersley were impacted in a similar fashion to other participants by the plan freeze.

Non-Qualified Deferred Compensation

The following table sets forth information for each of the NEOs regarding executive and Company contributions, aggregate earnings (on the entire account balance) accrued during 2024, and aggregate withdrawals/distributions, as well as year-end account balances under the deferred compensation plans.

			Company	Aggregate		Aggregate
		Executive	Contributions in	Earnings in	Aggregate	Balance at
		Contributions in	Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Plan	Last Fiscal Year(1)	Year(2)	Year	Distributions	Year-End
Name	(Defined Below)	(a) ($)	(b) ($)	(c) ($)	(d) ($)	(e) ($)
Gavin D.K. Hattersley	DCP	—	393,847	219,678	—	3,627,037
Tracey I. Joubert	DCP	—	173,737	529,828	79,660(3)	2,866,554
Michelle St. Jacques	DCP	—	133,208	16,433	—	491,921
Natalie Maciolek	DCP	—	45,901	—	—	45,901
Sergey Yeskov	DCP	—	—	21,248	29,972(3)	209,668

(1)	Executive Contributions in the Last Fiscal Year to the DCP are reflected in the “Summary Compensation Table” in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Company Contributions in the Last Fiscal Year to the DCP are reflected in the “Summary Compensation Table” in the “All Other Compensation” column.
(3)	Represents an in-service distribution.

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The Molson Coors Deferred Compensation Plan (DCP) for U.S. Participants

The DCP is substantially similar in structure and operation to our qualified 401(k) plan and is intended to make employees whole on Company contributions which would otherwise be made to our 401(k) plans were it not for certain IRS limits. Additionally, the DCP allows certain highly compensated executives of the Company the ability to defer up to 75% of their base pay and up to 100% of MCIP award payments.

Additional Deferred Compensation Plans

Of the amounts in the “Aggregate Balance at Last Fiscal Year-End” column of the “Non-Qualified Deferred Compensation” table, the following amounts were also included in the “Total” column of the “Summary Compensation Table” for 2024, 2023 and 2022 (these amounts consisted of “Executive Contributions in Last Fiscal Year” and “Company Contributions in Last Fiscal Year” for each year).

				Previously
		Reported	Previously	Reported
		for 2024	Reported for 2023	for 2022	Total
Name	Plan	($)	($)	($)	($)
Gavin D.K. Hattersley	DCP	393,847	205,047	225,262	824,156
Tracey I. Joubert	DCP	173,737	98,513	107,508	379,758
Michelle St. Jacques	DCP	133,208	69,857	75,333	278,398
Natalie Maciolek	DCP	45,901	—	—	45,901
Sergey Yeskov	—	—	—	—	—

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Potential Payments Upon Termination or Change in Control

The following table reflects the incremental amount of compensation payable to each NEO in the event of various termination scenarios or a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2024, and the value of the Class B common stock was the December 31, 2024 closing market price of $57.32 per share, and the PSUs are at target attainment. The amounts do not include benefits earned or vested on or before December 31, 2024, or benefits provided under insurance or regular programs generally available to salaried employees.

	Voluntary	Involuntary			Change in
	Separation Or	Termination	Termination	Disability/	Control(5)
	Retirement(1)	Without Cause(2)	for Cause(3)	Death(4)	($)
Name	($)	($)	($)	($)
Gavin D.K. Hattersley
Severance Payments	—	1,300,000	—	—	9,750,000
Benefits and Perquisites	—	14,051	—	—	28,127
Acceleration of Vesting of Stock Options	395,274	395,274	—	—	395,274
Acceleration of Vesting of RSUs/PSUs	15,788,163	10,196,765	—	10,142,946	15,788,163
Tracey I. Joubert
Severance Payments	—	879,813	—	—	3,343,290
Benefits and Perquisites	—	20,234	—	—	37,401
Acceleration of Vesting of Stock Options	95,636	95,636	—	—	95,636
Acceleration of Vesting of RSUs/PSUs	3,477,031	3,491,419	—	3,477,031	3,908,364
Michelle St. Jacques
Severance Payments	—	734,850	—	—	2,792,430
Benefits and Perquisites	—	18,456	—	—	34,735
Acceleration of Vesting of Stock Options	—	—	—	—	75,908
Acceleration of Vesting of RSUs/PSUs	—	564,322	—	1,845,360	3,017,325
Natalie Maciolek
Severance Payments	—	600,300	—	—	2,101,050
Benefits and Perquisites	—	4,962	—	—	14,493
Acceleration of Vesting of Stock Options	—	—	—	—	—
Acceleration of Vesting of RSUs/PSUs	—	518,359	—	573,257	1,376,884

(1)	Mr. Hattersley is retirement eligible (based on age and years of service) for the purposes of the Incentive Compensation Plan and is entitled to full vesting on his 2022, 2023, and 2024 RSUs and PSUs and his 2024 stock options on their normal vesting cycle and full accelerated vesting of his 2022 and 2023 stock options. Ms. Joubert is retirement eligible (based on age and years of service) for purposes of the Incentive Compensation Plan and is entitled to accelerated vesting of her 2022 and 2023 stock options, full vesting on her 2024 stock options, full vesting on her 2024 PSUs, pro-rata vesting on her 2022 and 2023 PSUs, full vesting on her 2024 RSUs and accelerated vesting on a pro-rata portion of 2022 and 2023 RSUs. The amounts in the table reflect the: (i) intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $57.32, the closing price of the Class B common stock on December 31, 2024); and (ii) the value of the applicable vesting PSUs and RSUs calculated using the closing price of the Class B common stock on December 31, 2024 which was $57.32. PSUs are still subject to the Company meeting the applicable performance requirements. The table assumes performance at target. Mses. St. Jacques and Maciolek were not retirement eligible as of December 31, 2024 and would receive no benefits on equity awards.
(2)	For Mses. Joubert, St. Jacques, and Maciolek and Mr. Hattersley, the amounts are pursuant to the U.S. Severance Pay Plan and assume the involuntary termination is eligible for payments under the definitions in that Plan. Mr. Hattersley and Ms. Joubert are retirement eligible and therefore the amount reflects the retirement treatment outlined above, plus a cash payment for any outstanding RSUs with an original vest date within one year of the separation date. For Mses. St. Jacques and Maciolek, neither are retirement eligible and the amounts reflect any outstanding RSUs with an original vest date within one year of the separation date and will be paid in cash, plus pro-rata vesting on their 2024 RSUs, PSUs, and stock options. For RSUs that are paid in cash, the value would be the average of the Class B common stock closing price for the prior 30 days, or $60.20 for the purposes of this table.
(3)	No payments are made to any NEO if terminated for cause, and all options and unvested RSUs and PSUs are forfeited, regardless of whether the options are vested.

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(4)	The amounts in the table reflect the pro-rata value of all RSUs and PSUs and the 2024 stock options regardless of the retirement status of the NEOs The amounts shown reflect the: (i) intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $57.32, the closing price of the Class B common stock on December 31, 2024);.
(5)	For Mses. Joubert, St. Jacques, and Maciolek and Mr. Hattersley, the amounts in the table, under Severance Payments and Benefits and Perquisites, reflect the payments under the CIC Program. The amounts shown reflect the: (i) intrinsic value of the acceleration of vesting of “in the money” stock options (the difference between the exercise price and $57.32, the closing price of the Class B common stock on December 31, 2024); and (ii) the value of PSUs and RSUs using $57.32 the closing price of the Class B common stock on December 31, 2024. The value of the RSUs and PSUs reflect immediate full vesting. The value of the PSUs is calculated assuming performance at 100% of target for PSUs issued in 2024, 2023 and 2022.

In connection with Mr. Yeskov’s departure from the Company effective October 17, 2024, the Company and Mr. Yeskov entered into a termination agreement which replaced a prior Director Services Agreement and an Employment Agreement between the Company and Mr. Yeskov. Under the termination agreement, Mr. Yeskov was placed on garden leave until December 31, 2024 (Termination Date), at which time his employment with the Company terminated. Pursuant to the termination agreement Mr. Yeskov, received the following: a cash payment of $232,743 equivalent to half of his yearly salary, a cash payment of $418,213 equivalent to 100% of target for individual performance (then modified by actual company performance) of his target MCIP award, and a cash payment of $1,430,516 equivalent to 175% of his 2022 performance share unit award based on actual company results. His unvested equity awards were forfeited as of the Termination Date, and he has one year following the Termination Date to exercise his stock options that were already vested as of the Termination Date. In addition, Mr. Yeskov remains subject to certain customary restrictive covenants, including, but not limited to, certain non-compete provisions for the 12-month period following his garden leave during which time he will receive half of the average monthly salary paid to him in the last three months before the Termination Date (a payment of $23,871.08 per month), contingent on his continued compliance with such restrictive covenants. A EUR to USD full year 2024 average exchange rate of 1.082 was used to convert Mr. Yeskov’s cash payments noted above where applicable.

Change in Control Program

The CIC Program provides benefits to participants in the event that their employment is terminated within a specified period following a change in control of the Company. In the event of termination due to a change in control the benefits for participants under the CIC Program are:

●	A lump sum payment of the sum of salary and annual bonus at target times the applicable multiplier (2-3x for the NEOs);
●	For executives participating in a U.S. health plan, the ability to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), for a period of 18 months, at the same cost sharing level as active employees;
●	Up to 12 months of outplacement services;
●	Accelerated vesting of stock options, restricted stock, RSUs, and other stock based awards, including PSUs (which would be valued at 100% of target for PSUs), with stock options remaining exercisable until the earlier of one year after termination of employment or the expiration of the term of the stock option; and
●	No currently serving NEOs or future NEOs are eligible to receive an excise tax gross-up under our CIC Program.

Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of the Company following termination. The CIC Program also contains certain confidentiality, non-solicitation and non-competition covenants.

Under the CIC Program, “cause” will arise in the event of conviction of certain crimes, commission of certain illegal acts or breaches of the code of conduct or willful failure to perform duties. “Good reason” for a participant will arise following a change in control if the Company fails to pay the participant as promised, materially reduces or modifies the participant’s position, responsibilities or authority or requires relocation outside a 50-mile radius of the participant’s location of employment.

For purposes of the CIC Program, a change in control will occur if:

(i)	an individual or group acquires voting stock of the Company sufficient to have more voting power than the voting trust established under the Class A Common Stock Voting Trust Agreement, as further described below;
(ii)	Molson/Coors family nominees cease to constitute at least 50% of a majority of our Board elected by the voting securities held by the Class A Common Stock Voting Trust; or

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(iii)	a merger or other business combination occurs, unless following such merger or combination:
(a)	the Class A Common Stock Voting Trust continues to hold voting securities entitled to elect a majority of our Board; and
(b)	at least 50% of a majority of our Board is Molson/Coors family nominees.

The holders of Class A common stock and the Class A exchangeable shares (through our Class A Special voting stock) are entitled to one vote for each share held. The Coors Trust, Pentland and 4280661 Canada Inc. (Pentland’s subsidiary) are parties to voting trust arrangements combining their voting power over the Class A common stock and Class A exchangeable shares they own, which is referred to as the “Class A Common Stock Voting Trust Agreement”. The shares subject to the Class A Common Stock Voting Trust Agreement, together with any other shares deposited into the trust, are voted as a block by the trustees in the manner described in the Class A Common Stock Voting Trust Agreement.

The CIC Program supersedes change in control provisions in individual employment agreements. As a condition of accepting participation in the CIC Program, eligible employees are required to enter into confidentiality and non-compete agreements in favor of the Company. The non-compete provisions of the CIC Program protect the Company whether or not a change in control occurs.

Material Terms of Employment Agreements and Letters

Our arrangements with our NEOs are generally at-will, subject to certain potential severance and change in control payments described above under “Potential Payments Upon Termination or Change in Control”.

Effective as of September 28, 2019, we entered into an offer letter with Mr. Hattersley when he became our President and CEO. The material terms of the offer letter included (i) a starting gross annual base salary of $1,100,000; (ii) eligibility to earn an annual cash bonus targeted at 150% of base salary; (iii) annual long term incentive awards with a target value of $4,500,000 for 2020; and (iv) a one-time equity award in the amount of approximately $1,000,000 comprised of the following elements: (1) 50% PSUs, (2) 30% RSUs, and (3) 20% stock options. Mr. Hattersley is also eligible to participate in the CIC Program and to continue to participate in the Company’s benefit plans, including the Severance Pay Plan. The offer letter also provided for vacation, life insurance and executive financial planning benefits. Mr. Hattersley was also required to sign a non-compete and confidentiality agreement.

CEO Pay Ratio

Under the Dodd-Frank Act, we are required to calculate and disclose the annual total compensation of our median employee and the ratio of the compensation of the median employee to the annual total compensation of our CEO (the CEO Pay Ratio).

2024 CEO Pay Ratio

Annual total compensation of our CEO in 2024	$11,337,261
Annual total compensation of our estimated median employee in 2024	$100,197
RESULTING CEO PAY RATIO	113 to 1

Methodology

As a company with global operations, we utilize compensation programs that vary region to region. We identified our median employee as of December 31, 2024 (a) utilizing our internal records of annual salary as of December 31, 2024 and (b) for employees who are paid on an hourly basis, by applying such employee’s hourly rate to the applicable standard working schedules as of December 31, 2024, which takes into account whether each such employee worked on a full-time or part-time basis. If compensation data for an employee was not available in our internal records, we utilized such employee’s actual wages, not including overtime. We have included all employees who worked for us as of December 31, 2024, whether employed on a full-time, part-time, or seasonal basis in our analysis. We annualized our compensation measure for those of our full-time and part-time employees as of December 31, 2024 who were hired in 2024, but did not work for us for the entire year. For non-U.S. employees, we converted such employees’ pay to a U.S. dollar equivalent by applying applicable spot rates as of the close of business on December 31, 2024. Using this methodology, we determined that our estimated median employee as of December 31, 2024 was a full-time hourly employee located in North America. We calculated annual total compensation for our median employee using the same methodology we use for our NEOs as set forth in the “Summary Compensation Table” section of this Proxy Statement.

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In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO named executive officers (Non-PEO NEOs) and company performance for the fiscal years listed below. The Compensation & HR Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement.

			Average		Value of Initial Fixed $100
	Summary		Summary	Average	Investment Based On:			Adjusted
	Compensation	Compensation	Compensation	Compensation	Total	Total	Net Income	Net Sales
	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	(loss)	Revenue
	for PEO	to PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	(millions)	(millions)
Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)
2024	11,337,261	9,147,024	3,369,218	2,968,198	122.38	79.29	1,157.70	11,693
2023	12,210,558	22,572,330	3,080,070	4,765,744	127.23	106.96	956.40	10,552
2022	9,071,398	8,996,041	2,475,380	2,460,264	101.01	86.26	(186.5)	9,892
2021	8,234,680	7,453,975	2,493,751	2,137,489	88.30	87.00	1,008.5	9,407
2020	6,940,645	4,739,608	2,459,312	1,836,122	84.80	85.69	(945.7)	8,986

(1)	The dollar amounts reported are the amounts of total compensation reported for Mr. Hattersley (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table (SCT) in this Proxy Statement. For further information, please refer to the “Executive Compensation – Summary Compensation Table” section of this Proxy Statement.
(2)	The dollar amounts reported represent the amount of “compensation actually paid” (CAP) to Mr. Hattersley, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amount of compensation earned, realized or received by Mr. Hattersley during the applicable year. In accordance with the requirements of Item 402(v), the following amounts were deducted from and added to Mr. Hattersley’s SCT total compensation for 2024 to determine CAP:

Reported Change in
	Reported Summary	Reported		the Actuarial		Compensation
	Compensation Table	Value of	Equity Award	Present Value of	Pension Benefit	Actually Paid to
	Total for PEO	Equity Awards	Adjustments	Pension Benefits	Adjustments	PEO
Year	($)	($)(a)	($)(b)	($)(c)	($)	($)
2024	11,337,261	(7,649,792)	5,459,555	—	—	9,147,024
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT.
(b)	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts added (or deducted, as applicable) in calculating the Equity Award Adjustments in accordance with Rule 402(v) promulgated under Regulation S-K of the Securities Act of 1933 are as follows below.

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Value of
				Change in Fair	Fair Value at	Dividends or
	Year End Fair	Change in Fair		Value from Prior	the End of the	other Earnings
	Value of Equity	Value from Prior	Fair Value as of	Year and through	Prior Year of	Paid on Stock or
	Awards Granted	Year End of	Vesting Date of	the Vesting Date	Equity Awards	Option Awards
	in the Year and	Outstanding and	Equity Awards	of Equity Awards	that Failed to	not Otherwise
	Outstanding and	Unvested Equity	Granted and	Granted in Prior	Meet Vesting	Reflected in Fair	Total Equity
	Unvested as of	Awards Granted	Vested in the	Years that Vested	Conditions in	Value or Total	Award
	Year End	in Prior Years	Year	in the Year	the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2024	7,305,217	(2,531,621)	—	192,701	—	493,258	5,459,555

(c)	The amount included in this column is the amount reported in "Change in Pension and Nonqualified Deferred Compensation" column of the SCT. For 2024, the change in pension value was negative and accordingly was not reflected in the table pursuant to applicable SEC rules.

(3)	The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Hattersley) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 and 2024, Tracey I. Joubert, Michelle St. Jacques, Natalie Maciolek, and Sergey Yeskov; (ii) for 2022, Tracey I. Joubert, Michelle St. Jacques, Anne-Marie D’Angelo, and Sergey Yeskov; (iii) for 2021, Tracey I. Joubert, Michelle St. Jacques, Peter J. Marino, Simon J. Cox, and E. Lee Reichert; and (iv) for 2020, Tracey I. Joubert, Michelle St. Jacques, Simon J. Cox and E. Lee Reichert.
(4)	The dollar amounts reported represent the average amount of CAP for the NEOs as a group, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned, realized or received by the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation for the NEOs as a group for 2024 to determine the CAP:

	Average Reported			Average
	Summary			Reported Change		Average
	Compensation Table	Average Reported		in the Actuarial	Average Pension	Compensation
	Total for Non-PEO	Value of Equity	Average Equity	Present Value of	Benefit	Actually Paid to
	NEOs	Awards	Award Adjustments	Pension Benefits	Adjustments	Non-PEO NEOs
Year	($)	($)(a)	($)(b)	($)(c)	($)	($)
2024	3,369,218	(1,555,528)	1,154,508	—	0	2,968,198
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT.
(b)	The amounts deducted or added in calculating the total average Equity Award Adjustments are as follows:

				Average Change		Average Value of
	Average Year End			in Fair Value from	Average Fair	Dividends or
	Fair Value of	Average Change	Average Fair	Prior Year and	Value at the End	other Earnings
	Equity Awards	in Fair Value from	Value as of	through the	of the Prior Year	Paid on Stock or
	Granted in the	Prior Year End of	Vesting Date of	Vesting Date of	of Equity Awards	Option Awards
	Year and	Outstanding and	Equity Awards	Equity Awards	that Failed to	not Otherwise
	Outstanding and	Unvested Equity	Granted and	Granted in Prior	Meet Vesting	Reflected in Fair	Total Average
	Unvested as of	Awards Granted	Vested in	Years that Vested	Conditions in	Value or Total	Equity Award
	Year End	in Prior Years	the Year	in the Year	the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2024	1,485,462	(437,144)	—	17,429	—	88,762	1,154,508
(c)	For 2024, the change in pension value was negative and accordingly was not reflected in the table pursuant to applicable SEC rules.

(5)	Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. As permitted by SEC rules, the peer group used for this purpose consists of the following companies: ABI, Carlsberg, Heineken and Asahi, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the Committee as a metric for our PSU grants consists of the companies in the S&P Consumer Staples Index, as described in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statemen under “PSUs or Performance Equity.” TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited consolidated statement of operations for the applicable year as included in our Annual Report on Form 10-K.

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PAY VERSUS PERFORMANCE

(8)	Adjusted Net Sales Revenue is a non-GAAP measure and defined as total revenue from sales after excise taxes, adjusted for certain non-GAAP adjustment items. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that this is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive CAP paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Relative Total Shareholder Return
●	Underlying Earnings Per Share
●	Underlying Net Sales Revenue
●	Underlying Income Before Income Taxes
●	Underlying Free Cash Flow

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Total Shareholder Return

Changes in our share price have a direct impact on the value of equity-based compensation issued to our NEOs, which makes up a significant portion of the value of compensation received – approximately 60% for our PEO and 39% for other NEOs. As shown below, both PEO and non-PEO CAP are highly aligned with cumulative Company TSR and TSR performance relative to the peer group included in the pay versus performance tabular disclosure above.

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PAY VERSUS PERFORMANCE

Compensation Actually Paid and Other Measures

We do not use GAAP Net Income as a metric within either our short- or long-term incentive plans. The relationship between this measure and CAP is shown below:

Underlying NSR is a significant metric included in both our annual incentives on a single year basis and in our PSUs on a cumulative basis (weighted 27% for annual incentives and 25% for PSU grants made prior to 2024). The Underlying NSR alignment with CAP for our executives is shown below:

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Our Board is asking Class A Holders to approve the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan (Plan) to:

●	Increase the number of shares of the Company’s Class B common stock that may be issued under the Plan by 5,000,000 shares. When stockholders previously approved the Plan at our 2005, 2012 and 2021 annual meetings of stockholders, they authorized the issuance of up to 23,500,000 shares, of which 1,399,982 shares remained available for issuance as of March 21, 2025.
●	Extend the term of the Plan for ten years, to May 14, 2035.

The Board of Directors believes that the Company’s ability to attract, retain and motivate selected employees, directors and third-party service providers is vital to the Company’s success. The Board also believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer such employees, directors and third-party service providers the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Plan. However, the Board believes that there is an insufficient number of shares of Class B common stock remaining for future awards under the Plan to effectively and appropriately incentivize the employees, directors and third-party service providers.

Accordingly, the Board of Directors on March 25, 2025, upon the recommendation of the Compensation & HR Committee, approved the amendment and restatement of the Plan, subject to stockholder approval, to increase the Plan share pool by 5,000,000 shares, extend the term of the Plan and to make certain other administrative changes. The amendment and restatement of the Plan will become effective upon receipt of approval by the stockholders at the Annual Meeting. If the amendment and restatement of the Plan is not approved by our stockholders, awards may continue to be made from the remaining shares under the Plan. Our executive officers and directors have an interest in this proposal as they are eligible to receive awards under the Plan.

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Key Features of the Plan

The Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●	No discounted stock options or stock appreciation rights (SARs): Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.
●	No repricing of stock options or SARs without stockholder approval: The Plan prohibits the direct or indirect repricing of stock options or SARs without prior stockholder approval.
●	No liberal change-in-control definition: Change-in-control benefits are triggered only by the occurrence, rather than by stockholder approval, of a merger or other change-in control event.
●	Double-trigger change-in-control vesting: If stock options or RSUs are replaced by a successor company in connection with a change in control, such awards will not automatically vest and pay out solely as a result of the change in control.
●	Limit on Non-Employee Director awards: The Plan establishes an aggregate limit on the amount of compensation (cash and equity) that may be paid to a non-employee director in any plan year.
●	No dividends on unearned awards: Dividends or dividend equivalents may not be paid on unvested or unearned stock awards or on stock options or SARs.
●	Awards subject to clawback policies: Awards granted under the Plan are subject to the Company’s clawback policies.
●	No transferability: Awards generally may not be transferred for value prior to their vesting or exercise.
●	No automatic share replenishment or “evergreen” provision: There is no evergreen provision pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

Summary of the Plan

The complete text of the Plan is attached to this Proxy Statement as Appendix A. The following description of the Plan is a summary of certain provisions of the Plan as proposed to be amended and restated, and is qualified in its entirety by reference to Appendix A.

Purpose and Eligibility

The purpose of the Plan is to provide a means whereby employees, directors and third-party service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors or third-party service providers of the Company and to provide a means for such individuals to acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. As of March 21, 2025, the numbers of persons eligible to receive awards under the Plan were approximately 698 employees and other service providers and 12 non-employee directors. As of that date, approximately 815 persons held outstanding awards under the Plan.

Shares Available for Issuance

Subject to adjustment as provided in the Plan, a maximum of 28,500,000 shares of Class B common stock may be issued under the Plan. To satisfy awards under the Plan, the Company may use authorized, but unissued shares of Class B common stock or shares of Class B common stock held in treasury. The closing price of the Class B common stock as reported on the NYSE on March 21, 2025 was $58.89 per share.

Share Usage

Shares covered by an award under the Plan are counted as used to the extent such shares are actually delivered. Shares subject to awards under the Plan or under the Company’s prior plans that lapse are forfeited or canceled or are

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settled without the issuance of stock will be available for awards under the Plan. Shares actually issued under the Plan in a stock option exercise, shares not issued or delivered as the result of the net settlement of an outstanding SAR or stock option and shares used to pay the exercise price or withholding taxes related to an outstanding award will not be again made available for issuance.

Limit on Awards to Non-Employee Directors

Subject to adjustment as provided in the Plan, the aggregate value of cash compensation and the grant date fair value of shares subject to all awards that may be granted or awarded to any one non-employee director in any one plan year solely with respect to service as a non-employee director, excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers, may not exceed $750,000.

Limits on Awards for Other Individual Participants

The following limits, subject to adjustment as provided in the Plan, will apply to grants of awards to individual participants:

●	Stock Options: the maximum aggregate number of shares subject to stock options granted in any one plan year to any one participant is 500,000 shares;
●	SARs: the maximum number of shares subject to SARs granted in any one plan year to any one participant is 500,000 shares;
●	Restricted Stock or RSUs: the maximum aggregate grant with respect to awards of restricted stock or RSUs in any one plan year to any one participant is 250,000 shares;
●	Performance Units or Performance Share Units: the maximum aggregate award of PUs or performance share units that any one participant may receive in any one plan year is 250,000 shares if such award is payable in shares, or equal to the value of 250,000 shares if such award is payable in cash or property other than shares with such amount determined as of the earlier of the vesting date or the payout date;
●	Cash-Based Awards: the maximum aggregate amount awarded or credited with respect to cash-based awards in any one plan year to any one participant is $10,000,000;
●	Other Stock-Based Awards: the maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 250,000 shares.

For purposes of the above limits, the term “plan year” is the Company’s fiscal year unless the Compensation & HR Committee or other committee designated by the Board of Directors to administer the Plan (the Plan Committee) designates a calendar year for a particular award.

Adjustments

In the event of any corporate event or transactions (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company or any similar corporate event or transaction, the Plan Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kinds of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits and other value determinations applicable to outstanding awards.

Administration

Under the terms of the Plan, the Plan Committee has full and exclusive discretionary power to:

●	interpret the terms and the intent of the Plan and any award agreement, other agreement or document ancillary to, or in connection with, the Plan;

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●	determine eligibility for awards; and
●	adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Plan Committee may deem necessary or proper.

The Plan Committee’s authority includes selecting award recipients, establishing all award terms and conditions, including the terms and conditions set forth in award agreements, granting awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans, or arrangements of the Company and, subject to terms of the Plan, adopting modifications and amendments to the Plan or any award agreement, including any that are necessary to comply with the laws of the jurisdictions in which the Company and/or its affiliates operate.

The Plan Committee may delegate to one or more of its members, or to one or more officers of the Company or its affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Plan Committee, or any individuals to whom it has delegated duties or powers, may employ one or more individuals to render advice with respect to any responsibility the Plan Committee or such individuals may have under the Plan. The Plan Committee may delegate authority to one or more officers of the Company to designate employees to be recipients of awards, determine the size of any such awards, subject to a limitation established by the Plan Committee, and take other actions to the extent consistent with applicable law except that the Plan Committee may not delegate such responsibilities for awards granted to an officer or director of the Company or person otherwise determined by the Board to be an “insider” as that term is defined in the Plan.

Stock Options

Subject to the terms and provisions of the Plan, the Plan Committee at any time may grant stock options to purchase shares of the Company’s Class B common stock in such number, and upon such terms, and at any time, from time to time, as the Plan Committee determines in its sole discretion. Stock options intended to meet the requirements of Section 422 of the Code, which are referred to as incentive stock options, may be granted only to eligible employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code).

The exercise price for each stock option is determined by the Plan Committee, provided that the exercise price must be:

●	based on 100% of the fair market value of the shares on the grant date;
●	set at a premium to the fair market value of the underlying shares on the grant date; or
●	indexed to the fair market value of the underlying shares on the grant date; except that the exercise price on the grant date must be at least equal to 100% of the fair market value of the underlying shares on the grant date.

The term of stock options cannot exceed ten years. Stock options are exercisable at such times and subject to such restrictions and conditions as the Plan Committee approves.

Stock Appreciation Rights

Under the Plan, SARs may be granted to participants at any time as determined by the Plan Committee. The Plan Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. Subject to the terms and conditions of the Plan, the Plan Committee has complete discretion in determining the number of SARs granted to each participant and in determining the terms and conditions pertaining to such SARs. The grant price for each grant of a freestanding SAR is determined by the Plan Committee, provided that the grant price shall be:

●	based on 100% of the fair market value of the underlying shares on the date of grant;
●	set at a premium to the fair market value of the underlying shares on the date of grant; or
●	indexed to the fair market value of the shares on the date of grant, provided that the grant price must be at least equal to 100% of the fair market value of the underlying shares on the date of grant.

The grant price of tandem SARs will be equal to the exercise price of the related option. The term of an SAR is determined by the Plan Committee, in its sole discretion, but the term of an SAR shall not exceed ten years. SARs are exercisable at such times and subject to such restrictions and conditions as the Plan Committee approves.

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Restricted Stock and Restricted Stock Units

Subject to the terms and provisions of the Plan, the Plan Committee at any time may grant awards as restricted stock and/or RSUs.

The Plan Committee may impose such conditions or restrictions on any shares of restricted stock or RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock or each RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or RSUs.

Unless otherwise determined by the Plan Committee, to the extent permitted or required by law, participants holding shares of restricted stock granted under the Plan may be granted the right to exercise full voting rights with respect to those shares during the restriction period. A participant has no voting rights with respect to any RSUs granted. Participants are not entitled to the crediting of dividend equivalents on RSUs granted unless designated by the Plan Committee.

Performance Units/Performance Share Units

Subject to the terms and provisions of the Plan, the Plan Committee may grant performance units (PUs) or performance share units (PSUs) to participants in such amounts and upon such terms as the Plan Committee determines. Each PU will have an initial value that is established by the Plan Committee at the time of grant and each PSU will have an initial value equal to the fair market value of the underlying Class B common stock on the grant date. In connection with the grant of PUs or PSUs, the Plan Committee will set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value or number of PUs or PSUs paid to the participant.

The form and timing of payment of earned PUs and PSUs will be determined by the Plan Committee. The Plan Committee, in its sole discretion, may pay earned PUs and PSUs in the form of cash or in shares (or in a combination thereof) equal to the value of the earned PUs or PSUs, as applicable, at the close of the performance period. Any shares may be granted subject to restrictions deemed appropriate by the Plan Committee.

Cash-Based Awards and Other Stock-Based Awards

Subject to the terms and provisions of the Plan, the Plan Committee may grant cash-based awards to participants in such amounts and upon such terms as the Plan Committee determines, including the achievement of specific performance goals. The Plan Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Class B common stock) in amounts and subject to such terms and conditions, as the Plan Committee may determine. Such awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of shares, and may include, without limitation, awards designed to comply with, or take advantage of, the applicable local laws of jurisdictions other than the United States.

Each cash-based award will specify a payment amount or payment range as determined by the Plan Committee. Each stock-based award will be expressed in terms of shares or units based on shares, as determined by the Plan Committee. The Plan Committee may establish performance goals with respect to such awards in its discretion. If the Plan Committee exercises its discretion to establish performance goals, the number or value of cash-based awards or other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met. Payment, if any, with respect to a cash-based award or stock-based award will be made, in cash or shares, in accordance with the terms the Plan Committee determines.

Performance Measures

Subject to the terms of the Plan, the performance goals established by the Plan Committee for the payment or vesting of an award may include but are not limited to the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including,

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but not limited to, return on assets, capital, invested capital, equity, revenue or sales); cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on equity); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; profit after capital charge; customer satisfaction; and balance sheet and statement of cash flow measures (including, but not limited to, working capital amounts and levels of short and long-term debt).

Any performance measure may be used to measure the performance of the Company and/or its affiliates as a whole or any business unit of the Company and/or its affiliates or any combination thereof, for one performance period or averaged over time, as the Plan Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the Plan Committee, in its sole discretion, deems appropriate, and may, but need not be, based on a change or an increase or positive result. The Plan Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures specified by the Plan Committee or such other factors as the Plan Committee determines.

The Plan Committee may provide in any such award that any evaluation of performance may include or exclude any of the following items: litigation or claim judgments or settlements; the effects of changes in tax laws, accounting principles or other laws or provisions affecting reported results; foreign exchange gains and losses; and special items and non-core items (as those terms are defined in the Plan).

Change in Control

Unless the Plan Committee determines otherwise in the instrument evidencing the award or as otherwise provided in a written employment, service or other agreement between the participant and the Company, upon a change in control (as defined in the Plan), all then outstanding stock options and SARs and all other then-outstanding awards that are service vesting awards for which the participant has received a replacement award (as described in the Plan) shall be treated as follows. Upon a termination of employment or service occurring in connection with or during the period of two years after a change in control, other than for cause, all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions. All stock options and SARs held by the participant immediately before the termination of employment or service that the participant held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than one year following such termination or until the expiration of the stated terms of such stock option or SAR, if shorter, unless otherwise specified in the applicable award agreement.

Unless the Plan Committee determines otherwise in the instrument evidencing the award or as otherwise provided in a written employment, service or other agreement between the participant and the Company, upon a change in control, all then outstanding stock options and SARs and all other then-outstanding awards that are service vesting awards for which the participant has not received a replacement award will vest in full and be free of restrictions. The treatment of any other awards is as determined by the Plan Committee and reflected in the applicable award agreement.

Transferability of Awards

Except as otherwise provided in the Plan or a particular award agreement, a participant’s awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant may exercise any rights under an award. Stock options and SARs generally may not be transferred unless the transfer is approved by the Plan Committee and is for no consideration.

Clawback

Awards granted under the Plan are subject to recovery under our Global Incentive Compensation Clawback Policy adopted effective as of October 2, 2023 pursuant to Rule 10D-1 of the Exchange Act and the corresponding NYSE listing standards and under our Global Incentive Compensation Clawback Policy for Misconduct effective as of March 5, 2025, as such policies may be amended from time to time, and to any other clawback policies that the Company may adopt from time to time, including to comply with applicable law.

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Duration of the Plan

Unless sooner terminated in accordance with its terms, the Plan will terminate on May 14, 2035. After the plan is terminated, no awards may be granted under the Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Amendment, Modification, Suspension and Termination

Subject to the terms of the Plan, the Plan Committee may, at any time and from time to time, amend, modify, suspend or terminate the Plan and any award agreement in whole or in part, except that no amendment of the Plan may be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule; including, but not limited to, the Exchange Act, the Code and, if applicable, the NYSE Listed Company Manual.

No Repricing Without Stockholder Approval

Without the prior approval of the Company’s stockholders and except as provided under the Plan, stock options or SARs granted under the Plan will not be repriced by lowering the exercise or grant price of a previously granted option or SAR, cancelling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for cash, another option, restricted stock or any other equity award, or any other action that is treated as a repricing under U.S. generally accepted accounting principles.

The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles whenever the Plan Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to a stock option or SAR, any such substitutions or adjustments may not be made if it would cause such stock option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code.

Description of Certain Federal Income Tax Consequences Under the Plan

The following is a summary of certain U.S. federal income tax consequences of awards under the Plan to the Company and to participants in the Plan who are citizens or residents of the U.S. for federal tax purposes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the tax laws of any state, municipality or non-U.S. taxing jurisdiction, or any gift, estate, excise or other tax laws. Because individual circumstances may vary, participants are encouraged to consult their own tax advisors concerning the tax implications of awards granted under the Plan.

Stock Options and Stock Appreciation Rights. Stock option grants under the Plan generally are intended to be nonqualified stock options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option or stock appreciation right with an exercise or grant price at least equal to the fair market value of our Class B common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option or stock appreciation right, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the nonqualified stock option or stock appreciation right on the date of exercise and the exercise or grant price. Any gain or loss recognized upon any later disposition of the shares generally will be a long-term or short-term capital gain or loss. Special rules apply if the shares received upon exercise of a nonqualified stock option or stock appreciation right are subject to a substantial risk of forfeiture by the participant or if a participant uses shares of our Class B common stock already held by the participant to pay the exercise price of a nonqualified stock option.

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Restricted Stock. A grant of restricted shares of Class B common stock generally will not result in taxable income to the participant in the year of grant. The value of such restricted stock (less the amount, if any, paid by the participant with respect to the shares) will be taxable to a participant as compensation taxable as ordinary income in the year in which the restrictions lapse. If a participant makes an election under Section 83(b) of the Code, the timing of the tax recognition event and the amount of income recognized will differ from that described above.

Restricted Stock Units. A participant generally will not recognize income at the time a RSU is granted. When any part of a RSU is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Share Units, Performance Units and Other Awards. A participant generally will not recognize income upon the grant of PSUs or PUs. Upon the distribution of cash or shares to the participant pursuant to the terms of the PSUs or PUs, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash and the fair market value of any shares transferred to the participant over any amount paid by the participant with respect to the PSUs or PUs. The U.S. federal income tax consequences of other awards under the plan will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code. We intend that awards granted under the Plan comply with, or otherwise be exempt from, section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our Class B common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards under the Plan are made at the discretion of the Plan Committee. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. Please refer to the description of grants made to the NEOs in the last fiscal year described in the Grants of Plan Based Awards for 2024 table beginning on page 74. Grants made to our non-employee directors in the last fiscal year are described in the Director Compensation section beginning on page 46.

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Aggregate Past Grants Under the Plan

The following table sets forth information with respect to options and other awards granted under the Plan since its initial approval in 2005 through March 21, 2025 to the individuals and groups described in the table (including 7,737,536 shares that have been cancelled):

Number of Shares
Name and Position/Group	Covered by Awards
Gavin D.K. Hattersley	1,711,310
President and CEO of Molson Coors
Tracy I. Joubert	503,377
CFO of Molson Coors
Michelle St. Jacques	254,483
Chief Commercial Officer of Molson Coors
Natalie Maciolek	94,987
Chief Legal & Government Affairs Officer and Secretary of Molson Coors
Sergey Yeskov	199,759
Former President & CEO of Molson Coors EMEA&APAC
All executive officers as a group	2,763,916
All non-employee directors as a group	806,071
All employees, including all executive officers and non-employee directors, as a group	30,483,682

Equity Compensation Plan Information

The following table summarizes information about the Incentive Compensation Plan as of December 31, 2024. All outstanding awards shown in the table below relate to our Class B common stock.

	A		C
	Number of		Number of securities
	securities to be	B	remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	Column A)
Equity compensation plans approved by security holders(1)	4,105,869	$59.39	2,910,019
Equity compensation plans not approved by security holders	—	N/A	—
TOTAL	4,105,869	$59.39	2,910,019

(1)	Under the Incentive Compensation Plan, we may issue restricted stock units (RSUs), deferred stock units (DSUs), performance share units (PSUs) and stock options. Amount in column A includes 1,237,690 RSUs and DSUs, 811,181 PSUs (assuming the target award is met) and 2,056,998 options outstanding as of December 31, 2024. See Part II—Item 8 Financial Statements and Supplementary Data, Note 16, “Share-Based Payments” of our Annual Report for further discussion. Outstanding RSUs, DSUs and PSUs do not have exercise prices and therefore have been disregarded for purposes of calculating the weighted-average exercise price. Does not include additional shares subject to shareholder approval of Proposal 3.

2025 Proxy Statement	| 95

Our Board is asking Class A Holders to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC is considered by the Audit Committee to be well qualified and was our independent registered public accounting firm for the fiscal year ended December 31, 2024. PwC has served as our independent registered public accounting firm since 1974.

Our Audit Committee and Board believe the continued retention of PwC as our independent registered public accounting firm is in the best interest of our Company and stockholders. In order to assure continuing auditor independence, the Audit Committee discusses with management the timing and process for rotation of our lead audit partner, the concurring partner and any other active audit engagement partner and considers whether there should be a regular rotation of the audit firm itself. Our current lead audit partner is in the first year of his rotation.

Representatives of PwC are expected to attend the Annual Meeting to respond to appropriate questions and may make a statement if they so desire.

If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

96 |	2025 Proxy Statement

Proposal No. 4 — Ratify Appointment of Independent Registered Public Accounting
Firm for the Fiscal Year Ending December 31, 2025

Fees

The following table sets forth the aggregate fees billed by PwC for professional services rendered to us related to fiscal years 2024 and 2023. Certain fees related to the 2024 fiscal year reflect estimates; however, we do not anticipate final billings to differ significantly from amounts presented below.

	Fiscal Year
	2024	2023
	(In thousands $)
Audit Fees(1)	6,461	6,258
Audit-Related Fees(2)	241	105
Tax Fees(3)	—	—
All Other Fees(4)	9	7
TOTAL FEES	6,711	6,370

(1)	Aggregate fees for professional services rendered by PwC in connection with its audit of our consolidated financial statements and our internal control over financial reporting for the fiscal years 2024 and 2023 included in the Annual Report and the quarterly reviews of our financial statements included in Forms 10-Q, together with statutory audits and implementation costs related to IT systems during 2024.
(2)	Includes amounts for procedures related to royalty audits performed in the United States and Canada during both 2024 and 2023, recycling audits performed in Canada during 2023, as well as for procedures related to registration statements in 2024 and 2023, and a debt issuance in 2024.
(3)	There were no tax fees in 2024 or 2023.
(4)	Fees incurred for subscriptions provided by PwC in 2024 and 2023.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

Duties of our Audit Committee are described under “Board Committees — Audit Committee” and include appointing, retaining, compensating, evaluating and terminating the independent auditors, including sole authority to approve all audit engagement fees and terms. Accordingly, the Audit Committee pre-approves all audit, non-audit and internal control-related services provided by PwC prior to the engagement of PwC with respect to such services. The chair of the Audit Committee (Audit Chair) has been delegated authority by the Audit Committee to pre-approve interim services by PwC other than the annual audit. The Audit Chair must report all such pre-approvals to the entire Audit Committee at the next committee meeting. In 2024 and 2023, the Audit Committee (or the Audit Chair pursuant to the authority delegated) pre-approved all the services performed by PwC.

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Primary Responsibilities

The Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised of directors who satisfy applicable independence and other requirements of applicable securities laws including “audit committee financial experts” as defined by SEC rules and regulations.

The role of the Audit Committee is to prepare this report and to represent and assist our Board in its oversight of: (1) the conduct and integrity of our financial reporting processes to any governmental or regulatory body, the public or other users thereof, and our financial statements; (2) our compliance with legal and regulatory requirements, and our ethics and compliance program, including our Code of Business Conduct; (3) our systems of internal control over financial reporting and disclosure controls and procedures; (4) our internal audit function; (5) the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm, their conduct of the annual audit and their engagement for any lawful purposes or services; (6) certain of our sustainability programs, policies and practices, including those related to alcohol policy, environmental matters and Our Imprint Report, as well as reporting, controls, data assurance, and risks related to such matters; (7) our anti-hedging, anti-pledging and related party transaction policies; and (8) our cybersecurity, technology, and information security programs and related risks.

The Audit Committee reviews its written charter annually. The Audit Committee also reviews and discusses with our management, internal audit and independent auditors our policies and procedures with respect to risk assessment and risk management.

We have a full-time Internal Audit Department that reports regularly to the Audit Committee. The Internal Audit Department is responsible for objectively reviewing and evaluating the adequacy and effectiveness of our network of risk management, internal controls and governance processes relating, for example, to the reliability and integrity of our financial information and safeguarding our assets.

Audit Committee Report

During 2024, the Audit Committee met eight times and fulfilled each of its duties and responsibilities as outlined in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements and the effectiveness of internal control over financial reporting. Management is also responsible for maintaining our accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. PwC, our independent registered public accounting firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the U.S., as well as the effectiveness of our internal control over financial reporting. The Audit Committee itself does not prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements. Members of the Audit Committee rely on the information provided to them by management and PwC.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report with management and PwC including the accounting principles utilized, the reasonableness of significant accounting estimates and judgments, and the critical audit matters identified by PwC during the audit. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of The Public Company Accounting Oversight Board (PCAOB), and the SEC, and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with PwC its independence. The Audit Committee has ultimate authority and responsibility to select, evaluate, and, when appropriate, replace our independent registered public accounting firm. Any non-audit services performed by PwC were considered in the discussions of independence and were pre-approved by the Audit Committee.

Based upon the review and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to our

98 |	2025 Proxy Statement

AUDIT COMMITTEE REPORT

Board that the audited financial statements be included in the Annual Report for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025. The Audit Committee also appointed PwC as the independent registered public accounting firm for our Company for the fiscal year ending December 31, 2025, subject to ratification by our stockholders.

Submitted by the Audit Committee

Nessa O’Sullivan (Chair)	Charles M. Herington	Roger G. Eaton
Jill Timm	Leroy J. Williams, Jr.	James “Sandy” A. Winnefeld, Jr.

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The following table contains information about the beneficial ownership of our capital stock as of the Record Date (unless otherwise noted), for each of our current directors and nominees, each of our NEOs, all current directors and executive officers as a group and each stockholder known by us to own beneficially more than 5% of any class of our voting common stock and/or the exchangeable shares issued by Exchangeco. Unless otherwise indicated, and subject to any interests of the holder’s spouse, the person or persons named in the table have sole voting and investment power, based on information furnished by such holders. Shares of common stock subject to RSUs, DSUs, stock options or other rights currently exercisable or exercisable and vesting within 60 days following the Record Date, are deemed outstanding for computing the share ownership and percentage of the person holding such RSUs, DSUs, stock options or rights, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Class A exchangeable shares and Class B exchangeable shares have been converted on a one-for-one basis into corresponding shares of Class A common stock and Class B common stock, respectively.

	Number of		Percent of	Number of		Percent of
Name of Beneficial Owner	Class A Shares		class (%)(1)	Class B Shares(2)		class (%)(1)
5% Stockholders:
Adolph Coors Company LLC	5,044,534	(3)(4)	96.2%	21,522,798	(4)	10.9%
Adolph Coors Jr. Trust	5,044,534	(3)(4)	96.2%	5,830,000	(4)	3.0%
Pentland Securities (1981) Inc.	5,044,534	(3)	96.2%	3,449,600	(5)	1.7%
4280661 Canada Inc.	5,044,534	(3)	96.2%	—		—
The Vanguard Group	—		—	21,917,485	(6)	11.9%
BlackRock, Inc.	—		—	14,948,787	(7)	7.6%
Dodge & Cox	—		—	14,652,014	(8)	7.4%
Directors and Director Nominees:
Julia M. Brown	—		—	6,017	(9)	*
Christian “Chris” P. Cocks	—		—	—		—
David S. Coors	—	(10)	—	62,903	(11)	*
Peter H. Coors	2,000	(10)	*	633,314	(12)	*
Peter J. Coors	—	(10)	—	55,749	(13)	*
Roger G. Eaton	—		—	43,813	(14)	*
Mary Lynn Ferguson-McHugh	—		—	20,174	(9)	*
Gavin D.K. Hattersley	—		—	719,040	(15)	*
Charles M. Herington	—		—	51,560	(16)	*
Andrew T. Molson	100		*	3,460,901	(17)	1.8%
Geoffrey E. Molson	1,632	(18)	*	24,785	(18)	*
Nessa O’Sullivan	—		—	15,553	(19)	*
H. Sanford Riley	—		—	55,504	(20)	*
Jill Timm	—		—	—		*
Leroy J. Williams, Jr.	—		—	2,856	(9)	*
James “Sandy” A. Winnefeld, Jr.	—		—	13,426	(9)	*
Management:
Tracey I. Joubert	—		—	253,762	(21)	*
Natalie Maciolek	—		—	6,517		*
Michelle St. Jacques	—		—	115,715	(22)	*
All current directors, director nominees and executive officers as a group (20 persons)	3,732	(23)	*	5,497,641	(23)	2.8%
Former Management:
Sergey Yeskov	—		—	70,361	(24)	* %

100 |	2025 Proxy Statement

BENEFICIAL OWNERSHIP

*	Denotes less than 1%
(1)	Except as set forth above and based solely upon reports of beneficial ownership required to be filed with the SEC pursuant to Rule 13d-1 under the Exchange Act, we do not believe that any other person beneficially owned, as of the Record Date, greater than 5% of our outstanding Class A common stock or Class B common stock. Ownership percentage calculations are based on 5,241,997 shares of Class A common stock (which assumes the conversion on a one-to-one basis of 2,678,963 Class A exchangeable shares) and 197,402,977 shares of Class B common stock (which assumes the conversion on a one-to-one basis of 7,110,946 shares of Class B exchangeable shares), in each case, outstanding as of the Record Date.
(2)	Includes DSUs held by directors and shares underlying outstanding options currently exercisable or exercisable within 60 days following the Record Date (Current Options), and shares underlying outstanding RSUs that will vest within 60 days following the Record Date (Current RSUs) where applicable. Does not include unvested RSUs for retirement eligible executives (except for Peter H. Coors).
(3)	Shares of Class A common stock (or shares directly exchangeable for Class A common stock) consists of beneficial ownership of 1,857,476 shares owned by Pentland, 667,058 shares owned by 4280661 Canada Inc. (Subco), and 2,520,000 shares owned by Adolph Coors Company LLC (ACC), as Trustee of the Adolph Coors, Jr. Trust (Coors Trust), due to shared voting power resulting from a Voting Agreement, dated February 2, 2005, among Pentland, Subco and the Coors Trust. Pursuant to the Voting Agreement, the parties agreed that the shares of Class A common stock (and shares directly exchangeable for Class A common stock) are to be voted in accordance with the voting provisions of certain Voting Trust Agreements among the parties and certain trustees. Pentland is the sole owner of Subco. The address for each of the Coors Trust and ACC is 2120 Carey Avenue, Suite 412, Cheyenne, Wyoming 82001. The address for each of Pentland and Subco is 335 8th Avenue S.W., Suite 2300, Calgary, Alberta, Canada T2P 1C9.
(4)	This information is derived from the Schedule 13D/A filed by ACC and the Coors Trust with the SEC on March 17, 2020. Shares of Class B common stock beneficially owned by ACC includes (i) 300,000 shares directly owned by ACC, (ii) 5,830,000 shares directly held by the Coors Trust and (iii) 15,392,798 shares beneficially owned by ACC as Trustee of other Coors Family Trusts (as defined below) and Manager of Coors LLCs (defined below), all of which are included in the Class B shares beneficially owned by ACC. ACC is a Wyoming limited liability company which serves as trustee for the Coors Trust, the Bertha Coors Munroe Trust B, the Grover C. Coors Trust, the Herman F. Coors Trust, the Louise Coors Porter Trust and the May Kistler Coors Trust (collectively, the Coors Family Trusts), and as sole Manager of Cotopaxi Capital, LLC and COTEX Descendants LLC, successors in interest to the Class B shares previously held by the Augusta Coors Collbran Trust (the Coors LLCs). The members of ACC are the various Coors Family Trusts. The Board of Directors of ACC consists of seven members who are various members of the Coors family, including Peter H. Coors, David S. Coors and Peter J. Coors. The Board of Directors of ACC has sole investment power with respect to each Coors Family Trust, and shared investment power with a Coors family member with respect to each Coors LLC. Each member of ACC’s Board of Directors disclaims beneficial ownership of the shares owned by ACC on behalf of the respective Coors Family Trusts except to the extent of his or her pecuniary interest in each trust. An aggregate of 14,600,000 shares of Class B common stock beneficially owned by ACC are pledged as collateral by ACC for the guaranty of the repayment of a loan made by a bank to ACC Financing LLC. ACC Financing LLC is controlled by respective Coors Family Trusts and LLCs which are beneficially owned by ACC. These pledged shares represent approximately $859.8 million in total value, or approximately 7.2% of our total market capitalization, as of the Record Date. ACC has agreed to provide notice to us as soon as practicable upon becoming aware of any active steps to enforce the pledged collateral under the applicable pledge documents for the loans. Based on average daily trading volume in March 2025, it would take approximately six trading days to unwind the total shares pledged by ACC.
(5)	Consists of 3,449,600 Class B common stock (or shares exchangeable for Class B common stock) directly owned by Pentland, of which: (i) 437,000 shares of Class B exchangeable shares are pledged as collateral with an unaffiliated third party for a loan in aggregate principal amount of approximately USD $20.0 million; and (ii) 478,000 Class B exchangeable shares are pledged as collateral with an unaffiliated third party for a loan in the aggregate principal amount of approximately CAD $15.0 million. Pentland has agreed to provide notice to us as soon as practicable after Pentland is notified that active steps to enforce the pledged collateral under the applicable pledge documents for the loans. Based on average daily trading volume in March 2025, it would take approximately one trading day to unwind the total shares pledged by Pentland, assuming conversion of the Class B exchangeable shares into Class B common stock.
(6)	This information is derived solely from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting on beneficial ownership as of December 29, 2023. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(7)	This information is derived solely from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, reporting on beneficial ownership as of December 31, 2023. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(8)	This information is derived solely from the Schedule 13G/A filed by Dodge & Cox with the SEC on February 13, 2024, reporting on beneficial ownership as of December 31, 2023. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

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BENEFICIAL OWNERSHIP

(9)	Includes 2,856 Current RSUs.
(10)	Beneficial ownership for each of Peter H. Coors, David S. Coors and Peter J. Coors does not include 2,520,000 shares of Class A common stock held indirectly by ACC as trustee for the Coors Trust, nor any shares of Class B common stock held by ACC for itself or on behalf of the Coors Family Trusts or Coors LLCs. Each of Peter H. Coors, David S. Coors and Peter J. Coors disclaims beneficial ownership of all shares of Class A common stock and Class B common stock held by ACC except to the extent of his pecuniary interest therein. If Peter H. Coors, David S. Coors or Peter J. Coors were to be attributed beneficial ownership of the shares of Class A common stock held by ACC, each would beneficially own approximately 48.1% of the Class A common stock, subject to the Voting Agreement.
(11)	Represents (i) 15,168 shares of Class B common stock held directly by David S. Coors, (ii) 2,856 Current RSUs, and (iii) 44,879 shares of Class B common stock held indirectly as trustee for the David S Coors Descendant’s Trust U/A dated January 22, 2010.
(12)	Represents (i) 150,688 shares of Class B common stock held directly by Peter H. Coors; (ii) 1,064 shares of Class B common stock held by his wife, Marilyn E. Coors; (iii) 8,396 unvested RSUs; and (iv) 473,166 shares of Class B common stock held indirectly by Peter H. Coors though the Peter H Coors Revocable Trust U/A 7/24/2000.
(13)	Represents (i) 10,870 shares of Class B common stock held directly by Peter J. Coors and (ii) 44,879 shares of Class B common stock held indirectly as trustee for the Peter J. Coors Descendant’s Trust U/A dated January 22, 2010.
(14)	Includes (i) 20,581 DSUs and (ii) 2,856 Current RSUs.
(15)	Includes (i) 508,904 Current Options and (ii) 77,057 shares of Class B common stock held indirectly as trustee for the Gavin Douglas Kilvington Hattersley Spousal Lifetime Access Trust.
(16)	Includes (i) 26,517 DSUs and (ii) 2,856 Current RSUs.
(17)	Represents (i) 186 shares of Class B exchangeable shares held directly by Andrew T. Molson, (ii) 5,259 shares of Class B common stock held directly by Andrew T. Molson, (iii) 2,856 Current RSUs, (iv) 3,000 shares of Class B common stock held indirectly by Molbros AT Inc., and (v) 3,449,600 shares of Class B common stock (or shares exchangeable for Class B common stock) owned by Pentland. Andrew T. Molson is the President of Pentland and shares dispositive power of the Class B common stock beneficially owned by Pentland. The Class B common stock beneficially owned by Pentland are included in Andrew T. Molson’s beneficial ownership as a result of arrangements under the Amended and Restated Stockholders Agreement dated February 9, 2005, between Lincolnshire Holdings Limited, Nooya Investments Limited, Pentland, Eric Molson and Stephen Molson with respect to the securities held by and governance of Pentland. Molbros AT Inc. is a holding company controlled by Andrew T. Molson.
(18)	Geoffrey E. Molson’s Class A holdings represents 1,260 shares of Class A common stock held directly and 372 shares of Class A common stock (or shares directly exchangeable for Class A common stock) indirectly held in a retirement savings plan. His shares of Class B common stock include (i) 2,856 Current RSUs, (ii) 1,198 shares held indirectly in a retirement savings plan, (iii) 1,006 shares (or shares directly exchangeable for Class B common stock) held directly, and (iv) 692 shares (or shares directly exchangeable for Class B common stock) indirectly held in a retirement savings plan.
(19)	Includes (i) 7,320 DSUs and (ii) 2,856 Current RSUs.
(20)	Includes (ii) 15,668 DSUs, (ii) 2,856 Current RSUs and (iii) 16,560 shares directly exchangeable for Class B common stock.
(21)	Includes 184,522 Current Options.
(22)	Includes 78,448 Current Options.
(23)	The group’s beneficial ownership of Class B common stock includes (i) 8,396 unvested RSUs for Peter H. Coors, (ii) 70,086 DSUs, (iii) 773,136 Current Options, (iv) 31,416 Current RSUs and (v) 18,444 Class B exchangeable shares as described in the footnotes above. See footnotes above concerning the beneficial ownership of the Class A common stock (or shares exchangeable for Class A common stock).
(24)	The information reflected in the table above and in this footnote is based on Mr. Yeskov’s most recent Form 4, filed with the SEC on March 5, 2024, as updated by the terms of the termination agreement dated October 17, 2024 entered into with Mr. Yeskov. Includes 49,204 Current Options.

102 |	2025 Proxy Statement

Proxy Materials and Voting Information

What are the Company’s outstanding voting securities?

The outstanding classes of our voting securities include our Class A common stock, par value $0.01 per share (Class A common stock) and our Class B common stock, par value $0.01 per share (Class B common stock). In addition, we have outstanding one share of our Special Class A voting stock, par value $0.01 per share (Special Class A voting stock) and one share of Special Class B voting stock, par value $0.01 per share (Special Class B voting stock) through which the holders of the Class A exchangeable shares (Class A exchangeable shares) issued by Molson Coors Canada Inc., a Canadian corporation and our wholly-owned indirect subsidiary (Exchangeco), and the holders of the Class B exchangeable shares (Class B exchangeable shares) issued by Exchangeco, respectively, may exercise their voting rights with respect to Molson Coors.

Through the voting rights of the special voting stock and a voting trust arrangement, the holders of the Class A exchangeable shares and the Class B exchangeable shares are effectively, subject to additional steps described below, entitled to vote at the Annual Meeting on an equivalent basis with holders of our Class A common stock and Class B common stock, respectively.

Each holder of record of our Class A common stock, our Class B common stock, the Class A exchangeable shares (through our Special Class A voting stock) and the Class B exchangeable shares (through our Special Class B voting stock) is entitled to one vote for each share held, without the ability to cumulate votes on the election of directors.

For more details regarding our various classes of stock, including the differences between our Class A common stock and Class B common stock and our Special Class A voting stock and Special Class B voting stock, and regarding the exchangeable shares issued by Exchangeco, please refer to the “Common Stock and Exchangeable Shares” section of this Proxy Statement.

What is the record date for the Annual Meeting and what does it mean?

The record date for the Annual Meeting is March 21, 2025 (Record Date). Owners of record of our Class A common stock, our Class B common stock, the Class A exchangeable shares (through our Special Class A voting stock) and the Class B exchangeable shares (through our Special Class B voting stock) at the close of business on the Record Date are entitled to:

•receive notice of the Annual Meeting; and
•vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

For additional information about how an owner or a beneficial owner of exchangeable shares issued by Exchangeco may vote at the Annual Meeting, please refer to the “How do I attend and vote at the Annual Meeting?” question.

How many shares are outstanding?

As of the close of business on the Record Date, there were outstanding 2,563,034 shares of Class A common stock, and 190,292,031 shares of Class B common stock, one share of Special Class A voting stock (representing 2,678,963 votes related to the then-outstanding Class A exchangeable shares) and one share of Special Class B voting stock (representing 7,110,946 votes related to the then-outstanding Class B exchangeable shares), each entitled to one vote per share.

2025 Proxy Statement	| 103

QUESTIONS AND ANSWERS

What is the quorum requirement of the Annual Meeting?

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on a matter at the Annual Meeting, present in person or represented by proxy as of the close of business on the Record Date will constitute a quorum for voting at the Annual Meeting. Further, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, will constitute a quorum to take action with respect to that vote on that matter. Abstentions and broker non-votes count as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner.

What are my voting choices for each of the proposals to be voted on at the Annual Meeting; Who is eligible to vote; and What are the voting standards?

Proposal	Eligible to Vote	Voting Choices and Board Recommendation	Voting Standard
Proposal 1: Election of Directors Election of 11 Class A Directors	Class A common stock Class A exchangeable shares(1)	•vote for all nominees •vote for specific nominees •vote withhold on all nominees •vote withhold on specific nominees Our Board recommends a vote FOR each of the nominees.	Plurality of votes present in person or represented by proxy and entitled to vote, voting together as a class; cumulative voting is not permitted
Proposal 1: Election of Directors Election of three Class B Directors	Class B common stock Class B exchangeable shares(1)	•vote for all nominees •vote for specific nominees •vote withhold on all nominees •vote withhold on specific nominees Our Board recommends a vote FOR each of the nominees.	Plurality of votes present in person or represented by proxy and entitled to vote, voting together as a class; cumulative voting is not permitted
Proposal 2: Advisory Vote to Approve NEO Compensation (the Advisory Say-on-Pay Vote)	Class A common stock Class B common stock Class A exchangeable shares(1) Class B exchangeable shares(1)	•vote for the proposal •vote against the proposal •abstain from voting on the proposal Our Board recommends a vote FOR the advisory say-on-pay vote.	Majority of votes cast, voting together as a single class
Proposal 3: Approve the Amendment and Restatement of the Molson Coors Beverage Company Incentive Compensation Plan	Class A common stock Class A exchangeable shares(1)	•vote for the proposal •vote against the proposal •abstain from voting on the proposal Our Board recommends a vote FOR the approval of the amendment and restatement of the plan.	Majority of votes cast
Proposal 4: Ratify Appointment of PwC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	Class A common stock Class A exchangeable shares(1)	•vote for the ratification •vote against the ratification •abstain from voting on the ratification Our Board recommends a vote FOR the ratification.	Majority of votes cast

(1)The voting rights for the exchangeable shares issued by Exchangeco are exercised through the share of our Special Class A voting stock and the share of our Special Class B voting stock, as applicable.

104 |	2025 Proxy Statement

QUESTIONS AND ANSWERS

At the Annual Meeting, the Class A Holders may not cast votes for a greater number of director nominees than the 11 Class A nominees named in this Proxy Statement, and the Class B Holders may not cast votes for a greater number of director nominees than the three Class B nominees named in this Proxy Statement. The 11 Class A director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting or by proxy will be elected. The three Class B director nominees receiving the highest number of “FOR” votes cast at the Annual Meeting or by proxy will be elected.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

Stockholders of record

COMMON STOCK

•	If you own Class A common stock or Class B common stock registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are considered a stockholder of record with respect to those shares; and

EXCHANGEABLE SHARES

•	If you own Class A exchangeable shares or Class B exchangeable shares issued by Exchangeco, you are considered a stockholder of record with respect to those shares.

Beneficial owners

If your shares are held in a brokerage account or by a bank, you are considered a beneficial owner of those shares. In this case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account.

What different methods can I use to vote? If I hold exchangeable shares what is the deadline for submitting my voting instruction card?

IMPORTANT: If you are planning to attend the Annual Meeting in person and vote your shares, please follow the procedures described in the response to the “How do I attend and vote at the Annual Meeting?” question below for information on attending the Annual Meeting.

Written Proxy/Voting Instruction Card

All stockholders of record (including owners of record of exchangeable shares) can vote by written proxy/voting instruction card. If you own exchangeable shares, TSX Trust Company (TSX Trust (formerly known as AST Trust Company)), as trustee of our special voting stock, will vote your shares in accordance with your voting instruction card. If you are a beneficial owner of our common stock or the exchangeable shares, you will receive a written proxy/voting instruction card from your Broker relating to those shares.

By Telephone or via the Internet

All stockholders of record (including owners of record of exchangeable shares) may also submit a proxy/voting instruction card by touch-tone telephone from the U.S., Puerto Rico and Canada using the toll-free telephone number on the proxy/voting instruction card, or via the Internet, using the procedures and instructions described on the proxy/voting instruction card. Beneficial owners (including beneficial owners of exchangeable shares) may submit a proxy/voting instruction card by telephone or via the Internet if their Broker makes those methods available, in which case, the Broker will enclose the instructions with the proxy materials. The telephone and Internet proxy/voting instruction procedures are designed to authenticate stockholders’ identities, to allow stockholders to submit a proxy/voting instruction card for their shares and to confirm that their instructions have been properly recorded.

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In Person at the Annual Meeting

All stockholders of record (including owners of record of exchangeable shares) may vote in person at the Annual Meeting. Owners of record of exchangeable shares and beneficial owners of Class A common stock and Class B common stock may vote in person at the Annual Meeting if they have a legal proxy, as described in the response to the “How do I attend and vote at the Annual Meeting?” question.

Deadline for Delivering Voting Instructions for Exchangeable Shares

If you own exchangeable shares, you must submit your proxy/voting instruction card via mail no later than 5:00 p.m. EDT on May 9, 2025 and by 7:00 a.m. EDT on May 12, 2025 by telephone or Internet.

How do I attend and vote at the Annual Meeting?

Stockholders of Record

COMMON STOCK

You will be asked to present photo identification, such as a driver’s license, in order for us to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card.

EXCHANGEABLE SHARES

You will be asked to present photo identification, such as a driver’s license, in order for us to verify your ownership of shares. If you vote prior to the Annual Meeting, you should indicate your planned attendance at the Annual Meeting when you submit your proxy/voting instruction card. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy, as described below.

Beneficial Owners

Please bring the notice or voting instruction form you received from your Broker, as well as photo identification, for admission to the Annual Meeting. You also may bring your brokerage statement reflecting your ownership as of the Record Date. Please note that upon admittance to the Annual Meeting, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

COMMON STOCK

If your shares are held in “street name,” you should contact your Broker to furnish you with a legal proxy or otherwise vote through the Broker. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. If you do not receive the legal proxy in time, you can follow the procedures above to gain admission to the Annual Meeting. However, you will not be able to vote your shares at the Annual Meeting.

EXCHANGEABLE SHARES

You may exercise voting rights in person at the Annual Meeting by obtaining a proxy from TSX Trust, the trustee who holds the Special Class A voting stock and the Special Class B voting stock, to exercise such voting rights personally at the Annual Meeting. You must instruct your Broker to obtain such proxy from TSX Trust in order to be able to exercise voting rights in person at the meeting and you will not be able to vote your shares at the Annual Meeting without a legal proxy. However, even if you plan to attend the Annual Meeting, we

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recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Important Note: Cameras, sound or video recording equipment or other similar equipment, electronic devices, large bags, briefcases, or packages will not be allowed into the Annual Meeting. We realize that many cellular phones have built-in digital cameras and sound recorders, and while you may bring these phones into the Annual Meeting, you may not use the camera or recording.

How do I vote if I hold shares in my Molson Coors Employees’ Retirement and Savings Plan (Molson Coors Plan)?

According to the trust agreement concerning the Molson Coors Plan, employees holding Molson Coors shares in their retirement plans are entitled to receive proxy materials and vote at the Annual Meeting. If you participate in the Molson Coors Plan, you may give voting instructions for the number of shares of common stock equivalent to the interest in Molson Coors common stock credited to your account as of the Record Date. You may provide voting instructions to Fidelity Management Trust Company, as trustee, through its agent, Broadridge Financial Services Inc. (Broadridge), by completing and returning the proxy/voting instruction card accompanying your proxy materials. The trustee will vote your shares in accordance with your duly executed instructions that must be received via mail no later than 5:00 p.m. EDT on May 9, 2025 and by 7:00 a.m. EDT on May 12, 2025 by telephone or Internet.

If you do not send instructions to Broadridge, then the trustee will vote shares credited to your account in the same proportion on each issue as it votes those shares credited to the accounts of other employees holding Molson Coors shares in the Molson Coors Plan for which it has received voting instructions.

What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders of record should specify their choice for each matter on the enclosed proxy/voting instruction card. If no specific instructions are given, proxies which are signed and returned will be voted:

•FOR the election of all director nominees of the applicable class as set forth in this Proxy Statement;
•FOR the advisory proposal to approve the advisory say-on-pay vote;
•FOR the proposal to amend and restate the Molson Coors Beverage Company Incentive Compensation Plan; and
•FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote on those matters for you at their discretion.

What can I do if I change my mind after I submit a proxy/voting instruction card for my shares?

Holders of our Class A common stock and our Class B common stock may revoke their proxy at any time prior to the completion of voting at the Annual Meeting by:

•giving written notice to our Secretary at one of our Principal Executive Offices;
•delivering a later-dated proxy; or
•voting in person at the Annual Meeting.

Holders of Class A or Class B exchangeable shares may revoke their voting instructions by delivering subsequent voting instructions via mail no later than 5:00 p.m. EDT on May 9, 2025 and by 7:00 a.m. EDT on May 12, 2025 by telephone or Internet.

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QUESTIONS AND ANSWERS

Holders of shares in the Molson Coors Plan may revoke their voting instructions by delivering subsequent voting instructions via mail no later than 5:00 p.m. EDT on May 9, 2025 and by 7:00 a.m. EDT on May 12, 2025 by telephone or Internet.

Beneficial owners of Class A or Class B common stock or exchangeable shares may revoke their proxy by following the instructions provided by their respective Broker.

Your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

What if I am a beneficial owner and do not timely give voting instructions to my broker, or if I am an owner of exchangeable shares and do not timely provide voting instructions?

Common Stock

If you are a beneficial owner you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker in order for your Broker to vote your shares at the Annual Meeting. If you do not timely provide voting instructions to your Broker, whether your shares can be voted by such Broker depends on the type of item being considered for election. Your Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal.

Exchangeable Shares

If you are a holder of record of Class A exchangeable shares and/or Class B exchangeable shares, you must provide your voting instructions by mail, via the internet or by phone no later than 7:00 a.m. EDT on May 12, 2025, in order for TSX Trust to vote your shares at the Annual Meeting. If you are a beneficial owner of exchangeable shares, you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker in order for your Broker to provide voting instructions no later than 7:00 a.m. EDT on May 12, 2025. If you do not or your Broker does not, as applicable, send instructions by this deadline, your exchangeable shares will not be voted on any matter.

The table below sets forth each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions.

Proposal	Class A and Class B common stock	Class A and Class B exchangeable shares	Can Brokers Vote Absent Instructions?
Proposal 1:	Election of Directors	No	No
Proposal 2:	Advisory Say-on-Pay Vote	No	No
Proposal 3:	Approval of the Amendment and Restatement of the Molson Coors Beverage Company Incentive Compensation Plan	Yes*	No*
Proposal 4:	Ratification of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	Yes*	Yes*

*	Only Class A common stock and Class A exchangeable shares are eligible to vote on Proposals 3 and 4

How are abstentions, broker non-votes, and withheld votes counted?

Abstentions and Broker non-votes are included in determining whether a quorum is present, but will not affect the outcome of the vote on any proposal. Withhold votes for any director nominee will have no effect.

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Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the internet?

The Notice of Annual Meeting, Proxy Statement and our Annual Report are available at www.proxyvote.com. Instead of receiving future copies of these documents by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will reduce the impact on the environment and save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record (including Owners of Record of Exchangeable Shares)

If you submit proxy/voting instructions via the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners

If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your Broker regarding the availability of this service.

How are proxies solicited and what is the cost?

The Board is soliciting proxies for the Annual Meeting. We have engaged Georgeson Inc. to assist with the solicitation of proxies for a customary fee of $8,500, plus expenses. We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of record of common stock and/or exchangeable shares. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact; however, they will not receive any additional compensation for these activities.

What if I only received one copy of the proxy materials, even though multiple stockholders reside at my address?

The SEC allows us to deliver a single Notice of Internet Availability of Proxy Materials and a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for our Company and reduce the environmental impact of the Annual Meeting. As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless we have received contrary instructions from one or more of the stockholders at that address. Beneficial owners who desire to eliminate duplicate mailings, or request to receive multiple copies if a single copy is being received, should contact their Broker for more information. Stockholders of record of our common stock and the exchangeable shares should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or call them at 866-540-7095.

Upon written or oral request at the address or telephone number above, a separate copy of the proxy materials will be promptly delivered to any beneficial holder at a shared address to which a single copy of the proxy materials was delivered. However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s Annual Meeting should follow the instructions included in the Notice of Internet Availability that was sent to such stockholder.

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Corporate Structure, Common Stock and Exchangeable Shares

What is the difference between our Class A common stock and Class B common stock?

Generally

Under the terms of our Restated Certificate of Incorporation, our Class A common stock and our Class B common stock are identical in all respects except for their voting rights and as otherwise provided in our Restated Certificate of Incorporation. The Class A common stock and Class B common stock are traded on the NYSE under the symbols TAP.A and TAP, respectively.

Voting Rights

The Class B Holders may vote with respect to the following: (i) any matter required by the Delaware General Corporation Law, as amended (DGCL); (ii) for the election of up to three Class B directors; and (iii) as provided in our Restated Certificate of Incorporation, including, with respect to our advisory say-on-pay vote and those items described below. In all other cases, the right to vote is vested exclusively with the Class A Holders.

Under our Restated Certificate of Incorporation, the Class A Holders and Class B Holders have the right to vote, as separate classes and not jointly, on:

•any merger that requires stockholder approval under the DGCL;
•any sale of all or substantially all of our assets, other than to a related party;
•any proposal to dissolve our Company or any proposal to revoke the dissolution of our Company; or
•any amendment to the Restated Certificate of Incorporation that requires stockholder approval under our Restated Certificate of Incorporation or the DGCL and that would:
–increase or decrease the aggregate number of the authorized shares of Class B common stock;
–change the rights of any shares of Class B common stock;
–change the shares of all or part of Class B common stock into a different number of shares of the same class;
–increase the rights of any other class that is equal or superior to Class B common stock with respect to distribution or dissolution rights (a co-equal class);
–create any new co-equal class of stock;
–other than pursuant to our Restated Certificate of Incorporation, exchange or reclassify any shares of Class B common stock  into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B common stock; or
–limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B common stock.

Director Elections

•The Class A Holders, voting together as a single class, are entitled to elect 12 of our directors, although there is one vacancy, which our Board does not currently plan to fill; and
•The Class B Holders, voting together as a single class, are entitled to elect three of our directors.

Annual Advisory Say-On-Pay Vote

The Class A Holders and Class B Holders, voting together as a single class, are entitled to vote to approve on a non-binding, advisory basis, the compensation of our NEOs.

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Approval of Amendment and Restatement of the Molson Coors Beverage Company Incentive Compensation Plan

The Class A Holders, voting together as a single class, are entitled to vote to approve the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan. The Class B Holders are not entitled to vote on this matter.

Ratification of Independent Registered Public Accounting Firm

The Class A Holders, voting together as a single class, are entitled to vote to ratify the appointment of our independent registered public accounting firm. The Class B Holders are not entitled to vote on this matter.

What are the Class A exchangeable shares and Class B exchangeable shares? How do they vote? How are they different from the Class A common stock and Class B common stock?

The Class A exchangeable shares and Class B exchangeable shares are publicly traded on the TSX under the symbols TPX.A and TPX.B, respectively, and were issued by Exchangeco in connection with the February 2005 merger of Molson Inc. with and into Adolph Coors Company. The Class A exchangeable shares and Class B exchangeable shares were issued to certain shareholders of Molson Inc. by Exchangeco in lieu of receiving our Class A common stock and/or our Class B common stock, respectively. These shares may, subject to certain terms and conditions, be exchanged for our shares of Class A common stock or our Class B common stock, respectively. Until exchanged, the exchangeable shares are intended to be provided substantially the same economic and voting rights as our Class A common stock and our Class B common stock into which each may respectively be exchanged.

Generally, our Special Class A voting stock and our Special Class B voting stock vote together with the Class A common stock and Class B common stock, respectively, on all matters on which such class of our common stock is entitled to vote. Furthermore, the outstanding share of our Special Class A voting stock is entitled to one vote for each outstanding Class A exchangeable share, and the outstanding share of our Special Class B voting stock is entitled to one vote for each outstanding Class B exchangeable share, in each case, excluding shares held by our Company or our subsidiaries.

Through a voting trust arrangement, owners of record of exchangeable shares, other than our Company or our subsidiaries, as of the Record Date are entitled to vote at the annual meetings of holders of the corresponding classes of our common stock. Specifically, such owners of record may provide voting instructions in respect of their exchangeable shares to TSX Trust, as trustee and registered stockholder of the Special Class A voting stock and Special Class B voting stock. TSX Trust, as trustee, is entitled to cast the number of votes equal to the number of then-outstanding Class A exchangeable shares and/or Class B exchangeable shares, as the case may be, but will only cast the number of votes equal to the number of corresponding exchangeable shares as to which it has received voting instructions from the owners of those exchangeable shares on the Record Date, and will cast its votes in accordance with such instructions so received.

I am a holder of exchangeable shares, will I receive additional materials?

No, you will not receive a notice of an annual meeting of the shareholders of Exchangeco, and you will not receive an information circular or proxy for an annual meeting of the shareholders of Exchangeco. The exchangeable shares are non-voting with respect to Exchangeco, except as required by the provisions attached to the exchangeable shares or by applicable law; however, the exchangeable shares (through our special voting stock) may generally vote together with our common stock into which such exchangeable shares may be exchanged. Therefore, this Proxy Statement and the proxy solicitation materials relate solely to our Company, and there will not be a separate annual meeting of Exchangeco.

The holders of exchangeable shares effectively have a participating interest in our Company rather than Exchangeco. It is, therefore, the information relating to the Company that is directly relevant to the voting rights of holders of exchangeable shares in connection with the matters to be transacted at the Annual Meeting. The value of the exchangeable shares is derived from dividend and dissolution entitlements as well as capital appreciation corresponding to our common stock into which such shares may be exchanged. Accordingly, the

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QUESTIONS AND ANSWERS

value of the exchangeable shares may be determined by reference to the consolidated financial performance and condition of our Company, and we believe the information regarding Exchangeco (other than as included in our public disclosure and consolidated financial statements) is not relevant to holders of exchangeable shares when exercising their voting rights on the matters to be transacted at the Annual Meeting.

Board Communications, Stockholder Proposals and Company Documents

How do I communicate with the Board?

Stockholders and other interested parties may communicate directly with our Chair, our Audit Chair, any individual director or the non-employee directors as a group by writing to those individuals or the group at the following address: Molson Coors Beverage Company, c/o Secretary, P.O. Box 4030, BC555, Golden, Colorado 80401. At the direction of our Board, all mail received may be opened and screened for security purposes. All mail, other than items deemed unsuitable by our Secretary (such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys), will be forwarded to the addressee as follows: mail addressed to a particular director will be forwarded or delivered to that director; mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to our chair of the Compensation & HR Committee; and mail addressed to the “Board” will be forwarded or delivered to our Chair.

How do I submit a proposal for action at the 2026 Annual Meeting of Stockholders?

To be eligible for inclusion in our Proxy Statement for the 2026 Annual Meeting of Stockholders proposals must meet the requirements of Rule 14a-8 of the Exchange Act and, must be received by us at one of our Principal Executive Offices by December 3, 2025, unless the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after May 14, 2026, in which case the proposal must be received within a reasonable time before we begin to print and send our proxy materials.

Stockholders who intend to submit proposals not intended to be included in the Proxy Statement or nominations of persons to stand for election to our Board must provide written notice to the Secretary of our Company in compliance with the requirements of our Bylaws. To be timely, notice of a director nomination or any other business for consideration at the stockholders’ meeting must be delivered to our Secretary at one of our Principal Executive Offices no earlier than the close of business on January 14, 2026, and no later than the close of business on February 13, 2026. However, if the date of our 2026 Annual Meeting of Stockholders is more than 20 days before or more than 90 days after the first anniversary of the date of the Annual Meeting, then such notice must be delivered no earlier than the close of business on the 120th calendar day prior to the date of the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th calendar day prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of 2026 Annual Meeting of Stockholders is first made by us.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than our nominees and that if any change occurs with respect to such stockholder’s intent to solicit the holders of the Company’s representing at least 67% of such voting power, such stockholder must notify us promptly). Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 16, 2026.

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Where can I get copies of your corporate governance documents?

Our current Governance Guidelines, Code of Business Conduct, Restated Certificate of Incorporation, Bylaws and written charters for the Audit (and its Technology Subcommittee), Governance, Compensation & HR and Finance Committees are posted on our website at www.molsoncoors.com. Stockholders may also request a free copy of these documents from: Molson Coors Beverage Company, c/o Secretary, P.O. Box 4030, BC555, Golden, Colorado 80401.

Where can I get a copy of the Company’s Annual Report?

You can request to receive a copy of our Annual Report at no charge. Send your written requests to our Secretary at P.O. Box 4030, BC555, Golden, Colorado, 80401. The exhibits to the Annual Report are available upon the payment of charges associated with our cost of reproduction.

You can also obtain copies of the Annual Report and exhibits, as well as other filings we make with the SEC, on our website at www.molsoncoors.com, at www.proxyvote.com or on the SEC’s website at www.sec.gov.

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As of the date of this Proxy Statement, our Company received no proposal, nomination for directors or other business submitted in accordance with its Bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this Proxy Statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of our Board, Molson Coors Beverage Company

Natalie Maciolek
Chief Legal & Government Affairs Officer and Secretary

April 2, 2025

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Use of Non-GAAP Measures

In addition to financial measures presented on the basis of U.S. GAAP, we also use non-GAAP financial measures, as listed and defined below, for operational and financial decision making and to assess Company and segment business performance. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We have provided reconciliations of all historical non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure.

Our management uses these metrics to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe these measures are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance.

•	Underlying Income (Loss) before Income Taxes (Closest GAAP Metric: Income (Loss) Before Income Taxes) – Measure of the Company’s or segment’s income (loss) before income taxes excluding the impact of certain non-GAAP adjustment items from our U.S. GAAP financial statements. Non-GAAP adjustment items include goodwill and other intangible and tangible asset impairments, restructuring and integration related costs, unrealized mark-to-market gains and losses, adjustments to the redemption value of mandatorily redeemable noncontrolling interests, potential or incurred losses related to certain litigation accruals and settlements, impacts of settlement charges related to annuity purchases and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results (non-GAAP adjustment items). We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered nonrecurring. Such adjustments are subjective, involve significant management judgment and can vary substantially from company to company.
•	Underlying net income (loss) attributable to MCBC (Closest GAAP Metric: Net income (loss) attributable to MCBC) – Measure of net income (loss) attributable to MCBC excluding the impact of income (loss) before income tax non-GAAP adjustment items (as defined above), adjustments to the carrying value of redeemable noncontrolling interests resulting from subsequent changes in the redemption value of such interests, the related tax effects of non-GAAP adjustment items and certain other discrete tax items.
•	Underlying net income (loss) attributable to MCBC per diluted share (also referred to as Underlying Diluted Earnings per Share) (Closest GAAP Metric: Net Income (loss) attributable to MCBC per diluted share) – Measure of underlying net income (loss) attributable to MCBC (as defined above) per diluted share. If applicable, a reported net loss attributable to MCBC per diluted share is calculated using the basic share count due to dilutive shares being antidilutive. If underlying net income (loss) attributable to MCBC becomes income excluding the impact of our non-GAAP adjustment items, we include the incremental dilutive shares, using the treasury stock method, into the dilutive shares outstanding.
•	Underlying effective tax rate (Closest GAAP Metric: Effective Tax Rate) – Measure of the Company’s effective tax rate excluding the related tax impact of pre-tax non-GAAP adjustment items (as defined above) and certain other discrete tax items. Discrete tax items include certain significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items.
•	Underlying Free Cash Flow (Closest GAAP Metric: Net Cash Provided by (Used in) Operating Activities) – Measure of the Company’s operating cash flow calculated as Net Cash Provided by (Used In) Operating Activities less Additions to property, plant and equipment, net and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items (as defined above). We consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-GAAP adjustment items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure.

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ANNEX A

•	Net debt and net debt to underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") (Closest GAAP Metrics: Cash, Debt, & Net Income (Loss)) – Measure of the Company’s leverage calculated as net debt (defined as current portion of long-term debt and short-term borrowings plus long-term debt less cash and cash equivalents) divided by the trailing twelve month underlying EBITDA. Underlying EBITDA is calculated as Net income (loss) excluding Interest expense (income), net Income tax expense (benefit), depreciation and amortization, and the impact of non-GAAP adjustment items (as defined above). This measure is not the same as the Company’s maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA.
•	Constant currency – Constant currency is a non-GAAP measure utilized to measure performance, excluding the impact of translational and certain transactional foreign currency movements, and is intended to be indicative of results in local currency. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. We present all percentage changes for net sales and underlying income (loss) before income taxes in constant currency and calculate the impact of foreign exchange by translating our current period local currency results (that also include the impact of the comparable prior period currency hedging activities) at the average exchange rates during the respective period throughout the year used to translate the financial statements in the comparable prior year period. The result is the current period results in U.S. dollars, as if foreign exchange rates had not changed from the prior year period. Additionally, we exclude any transactional foreign currency impacts, reported within the other non-operating income (expense), net line item, from our current period results.

Our long-term targets for any of the measures noted above are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide long-term targets for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Reconciliations to Nearest U.S. GAAP Measures

Underlying Income (Loss) Before Income Taxes, Net Income (Loss) attributable to MCBC and Net Income (Loss) attributable to MCBC per diluted share

	For the year ended December 31, 2024
			Net income (loss)
	Income (loss) before income	Net income (loss)	attributable to MCBC per
($ in millions, except per share data) (Unaudited)	taxes	attributable to MCBC	diluted share
Reported (U.S. GAAP)	1,503.0	1,122.4	5.35
Non-GAAP adjustments (pre-tax)
Restructuring(1)	106.8	106.8	0.51
(Gains) and losses on disposals(4)	36.5	36.5	0.17
Unrealized mark-to-market (gains) losses	(34.1)	(34.1)	(0.16)
Other items(2)	(1.7)	(1.7)	(0.01)
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	(16.4)	(0.08)
Adjustment for redeemable noncontrolling interest recorded to the redemption value(5)	—	36.6	0.17

Underlying (Non-GAAP)	1,610.5	1,250.1	5.96

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ANNEX A

	For the year ended December 31, 2023
			Net income (loss)
	Income (loss) before income	Net income (loss)	attributable to MCBC per
($ in millions, except per share data) (Unaudited)	taxes	attributable to MCBC	diluted share
Reported (U.S. GAAP)	1,252.5	948.9	4.37
Non-GAAP adjustments (pre-tax)
Restructuring	4.1	4.1	0.02
Intangible and tangible asset impairments, excluding goodwill(3)	160.8	160.8	0.74
(Gains) and losses on disposals(4)	10.8	10.8	0.05
Unrealized mark-to-market (gains) losses	98.9	98.9	0.46
Other items	4.1	4.1	0.02
Tax effects of income before income tax non-GAAP adjustments and discrete tax items	—	(48.2)	(0.22)

Underlying (Non-GAAP)	1,531.2	1,179.4	5.43

(1)	During the third quarter of 2024, we made the decision to wind down or sell certain U.S. craft businesses and related facilities within the Americas segment. As a result, we recorded employee-related and asset abandonment charges, including accelerated depreciation in excess of normal depreciation of $83.7 million and $93.6 million for the three months ended and year ended December 31, 2024, respectively.
(2)	During the three months ended December 31, 2024, we further increased our investment in ZOA resulting in consolidation and recognized a gain of $77.9 million in other operating (expense), net, within the Americas segment representing the difference between the fair value and the carrying value of our previously held equity interest on the acquisition date.

During the third quarter of 2024, we recorded a non-cash pension settlement loss of $34.0 million within other pension and postretirement benefits (costs), net in Unallocated as a result of annuity purchases for two of our Canadian pension plans.

During the third quarter of 2024, we increased our mandatorily redeemable NCI liability to the final redemption value related to the buyout of the remaining ownership interest in CBPL. As a result, we recorded an increase in interest expense within our EMEA&APAC segment of $45.8 million.

(3)	During the fourth quarter of 2023, we recorded a $160.7 million partial impairment charge to our indefinite-lived intangible asset related tothe Staropramen family of brands in our EMEA&APAC segment within other operating income (expense), net in the consolidated statements of operations.
(4)	We recognized a loss of $41.2 million on the disposal of certain U.S. craft businesses for the year ended December 31, 2024.

During the third quarter of 2023, we sold our controlling interest in the Truss joint venture within our Americas segment and recognized a loss of $11.1 million.

(5)	During the third quarter of 2024, we recorded a $36.6 million adjustment to net (income) loss attributable to noncontrolling interests related to the change in redemption value of CBPL.

Effective Tax Rate

	For the year ended
	December 31, 2024	December 31, 2023
(U.S GAAP) Effective Tax Rate	23.0%	23.6%
Tax effect of non-GAAP adjustment items(1)	(0.5%)	(1.1%)
Underlying (Non-GAAP) Effective Tax Rate	22.5%	22.5%

(1)	Adjustments related to the tax effect of non-GAAP adjustment items, as well as certain discrete tax items excluded from our underlying effective tax rate. Discrete tax items include significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items.

The change in tax effect of non-GAAP adjustment items for the year ended December 31, 2024 included the impacts from (i) the $45.8 million adjustment recorded to interest expense to increase the mandatorily redeemable NCI liability related to CBPL recorded in the third quarter of 2024, which is non-deductible for tax purposes, and (ii) the valuation allowance on deferred tax assets resulting from the sale of certain U.S. craft businesses recorded in the third quarter of 2024. The tax effect of those adjustments was partially offset by the non-taxable gain of $77.9 million recognized upon the consolidation of ZOA in the fourth quarter of 2024. The change in tax effect of non-GAAP adjustment items for the year ended December 31, 2023, included the impacts from recognition of approximately $9.0 million of discrete tax expense recorded in U.S. GAAP in the fourth quarter.

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ANNEX A

Underlying Free Cash Flow

	For the year ended
($ in millions)	December 31, 2024	December 31, 2023
(U.S GAAP) Net Cash Provided By (Used In) Operating Activities	1,910.3	2,079.0
Less: Additions to properties(1)	(674.1)	(671.5)
Add/Less: Cash impact of non-GAAP adjustment items(2)	4.4	12.5
(Non-GAAP) Underlying Free Cash Flow	1,240.6	1,420.0

(1)	Included in net cash provided by (used in) investing activities.
(2)	Included in net cash provided by (used in) investing activities and primarily reflects costs paid for restructuring activities for the years ended December 31, 2024 and December 31, 2023.

Net Debt and Net Debt to Underlying EBITDA Ratio

	For the year ended
($ in millions (except net debt to underlying EBITDA))	December 31, 2024	December 31, 2023
Current portion of long-term debt and short-term borrowings	32.2	911.8
Add: Long-term debt	6,113.9	5,312.1
Less: Cash and cash equivalents	969.3	868.9
Net Debt	5,176.8	5,355.0
(Non-GAAP) Underlying EBITDA(1)	2,477.1	2,422.6
(Non-GAAP) Net debt to underlying EBITDA	2.09	2.21

(1)	Represents underlying EBITDA on a trailing twelve month basis.

Underlying EBITDA

	As of
($ in millions)	December 31, 2024	December 31, 2023
(U.S GAAP) Net income (loss) attributable to MCBC	1,122.4	948.9
Add: Net income (loss) attributable to noncontrolling interests	35.3	7.5
Net income (loss)	1,157.7	956.4
Add: Interest expense (income), net	247.3	208.6
Add: Income tax expense (benefit)	345.3	296.1
Add: Depreciation and amortization	759.4	682.8
Non-GAAP adjustments to arrive at underlying EBITDA(1)	(32.6)	278.7
(Non-GAAP) Underlying EBITDA	2,477.1	2,422.6

(1)	Includes pre-tax adjustments to Net income (loss) related to non-GAAP adjustment items as described in other non-GAAP reconciliation tables above excluding non-GAAP adjustments to interest expense (income), net, and depreciation and amortization.

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Molson Coors Beverage Company

Incentive Compensation Plan

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APPENDIX A

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APPENDIX A

Molson Coors Beverage Company

Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Molson Coors Beverage Company, a Delaware corporation, (hereinafter referred to, together with its Affiliates and Subsidiaries (as hereinafter defined), as the “Company”, except where the context otherwise requires), establishes an incentive compensation plan to be known as the Incentive Compensation Plan (the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

The Plan became effective upon February 9, 2005 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 hereof. The Plan has been amended from time to time and is hereby amended and restated effective May 14, 2025 (the “Restatement Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Restatement Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any corporation or other entity, including but not limited to partnerships and joint ventures, with respect to which the Company, directly or indirectly, owns as applicable (a) stock possessing more than twenty percent (20%) of the total combined voting power of all classes of stock entitled to vote, or more than twenty percent (20%) of the total value of all shares of all classes of stock of such corporation, or (b) an aggregate of more than twenty percent (20%) of the profits interest or capital interest of a non-corporate entity; provided that if an Award that is “deferred compensation” within the meaning of Section 409A of the Code, then with respect to any entity in which the Company owns less than a fifty percent (50%) interest, the Committee has determined prior to the granting of such Award that there are legitimate business criteria for treating such entity as an Affiliate for purposes of the Plan.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.4 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.

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2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8 “Cause” unless otherwise defined in the instrument evidencing an Award or in a written employment, service or other agreement between the Participant and the Company or an Affiliate means the Participant’s:

(a) Continued failure to substantially perform his duties with the Company;

(b) Commission of a felony;

(c) Engagement in illegal conduct, an act of dishonesty, or other conduct, that the Committee, in its sole discretion, determines to be injurious to the Company;

(d) Willful breach of a material provision of the Company’s ethical code of conduct as determined by the Committee; or

(e) Material breach of fiduciary duties to the Company.

Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or service agreement which defines “Cause” (or words of similar import), such definition and any procedures relating to the determination thereof set forth in such agreement shall govern the determination of whether “Cause” has occurred for purposes of the Plan.

2.9 “Change in Control” unless otherwise defined in the instrument evidencing an Award or in a written employment, service or other agreement between the Participant and the Company or an Affiliate means the occurrence of any of the following events after the Effective Date:

(a) The acquisition or holding by any Person of Beneficial Ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board of Directors (the “Outstanding Company Voting Securities”) in excess of the Outstanding Company Voting Securities held by the Voting Trust; provided, that for purposes of this Section 2.9, any such acquisition or holding by any of the following entities shall not by itself constitute a Change in Control: (i) a Person who on the Effective Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (ii) the Company or any Subsidiary, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries;

(b) Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the Nominating Committee and/or the subcommittees of such Nominating Committee in accordance with the Company’s Restated Certificate of Incorporation and By-laws shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (i) the Voting Trust continues to hold, directly or indirectly, more than fifty percent (50%) of the Outstanding Company Voting Securities of the Company or a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more direct or indirect subsidiaries (the Company or such other entity resulting from Business Combination, the “Successor Entity”); and (ii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including individuals deemed to be members of the Incumbent Board by reason of

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the proviso to paragraph (b) of this Section 2.9) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) A complete liquidation or dissolution of the Company.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

2.11 “Committee” means the Compensation and Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.12 “Company” means, where the context requires, Molson Coors Beverage Company, a Delaware corporation, any successor thereto as provided in Article 21 herein. As set forth in Section 1.1, references herein to Company shall also include Affiliates as the context requires.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Effective Date” has the meaning set forth in Section 1.1.

2.15 “Employee” means any employee of the Company, and/or its Affiliates.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or the arithmetic mean of selling prices of a Share reported on the New York Stock Exchange (“NYSE”), or if not the NYSE, on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date, the preceding trading day, the next succeeding trading day, or an arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period, that is within thirty (30) days before or thirty (30) days after the applicable date as determined by the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an Option price, the commitment to grant such Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation 1.409A-1(b)(5)(iv)(B). Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however that in the absence of such determination, Fair Market Value means the arithmetic mean of the high and low sales prices for a Share as reported by the NYSE (or such other principal exchange) on the applicable date, or if no sales occurred that day, on the most recent date upon which sales did occur; and, provided further, that upon a broker-assisted exercise of an Option, the FMV shall be the price at which the Shares are sold by the broker.

2.18 “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.20 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

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2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.22 “Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Nonemployee Director” means a Director who is not an Employee.

2.24 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.

2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30 “Performance Measures” means measures as described in Article 11 on which performance goals are based.

2.31 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32 “Performance Share” means an Award under Article 9 herein and subject to the terms of the Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33 “Performance Unit” means an Award under Article 9 herein and subject to the terms of the Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.35 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36 “Plan” means this Molson Coors Beverage Company Incentive Compensation Plan.

2.37 “Plan Year” means the Company’s fiscal year, unless the Committee has designated the calendar year, as the applicable Plan Year under a particular Award.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.39 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

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2.40 “Service Vesting Awards” means an Award, the vesting of which is contingent solely on the continued service of the Participant as an Employee or a Director.

2.41 “Share” means a share of Class B common stock of the Company, $0.01 par value per share.

2.42 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.43 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.44 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.45 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company and/or its Affiliates that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.46 “Voting Trust” means the voting trust established under the Class A Common Stock Molson Coors Brewing Company Voting Trust Agreement.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 19, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Affiliates operate. The Committee shall not permit Awards to be transferred to unrelated third parties for value prior to their vesting or exercise, except as otherwise permitted prior to March 15, 2010.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; and (c) take other actions with respect to such Awards to the extent consistent with applicable law and the resolution providing such authorization; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

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3.4 Claims. A Participant who wishes to appeal any determination of the Committee concerning an Award granted pursuant to the Plan shall notify the Committee in a writing, which shall state the basis for the appeal. The appeal shall be filed with the Committee within 30 days after the date the Participant received the determination from the Committee. The written appeal may be filed by the Participant’s authorized representative. The Committee shall review the appeal and issue its decision within 90 days after it receives the Participant’s appeal. If the Committee needs additional time to review the appeal, it shall notify the Participant in writing and specify when it expects to render its decision. After completion of its review, the Committee shall notify the Participant of its decision in writing, which shall state the reasons for the Committee’s decision. If, after the completion of the procedure set forth in the preceding paragraph, the Participant wishes to further pursue the appeal, the appeal shall be submitted to, and determined through, binding arbitration in Milwaukee, Wisconsin in accordance with the arbitration procedures of the American Arbitration Association (“AAA”) existing at the time the arbitration is conducted, before a single arbitrator chosen in accordance with AAA procedures. The decision of the arbitrator shall be enforceable as a court judgment.

3.5 Repricing Prohibited. Notwithstanding any provision of the Plan to the contrary, and except for adjustments permitted by Section 4.4, the Committee shall not have the right, without shareowner approval, to (a) decrease the exercise price of an Option or SAR after it is granted; (b) cancel an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another option, restricted stock, or other equity award; or (c) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 28,500,000 Shares.

(b) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 28,500,000.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent Shares are actually delivered. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. The following Shares shall not again be made available for issuance as Awards under the Plan: (a) Shares actually issued under the Plan in a Stock Option exercise even if repurchased by the Company; (b) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, or (c) Shares used to pay the exercise price or withholding taxes related to an outstanding Award. The Shares available for delivery under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options: The maximum aggregate number of Shares subject to Options granted in any one (1) Plan Year to any one (1) Participant shall be 500,000 Shares.

(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one (1) Plan Year to any one (1) Participant shall be 500,000 Shares.

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one (1) Plan Year to any one (1) Participant shall be 250,000.

(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one (1) Participant may receive in any one (1) Plan Year shall be 250,000 Shares if such Award is payable in Shares, or equal to the value of 250,000 Shares if such Award is payable in cash or property other than Shares with such amount determined as of the earlier of the vesting date or the payout date.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one (1) Participant with respect to any one (1) Plan Year may not exceed $10,000,000.

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(f) Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one (1) Plan Year to any one (1) Participant shall be 250,000 Shares.

(g) Awards to Nonemployee Directors: Notwithstanding any other provision of the Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Awards (computed as of the date of grant in accordance with applicable financial accounting rules) that may be granted or awarded to any one Nonemployee Director in any Plan Year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers) solely with respect to service as a Nonemployee Director, shall not exceed $750,000. The Board may at any time provide any Nonemployee Director with a retainer or other fee in addition to the amount stated above, including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 19, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

With respect to Options and SARs, any such substitutions or adjustments shall not be made if it would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code. In addition, with respect to Options, any such substitutions or adjustments under this Section 4.4 shall be based on the intrinsic value of such Option as determined by the Committee, in its discretion, as of the date of such substitution or adjustment. For the absence of doubt, the intrinsic value of “out-of-the-money” Options shall equal zero.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Third-Party Service Providers.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions

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upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, and in the absence of any such specification, the Option shall be an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under the Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (a) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (b) set at a premium to the FMV of the Shares on the date of grant, or (c) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under the Plan or any other compensation plan mentioned by the Company, or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant.

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(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value other than by will or by the laws of descent and distribution; provided, that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11 Substituting SARs. Only in the event the Company is not accounting for equity compensation under ASC 718, the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted SARs are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (a) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (b) set at a premium to the FMV of the Shares on the date of grant, or (c) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

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Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for value until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted

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Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and except as expressly provided by the Committee in the Award Agreement, Restricted Stock Units shall be paid in Shares.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Molson Coors Beverage Company Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Molson Coors Beverage Company.

8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which,

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depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

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10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock- Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11. Performance Measures. The performance goals established by the Committee for the payment or vesting of an Award shall include but not be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue, or sales);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total stockholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share;

(o) Profit after capital charge;

(p) Customer satisfaction; and

(q) Balance sheet and statement of cash flow measures (including but not limited to, working capital amounts and levels of short and long-term debt).

Any Performance Measure(s) may be used to measure the performance of the Company and/or its Affiliates as a whole or any business unit of the Company and/or its Affiliates or any combination thereof, for one performance period or averaged over time, as the Committee may deem appropriate, or any of the above

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Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, and, may, but need not be, based on a change or an increase or positive result. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11 or such other factors as the Committee shall determine.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following items: (a) litigation or claim judgments or settlements, (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (c) foreign exchange gains and losses, (d) Special Items, and (e) Non-Core Items. The Committee may also provide in any such Award (i) that the Company’s effective income tax rate taken into account for purposes of a performance measure be based on a rolling average over more than one taxing period, or (ii) that foreign exchange gains and losses will be measured based on a predetermined foreign exchange rate established when the award is granted.

“Non-Core Items” means, among other items specified by the Committee, charges incurred or benefits realized that the Company does not believe to be indicative of its core operations, or the Company believes are significant to its current operating results warranting adjustment to U.S. GAAP results, but does not qualify for classification as a Special Item; specifically, such items are considered to be one of the following: (a) acquisition and integration related costs, (b) unrealized mark-to-market gains and losses, (c) gains and losses on sales of non-operating assets, (d) other non-core items, or (d) certain material discrete tax benefits, all of which must be identified as non-GAAP adjustments in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K.

“Special Items” means, among other items specified by the Committee, charges incurred or benefits realized that either the Company does not believe to be indicative of its core operations, or it believes are significant to its current operating results warranting separate classification; specifically, such items are considered to be one of the following: (a) infrequent or unusual items; (b) impairment or asset abandonment losses; (c) restructuring charges and other atypical employee-related costs; or (d) fees on termination of significant operating agreements and gains (losses) on disposal of investments, all of which must be identified in the audited financial statements, including footnotes, of the Company’s Annual Report on Form 10-K.

Article 12. [Reserved]

Article 13. Nonemployee Director Awards

All Awards to Nonemployee Directors shall be determined by the Board or the Committee. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than an Option or Stock Appreciation Right), to be credited as of dividend payment dates, as determined by the Committee. Such dividends or dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, dividends or dividend equivalents credited in connection with an Award shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend equivalents have been credited.

Article 15. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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Article 16. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferral consistent with the requirements of Article 23.

Article 17. Rights of Participants

17.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Articles 3 and 19, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

17.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

17.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18. Change in Control

18.1 Change in Control of the Company. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article 18 shall apply in the event of a Change in Control, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, service or other agreement between the Participant and the Company.

Upon a Change in Control, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are Service Vesting Awards shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 18.2 (a “Replacement Award”) is provided to the Participant pursuant to Section 4.4 to replace such Award (the “Replaced Award”). The treatment of any other Awards shall be as determined by the Committee and reflected in the applicable Award Agreement.

18.2 Replacement Awards. An Award shall meet the conditions of this Section 18.2 (and hence qualify as a Replacement Award) if: (a) it has a value at least equal to the value of the Replaced Award; (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 18.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

18.3 Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than for Cause, (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such

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termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

“Termination of employment”, “termination of service”, “termination of directorship”, or words of similar import, as used in the Plan mean, for purposes of any payments under the Plan that are payments of deferred compensation subject to Code Section 409A, the Participant’s “separation from service” as defined in Code Section 409A. For this purpose, a “separation from service” is deemed to occur on the date that the Company, and the Participant reasonably anticipate that the level of bona fide services the Participant would perform for the Company and/or any Affiliates after that date (whether as an employee, director or Third-Party Service Provider) would permanently decrease to a level that, based on the facts and circumstances, would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The Committee retains the right and discretion to specify, and may specify, whether a separation from service occurs for individuals providing services to the Company or an Affiliate immediately prior to an asset purchase transaction in which the Company or an Affiliate is the seller who provide services to a buyer after and in connection with such asset purchase transaction; provided, such specification is made in accordance with the requirements of Treasury Regulation Section 1.409A-1(h)(4).

Article 19. Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the NYSE Listed Company Manual/the Nasdaq issuer rules.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

With respect to an Option or SAR, any such substitutions or adjustments shall not be made if it would cause such Option or SAR to be treated as deferred compensation subject to taxes and penalties under Section 409A of the Code.

19.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 20. Withholding

20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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Article 21. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. General Provisions

22.1 Forfeiture Events

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company and/or its Affiliates, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c) All Awards (including Awards that have vested in accordance with the applicable Award Agreement) shall be subject to the Company’s recoupment policies for incentive compensation as approved by the Board or the Committee, including any subsequent amendments thereto and any such other policies for “clawback” of incentive or other compensation as may be approved from time to time by the Board or the Committee, including without limitation, any amendments or other policies which the Company has adopted or may be required to adopt under Section 10D of the Exchange Act, implementing rules and regulations thereunder and applicable listing standards, or as otherwise required by law. Any Award Agreement will be automatically unilaterally amended to comply with any such recoupment policies.

22.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

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(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Affiliates operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates shall be covered by the Plan;

(b) Determine which Employees and/or Directors, or Third-Party Service Providers outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and/or its Affiliates. All payments to be made hereunder shall be paid from the general funds of the Company and/or its Affiliates, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, and/or its Affiliates’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

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22.14 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.15 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company and/or its Affiliates to take any action which such entity deems to be necessary or appropriate.

22.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

22.17 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by Delaware law.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 23. Compliance with Code Section 409A

23.1 Awards Subject to Section 409A. The provisions of this Article 23 shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “409A Award”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. The Plan and Awards granted under the Plan are intended to be exempt from or comply with the requirements of Code Section 409A and the Plan and Awards shall be interpreted accordingly. The preceding provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to any Participant under the Plan. The Company shall not be liable to any Participant for any Award that is determined to result in an additional tax, penalty, or interest under Code Section 409A, nor for reporting in good faith any payment made under the Plan as an amount includible in gross income under Code Section 409A. Nothing in the Plan or any Award shall require the Company to provide any Participant with any gross-up for any tax, interest or penalty incurred by the Participant under Code Section 409A.

23.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Code Section 409A, the following rules shall apply to any deferral and/or elections as to the form of distribution (each, an “Election”) that may be permitted or required by the Committee pursuant to a 409A Award:

(a) Any Election must be in writing and specify the amount being deferred, and the time and form of distribution as permitted by the Plan.

(b) Any Election shall become irrevocable as of the deadline specified by the Committee, which shall not be later than December 31 of the year preceding the year in which services relating to the Award commence; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the deadline may be no later than six (6) months prior to the end of such performance period.

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(c) Unless otherwise provided by the Committee, an Election shall continue in effect until a written election to revoke or change such Election is received by the Committee, prior to the last day for making an Election for the subsequent year.

23.3 Subsequent Elections. Except as otherwise permitted or required by Code Section 409A, any 409A Award which permits a subsequent Election to further defer the distribution or change the form of distribution shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution upon separation from service, a specified time, or a change in control as defined in Section 23.4(e) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution to be made at a specified time or pursuant to a fixed schedule shall be made less than twelve (12) months prior to the date the first scheduled payment would otherwise be made.

23.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than:

(a) Separation from service (as defined in Section 18.3 of the Plan);

(b) The date the Participant becomes Disabled (as defined below);

(c) The Participant’s death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (ii) specified by the Participant in an Election complying with the requirements of Section 23.2 and/or 23.3, as applicable; or

(e) A change in control within the meaning of Treasury Regulation Section 1.409A-3(i)(5). For avoidance of doubt, this is not the same as the term defined in Section 2.9.

23.5 Six Month Delay. Notwithstanding anything herein to the contrary, to the extent that distribution of a 409A Award is triggered by a Participant’s separation from service, if the Participant is then a “specified employee” (as defined in Code Section 409A), no distribution may be made before the date which is six (6) months after such Participant’s separation from service, or, if earlier, the date of the Participant’s death.

23.6 Disabled. If a 409A Award provides for distribution upon the Participant’s becoming Disabled, “disabled” shall mean:

(a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

Unless the Award Agreement otherwise provides, all distributions payable by reason of a Participant becoming disabled shall be distributed as provided in the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.

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23.7 Death. Unless the Award Agreement otherwise provides, if a Participant dies before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts, to the extent vested, shall be distributed as provided in the Participants Election. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum within 90 days following the date of the Participant’s death.

23.8 No Acceleration of Distributions. The Plan does not permit the acceleration of the time or schedule of any distribution under a 409A Award, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

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Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V66566-P25951-Z89535 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! Yes No To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MOLSON COORS BEVERAGE COMPANY P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card). MOLSON COORS BEVERAGE COMPANY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Molson Coors Beverage Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. VOTE ON DIRECTORS: VOTE ON PROPOSALS: NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please indicate if you plan to attend this meeting. 3. To approve the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan. 01) David S. Coors 02) Peter J. Coors 03) Mary Lynn Ferguson-McHugh 04) Gavin D. K. Hattersley 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Nessa O'Sullivan 08) H. Sanford Riley 09) Jill Timm 10) Leroy J. Williams, Jr. 11) James “Sandy” A. Winnefeld, Jr. SCAN TO VIEW MATERIALS & VOTEw

V66567-P25951-Z89535 MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Gavin D. K. Hattersley and Natalie G. Maciolek, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 21, 2025, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4, AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION. MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Beverage Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025 Marriott Chateau Champlain Hotel, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada Cut-off Date For Holders of Class A Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 13, 2025. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V66568-P25951-Z89535 ! ! ! For All Withhold All For All Except For Against Abstain ! ! Yes No To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MOLSON COORS BEVERAGE COMPANY P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card). MOLSON COORS BEVERAGE COMPANY 1. Election of Directors Nominees: The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. VOTE ON DIRECTORS: 01) Christian P. Cocks 02) Roger G. Eaton 03) Charles M. Herington VOTE ON PROPOSAL: 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V66569-P25951-Z89535 MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Beverage Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in the Molson Coors Employees' Retirement and Savings Plan For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025 Marriott Chateau Champlain Hotel, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada Cut-off Date For Holders of Class B Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 13, 2025. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. Cut-off Date For Participants in the Molson Coors Employees' Retirement and Savings Plan Voting instructions from participants in the Molson Coors Employees’ Retirement and Savings Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Gavin D. K. Hattersley and Natalie G. Maciolek, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 21, 2025, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. Participants in the Molson Coors Employees' Retirement and Savings Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the shares of Molson Coors Beverage Company attributed to the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2 AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V66575-P26087 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! ! ! MOLSON COORS BEVERAGE COMPANY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. 3. To approve the amendment and restatement of the Molson Coors Beverage Company Incentive Compensation Plan. 4. To ratify the appointment of PricewaterhouseCoopers LLP as Molson Coors Beverage Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. Please indicate if you plan to attend this meeting. VOTE ON DIRECTORS: 01) David S. Coors 02) Peter J. Coors 03) Mary Lynn Ferguson-McHugh 04) Gavin D. K. Hattersley 05) Andrew T. Molson 06) Geoffrey E. Molson 07) Nessa O'Sullivan 08) H. Sanford Riley 09) Jill Timm 10) Leroy J. Williams, Jr. 11) James “Sandy” A. Winnefeld, Jr. The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposals 2, 3 and 4. VOTE ON PROPOSALS: Yes No SCAN TO VIEW MATERIALS & VOTEw MOLSON COORS CANADA INC. P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card).

V66576-P26087 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class A Common Stock of Molson Coors Beverage Company Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025 Marriott Chateau Champlain Hotel, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada Cut-off Date For Holders of Class A Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 13, 2025. Cut-off Date For Holders of Class A Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class A Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class A Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Gavin D. K. Hattersley and Natalie G. Maciolek, or each of them, with full power of substitution, as proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class A Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 21, 2025, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class A Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the Class A exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4, AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.

Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. V66577-P26087 ! ! ! For All Withhold All For All Except MOLSON COORS BEVERAGE COMPANY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Christian P. Cocks 02) Roger G. Eaton 03) Charles M. Herington Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends a vote "FOR" each of the director nominees listed and "FOR" Proposal 2. 2. To approve, in a non-binding advisory vote, the compensation of Molson Coors Beverage Company's named executive officers. NOTE: Such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof. 1. Election of Directors VOTE ON DIRECTORS: Yes No VOTE ON PROPOSAL: ! ! ! ! ! For Against Abstain SCAN TO VIEW MATERIALS & VOTEw MOLSON COORS CANADA INC. P.O. BOX 4030 BC 555 GOLDEN, COLORADO 80401 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until the cut-off date (on the reverse side of this proxy card). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Molson Coors Beverage Company c/o Broadridge Financial Solutions, Inc. ("Broadridge"), 51 Mercedes Way, Edgewood, NY 11717, to be received by the cut-off date (on the reverse side of this proxy card).

V66578-P26087 MOLSON COORS BEVERAGE COMPANY PROXY/VOTING INSTRUCTIONS FOR Holders of Class B Common Stock of Molson Coors Beverage Company Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Or Participants in Molson Coors Employees' Retirement and Savings Plan For the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025 Marriott Chateau Champlain Hotel, 1050 Rue De la Gauchetière O, Montréal, QC H3B 4C9, Canada Cut-off Date For Holders of Class B Common Stock of Molson Coors Beverage Company If you are not attending the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, your voting instructions must be received by Broadridge no later than 11:59 P.M. EDT on May 13, 2025. Cut-off Date For Holders of Class B Exchangeable Shares of Molson Coors Canada Inc. Voting instructions from holders of Class B Exchangeable Shares of Molson Coors Canada Inc. must be received by Broadridge (as agent for TSX Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. Cut-off Date For Participants in the Molson Coors Employees' Retirement and Savings Plan Voting instructions from participants in the Molson Coors Employees’ Retirement and Savings Plan must be received by Broadridge (as agent for Fidelity Management Trust Company, as Trustee) no later than 5:00 P.M. EDT on May 9, 2025 for mailed in ballots and by 7:00 A.M. EDT on May 12, 2025 if voting by telephone or Internet. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MOLSON COORS BEVERAGE COMPANY This proxy is solicited on behalf of the Board of Directors Holders of Class B Common Stock of Molson Coors Beverage Company: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby appoints Gavin D. K. Hattersley and Natalie G. Maciolek, or each of them, with full power of substitution, as a proxy or proxies to represent the individual at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, or any adjournment or postponement thereof and to vote thereat, as designated on the proxy/voting instruction card or as voted via telephone or the Internet, all the shares of Class B Common Stock of Molson Coors Beverage Company held of record by the undersigned at the close of business on March 21, 2025, with all the power that the individual would possess if personally present, in accordance with the individual's voting instructions. Holders of Class B Exchangeable Shares of Molson Coors Canada Inc.: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs TSX Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the Class B exchangeable shares of Molson Coors Canada Inc. held of record by the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. Participants in the Molson Coors Employees' Retirement and Savings Plan: The individual providing voting instructions noted in the proxy/voting instruction card or via telephone or the Internet to Broadridge, hereby instructs and directs Fidelity Management Trust Company, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of Molson Coors Beverage Company to be held on May 14, 2025, all the voting rights related to the shares of Molson Coors Beverage Company attributed to the individual at the close of business on March 21, 2025, in accordance with the individual's voting instructions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2 AS LISTED ON THE PROXY/VOTING INSTRUCTION CARD AND/OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS' RECOMMENDATION.